The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-269386
Subject to Completion
Preliminary Prospectus Supplement dated February 2, 2023

PROSPECTUS SUPPLEMENT
(To prospectus dated January 24, 2023)
Shares
Ellington Financial Inc.
% Series C Fixed-Rate Reset Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 Per Share)
We are offering             shares of our             % Series C Fixed-Rate Reset Cumulative Redeemable Preferred Stock, $0.001 par value per share, with a liquidation preference of $25.00 per share (the “Series C Preferred Stock”) by this prospectus supplement and the accompanying prospectus. Holders of the Series C Preferred Stock will be entitled to receive cumulative cash dividends based on the stated liquidation preference of $25.00 per share at a rate equal to (i) from and including the original issue date to, but excluding, April 30, 2028,             % per annum (equivalent to $             per annum per share) and (ii) from and including April 30, 2028, during each Reset Period (as defined herein), the five-year treasury rate as of the most recent reset dividend determination date (as described elsewhere in this prospectus supplement) plus             % per annum. Dividends will be payable quarterly in arrears on or about the 30th day of January, April, July and October of each year, when and as declared, beginning on April 30, 2023 (short first Dividend Period (as defined herein)). Dividends will accumulate and be cumulative from, and including, the original issue date of the Series C Preferred Stock.
The Series C Preferred Stock is not redeemable by us prior to April 30, 2028, except under circumstances where it is necessary to allow us to qualify and maintain our qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes and except as described below upon the occurrence of a Change of Control (as defined herein). On or after April 30, 2028, we may, at our option, subject to certain procedural requirements, redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $25.00 per share of the Series C Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest. In addition, upon the occurrence of a Change of Control, we may, at our option, subject to certain procedural requirements, redeem the Series C Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share of the Series C Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest. The Series C Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption, and will remain outstanding indefinitely unless repurchased or redeemed by us or converted into shares of our common stock, par value $0.001 per share (our “common stock”), in connection with a Change of Control by the holders of the Series C Preferred Stock.
Upon the occurrence of a Change of Control, provided that the Common Stock Authorization (as defined herein) has occurred at or prior to such Change of Control, each holder of the Series C Preferred Stock will have the right (subject to our election to redeem the Series C Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined herein)) to convert some or all of the shares of the Series C Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of the Series C Preferred Stock equal to the lesser of:
•the quotient obtained by dividing (i) the sum of the $25.00 per share liquidation preference of the Series C Preferred Stock plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date (as defined herein) and prior to the corresponding dividend payment date (as defined herein) for the Series C Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price (as defined herein); and
• (the “Share Cap”), subject to certain adjustments as explained herein;

in each case, on the terms and subject to the conditions described in this prospectus supplement, including provisions for the receipt, under specified circumstances, of alternative consideration as described in this prospectus supplement.
If, following a Change of Control, the Common Stock Authorization has not occurred and we have not exercised our option to redeem the Series C Preferred Stock as described above, we will increase the cumulative dividend rate by 300 basis points per annum. Holders of shares of the Series C Preferred Stock will be entitled to receive cumulative cash dividends from, and including, the first date on which the Change of Control has occurred at the increased rate for so long as we have not exercised our option to redeem the Series C Preferred Stock.
No current market exists for the Series C Preferred Stock. We intend to apply to list the shares of the Series C Preferred Stock on the New York Stock Exchange (the “NYSE”) under the symbol “EFC PR C.” If the application is approved, trading of the Series C Preferred Stock on the NYSE is expected to commence within 30 days after the original issue date of the Series C Preferred Stock. Our common stock is traded on the NYSE under the symbol “EFC.”
There are restrictions on ownership and transfer of the Series C Preferred Stock intended to allow us to qualify and maintain our qualification as a REIT. Please see the sections entitled “Description of the Series C Preferred Stock—Restrictions on Ownership and Transfer” in this prospectus supplement, and “Description of Preferred Stock—Restrictions on Transfer,” and “Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws” in the accompanying prospectus. In addition, except under limited circumstances as described in this prospectus supplement, holders of the Series C Preferred Stock generally do not have any voting rights.
Investing in the Series C Preferred Stock involves a number of risks. Before making a decision to invest in the Series C Preferred Stock, you should read the discussion of material risks of investing in the Series C Preferred Stock in “Risk Factors” beginning on page S-12 of this prospectus supplement and in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, which have been filed with the Securities and Exchange Commission (the “SEC”) and are incorporated by reference in this prospectus supplement and the accompanying prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total(1)
Public offering price	$	$
Underwriting discounts	$	$
Proceeds, before expenses, to Ellington Financial Inc.	$	$
(1) Assumes no exercise of the underwriters’ over-allotment option.
We have granted the underwriters the option to purchase up to an additional shares of the Series C Preferred Stock from us, solely to cover over-allotments, if any, at the public offering price per share, less the underwriting discount, within 30 days of the date of this prospectus supplement.
__________________

Delivery of the shares of the Series C Preferred Stock will be made on or about February , 2023, only in book-entry form through The Depository Trust Company.

______________________

Sole Book-Running Manager

Piper Sandler

The date of this prospectus supplement is February , 2023.

TABLE OF CONTENTS
Prospectus Supplement
Prospectus
    You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered by these documents and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is current only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since such dates.
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and also adds to and updates information contained in the accompanying prospectus and information incorporated by reference from filings we make with the U.S. Securities and Exchange Commission, or "SEC," under the Securities Exchange Act of 1934, as amended, or "Exchange Act," prior to the date hereof. The second part is the accompanying prospectus, which gives more general information.
This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information" in this prospectus supplement and the accompanying prospectus. To the extent that there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in the information incorporated by reference from any of our filings with the SEC under the Exchange Act prior to the date hereof, on the other hand, the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the SEC under the Exchange Act after the date of this prospectus supplement that adds to, updates or changes information contained in this prospectus supplement, the accompanying prospectus or an earlier filing we made with the SEC under the Exchange Act shall be deemed to modify and supersede such information in this prospectus supplement, the accompanying prospectus or the earlier filing.
Except where the context suggests otherwise, "we," "us," and “our” refer to Ellington Financial Inc. and its consolidated subsidiaries, including Ellington Financial Operating Partnership LLC, our operating partnership subsidiary, which we refer to as our “Operating Partnership.” On March 1, 2019, we completed our conversion from a Delaware limited liability company named Ellington Financial LLC into a Delaware corporation named Ellington Financial Inc.
We conduct all of our operations and business activities through our Operating Partnership. Our “Manager” refers to Ellington Financial Management LLC, our external manager, and “Ellington” refers to Ellington Management Group, L.L.C. and its affiliated investment advisory firms, including our Manager. In certain instances, references to our Manager and services to be provided to us by our Manager may also include services provided by Ellington and its other affiliates from time to time.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
We make forward-looking statements in this prospectus supplement and accompanying prospectus and the documents that are incorporated by reference into those documents that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, cash flow and plans and objectives, as well as statements about our preliminary financial results that remain subject to financial statement closing and review procedures, including audit by our independent registered public accounting firm. When we use the words "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek," or similar expressions or their negative forms, or refer to strategies, plans, or intentions, we intend to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act and as such, these statements may involve known and unknown risks, uncertainties, and assumptions.
Forward-looking statements are based on our beliefs, assumptions and expectations of our future operations, business strategies, performance, financial condition, liquidity and prospects, taking into account information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed, anticipated or contemplated in our forward-looking statements. You should carefully consider these risks before you invest in the Series C Preferred Stock. The following factors are examples of those that could cause actual results to vary materially from our forward-looking statements:
•our ability to accurately forecast the payment of future dividends on our common and preferred stock, and the amount of such dividends;
•changes in the value of our investments, including negative changes resulting in margin calls related to the financing of our assets;
•difficult conditions in the markets for our assets, including the market-related and other impacts of pandemics involving infectious diseases, such as the COVID-19 pandemic;
•the effect of the U.S. Federal Reserve’s and the U.S. Treasury’s actions and programs on the liquidity of the capital markets and the impact and timing of any further programs or regulations implemented by the U.S. government or its agencies;
•the federal conservatorship of the Federal National Mortgage Association, or “Fannie Mae,” and the Federal Home Loan Mortgage Corporation, or “Freddie Mac,” and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae, Freddie Mac, the Government National Mortgage Association, within the U.S. Department of Housing and Urban Development, or “Ginnie Mae,” and the U.S. government;
•the impact of the downgrade of the long-term credit ratings of the United States, Fannie Mae, Freddie Mac and Ginnie Mae;
•changes in prepayments of the mortgages and other loans underlying our Agency RMBS (as defined below);
•the volatility of our target markets and of the market value of our assets, including our ability to accurately determine the fair market value of our assets;
•increased rates of default and/or decreased recovery rates on our assets;
•the degree to which our hedging strategies may or may not protect us from, or expose us to, credit or interest rate risk;
•changes in our business and strategy;
•availability, terms and deployment of capital;
•changes in interest rates and the market value of our investments;
•our ability to maintain existing financing agreements, obtain future financing arrangements and the terms of such arrangements;
•how pandemics involving infectious diseases, such as COVID-19, may affect us, our operations and the personnel supplied to us by our Manager;
•changes in the real estate and debt securities markets;
•global economic trends and economic conditions, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates, labor shortages, currency fluctuations and challenges in global supply chains;
S-iii

•legislative or regulatory changes (including tax law changes and changes to laws governing the regulation of investment companies);
•the potential unavailability of the London Interbank Offered Rate after June 30, 2023;
•our Manager’s ability to hire and retain qualified personnel;
•changes in our industry;
•availability of investment opportunities;
•the degree and nature of our competition;
•adjustments made in connection with the completion of our financial statement closing and review procedures for the quarter and year ended December 31, 2022 or changes to the assumptions relied on in preparing our preliminary financial results;
•changes to generally accepted accounting principles in the United States, or "U.S. GAAP";
•market volatility;
•changes in government regulations or loan modification programs affecting our business;
•our ability to maintain our qualification, and successfully operate our business as a real estate investment trust, or "REIT," under the Internal Revenue Code of 1986, as amended, or the "Internal Revenue Code";
•our ability to maintain our exclusion from registration under the Investment Company Act of 1940, as amended, or “Investment Company Act”; and
•risks associated with investing in real estate assets, including changes in business conditions and the general economy.
These and other risks, uncertainties and other important factors identified, or incorporated by reference in this prospectus supplement and accompanying prospectus, including, but not limited to, those described under the caption "Risk Factors" in this prospectus supplement and accompanying prospectus, as well as those described under the captions "Risk Factors," "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and “Quantitative and Qualitative Disclosures about Market Risk” in our most recent Annual Report on Form 10-K and in our subsequently filed Quarterly Reports on Form 10-Q and in the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus, could cause our actual results to differ materially from those projected or implied in any forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. See "Where You Can Find More Information" below.
S-iv

WHERE YOU CAN FIND MORE INFORMATION
Our SEC filings, including our registration statement, are available to you on the SEC’s website at www.sec.gov. In addition, copies of our SEC filings are available free of charge through our website (www.ellingtonfinancial.com) as soon as reasonably practicable after filing with the SEC. The information contained on, or otherwise accessible through our website is not part of, or incorporated by reference into, this prospectus supplement or the accompanying prospectus.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement and the accompanying prospectus and the registration statement was effective upon filing. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC’s rules and regulations. For further information about us and the Series C Preferred Stock, we refer you to the registration statement and to such exhibits and schedules. Statements contained in this prospectus supplement and the accompanying prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

S-v

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to "incorporate by reference" into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document which is incorporated by reference in this prospectus supplement and the accompanying prospectus after the filing of this prospectus supplement and before the date that the offering of the shares of the Series C Preferred Stock by means of this prospectus supplement and the accompanying prospectus is completed will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus from an earlier filing.
We incorporate by reference the following documents or information filed with the SEC into this prospectus supplement and the accompanying prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021;
•Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022;
•Our Current Reports on Form 8-K filed on January 7, 2022, January 21, 2022, February 7, 2022, March 7, 2022, March 31, 2022, April 7, 2022, May 2, 2022, May 17, 2022, June 7, 2022, July 8, 2022, August 5, 2022, September 8, 2022, October 6, 2022, November 7, 2022 (with respect to Item 8.01 and the associated Exhibit 99.1 only), December 7, 2022, January 5, 2023, January 10, 2023 and January 25, 2023;
•Our Current Report on Form 8-K/A filed on November 17, 2022;
•The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 29, 2022;
•The description of our common stock incorporated by reference in our registration statement on Form 8-A/A filed with the SEC on March 4, 2019 under the Exchange Act, including any amendment or report filed for the purpose of updating such description;
•The description of our Series A Preferred Stock in our registration statement on Form 8-A filed on October 21, 2019 under the Exchange Act, including any amendment or report filed for the purpose of updating such description;
•The description of our Series B Preferred Stock in our registration statement on Form 8-A filed on December 10, 2021 under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and
•All documents filed with the SEC by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the completion of the offer and sale of the Series C Preferred Stock pursuant to this prospectus supplement and the accompanying prospectus.
To obtain a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents), please contact us in writing or by phone at:
Ellington Financial Inc.
53 Forest Avenue
Old Greenwich, CT 06870
(203) 409-3575
S-vi

SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before making a decision to invest in the Series C Preferred Stock. You should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, carefully before making an investment decision, especially the risks of investing in the Series C Preferred Stock discussed under “Risk Factors” herein and therein and our consolidated financial statements and notes to those consolidated financial statements incorporated by reference herein and therein.
Our Company
We acquire and manage mortgage-related, consumer-related, corporate-related, and other financial assets. Our primary objective is to generate attractive, risk-adjusted total returns for our stockholders by making investments that we believe compensate us appropriately for the risks associated with them. We seek to attain this objective by utilizing an opportunistic strategy. We are externally managed and advised by our Manager, an affiliate of Ellington. Ellington is a registered investment adviser with a 28-year history of investing in the credit markets.
Our targeted asset classes currently include investments in the U.S. and Europe (as applicable) in the categories listed below. Subject to maintaining our qualification as a REIT, we expect to continue to invest in these targeted asset classes.
•residential mortgage loans, including (i) residential mortgage loans that are not deemed to be "qualified mortgage," or "QM," loans under the rules of the Consumer Financial Protection Bureau, or "non-QM loans," (ii) residential transition loans, and (iii) non-performing and re-performing residential mortgage loans, or "residential NPLs and RPLs"s;
•commercial mortgage loans, commercial mortgage-backed securities, or "CMBS," and other commercial real estate debt;
•residential mortgage-backed securities, or "RMBS," for which the principal and interest payments are guaranteed by a U.S. government agency or a U.S. government-sponsored entity, or "Agency RMBS";
•RMBS backed by U.S. residential mortgage loans for which the principal and interest payments are not guaranteed by a U.S. government agency or a U.S. government-sponsored entity, or "non-Agency RMBS"; and RMBS backed by European residential mortgage loans, or "European RMBS";
•retained tranches from non-Agency RMBS securitizations to which we have contributed assets, including non-QM loan securitizations;
•consumer loans and asset-backed securities, or "ABS," including ABS backed by consumer loans, and retained tranches from securitizations to which we have contributed consumer loan assets;
•residential reverse mortgage loans, including home equity conversion mortgage loans, or “HECMs,” which are insured by the FHA and which are eligible for inclusion in GNMA-guaranteed HECM-backed MBS, or “HMBS,” and “proprietary reverse mortgage loans,” which are not insured by the FHA, as well as mortgage servicing rights, or “MSRs” related to reverse mortgage loans and held by our subsidiary Longbridge Financial, LLC (“Longbridge”);
•collateralized loan obligations, or "CLOs," including retained tranches from CLO securitizations;
•mortgage-related and non-mortgage-related derivatives;
•strategic equity and/or debt investments in companies from which we purchase, or may in the future purchase, targeted assets, and other strategic investments in companies related to our business; and
•other investments, including corporate debt and equity securities and corporate loans.
Subject to maintaining our qualification as a REIT, we opportunistically utilize derivatives and other hedging instruments to hedge our interest rate risk, yield spread risk, credit risk, and foreign currency risk.
Our investments in residential and commercial mortgage loans may consist of performing, non-performing, or sub-performing loans. In addition, we may from time to time acquire real property. We also have made, and may in the future make, investments in the debt and/or equity of other entities engaged in loan-related businesses, such as loan originators and mortgage-related entities. We made a non-controlling investment in Longbridge in September 2014, and in October 2022, we completed the purchase of a controlling stake in the company (the “Longbridge Transaction”). As a result of the Longbridge Transaction, beginning with the three-month period ended December 31, 2022, we consolidate Longbridge and have two reportable segments.
In connection with our investments in loan originators, we may also enter into flow agreements that will allow us to purchase loans from those originators in accordance with the parameters set forth in the applicable flow agreement. We also opportunistically engage in relative value trading strategies, whereby we seek to identify and capitalize on short-term pricing disparities in various equity and/or fixed-income markets.

Our "credit portfolio," which includes all of our assets other than Agency RMBS, has historically been the primary driver of our risk and return, and we expect that this will continue in the near to medium term. We also maintain a highly leveraged portfolio of Agency RMBS to take advantage of opportunities in that market sector, to help maintain our exclusion from registration as an investment company under the Investment Company Act, and to help maintain our qualification as a REIT. Unless we acquire very substantial amounts of whole mortgage loans or there are changes to the rules and regulations applicable to us under the Investment Company Act and/or to our qualification as a REIT, we expect that we will continue to maintain some amount of Agency RMBS.
Our Corporate Information
We were formed as a Delaware limited liability company in 2007, and became a Delaware corporation on March 1, 2019 upon completion of our conversion. We have elected to be treated as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2019. Our principal executive offices are located at 53 Forest Avenue, Old Greenwich, CT 06870. Our telephone number is (203) 409-3575. Our internet address is www.ellingtonfinancial.com. Our internet website, and the information contained therein or connected thereto, does not constitute part of this prospectus supplement or the accompanying prospectus.
Recent Developments

Preliminary Estimates of Net Income per Share of Common Stock and Adjusted Distributable Earnings per Share of Common Stock for the Quarter Ended December 31, 2022 and Book Value per Share of Common Stock as of December 31, 2022
Although our financial results for the quarter ended December 31, 2022 are not yet finalized, on a preliminary basis we estimate the following:
•Net income per share of common stock is estimated to be in the range of $0.36 to $0.38 for the quarter ended December 31, 2022.
•Adjusted distributable earnings per share of common stock is estimated to be in the range of $0.40 to $0.44 for the quarter ended December 31, 2022. Adjusted distributable earnings is a non-GAAP financial measure. See "Reconciliation of Adjusted Distributable Earnings per Share of Common Stock to Net Income per Share of Common Stock" below for an explanation regarding the calculation of adjusted distributable earnings.
•Book value per share of common stock as of December 31, 2022 is estimated to be $15.05. This estimate includes the effect of the previously announced monthly dividend of $0.15 per share of common stock, payable on January 25, 2023 to holders of record on December 30, 2022, with an ex-dividend date of December 29, 2022.
Our financial statement closing and review procedures for the quarter ended December 31, 2022 are not yet complete and, as a result, the financial results information set forth above reflects our preliminary estimate with respect to such information, based on information currently available to management. Our actual financial results as of and for the quarter ended December 31, 2022 may differ materially from these preliminary financial results, and may be outside the estimated ranges. Further, these preliminary estimates are not a comprehensive statement or estimate of our financial results or financial condition as of and for the quarter ended December 31, 2022. These preliminary estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP and they are not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not place undue reliance on these preliminary estimates.
These preliminary estimates, which are the responsibility of our management, were prepared by our management and are based upon a number of assumptions. Additional items that may require adjustments to these preliminary estimates may be identified and could result in material changes to these preliminary estimates. Preliminary estimates of results are inherently uncertain and we undertake no obligation to update this information. See “Special Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included or incorporated by reference herein for factors that could impact our actual financial results. The estimated financial data included in this prospectus supplement has been prepared by us and is our responsibility. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying estimated financial data and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or provide any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in this prospectus supplement relates to our previously issued financial statements. It does not extend to the estimated financial data and should not be read to do so.
Reconciliation of Adjusted Distributable Earnings per Share of Common Stock to Net Income per Share of Common Stock
Above, we present an estimated range of our adjusted distributable earnings per share of common stock for the quarter ended December 31, 2022. We calculate adjusted distributable earnings as U.S. GAAP net income as adjusted for: (i) realized and unrealized gain (loss) on securities and loans, REO, financial derivatives (excluding periodic settlements on interest rate swaps), any borrowings carried at fair value, and foreign currency transactions; (ii) incentive fee to affiliate; (iii) catch-up premium amortization adjustment

(as described below); (iv) non-cash equity compensation expense; (v) provision for income taxes; (vi) certain non-capitalized transaction costs; and (vii) other income or loss items that are of a non-recurring nature. For certain investments in unconsolidated entities, we include the relevant components of net operating income in adjusted distributable earnings. The catch-up premium amortization adjustment is a quarterly adjustment to premium amortization triggered by changes in actual and projected prepayments on our Agency RMBS (accompanied by a corresponding offsetting adjustment to realized and unrealized gains and losses). The adjustment is calculated as of the beginning of each quarter based on our then-current assumptions about cashflows and prepayments, and can vary significantly from quarter to quarter.
Adjusted distributable earnings is a supplemental non-GAAP financial measure. We believe that the presentation of adjusted distributable earnings provides information useful to investors, because: (i) we believe that it is a useful indicator of both current and projected long-term financial performance, in that it excludes the impact of certain current-period earnings components that we believe are less useful in forecasting long-term performance and dividend-paying ability; (ii) we use it to evaluate the effective net yield provided by our portfolio, after the effects of financial leverage; and (iii) we believe that presenting adjusted distributable earnings assists investors in measuring and evaluating our operating performance, and comparing our operating performance to that of our residential mortgage REIT peers. Please note, however, that: (I) our calculation of adjusted distributable earnings may differ from the calculation of similarly titled non-GAAP financial measures by our peers, with the result that these non-GAAP financial measures might not be directly comparable; and (II) adjusted distributable earnings excludes certain items that may impact the amount of cash that is actually available for distribution.
In addition, because adjusted distributable earnings is an incomplete measure of our financial results and differs from net income computed in accordance with U.S. GAAP, it should be considered supplementary to, and not as a substitute for, net income computed in accordance with U.S. GAAP.
Furthermore, adjusted distributable earnings is different from REIT taxable income. As a result, the determination of whether we have met the requirement to distribute at least 90% of our annual REIT taxable income (subject to certain adjustments) to our stockholders, in order to maintain our qualification as a REIT, is not based on whether we distributed 90% of our adjusted distributable earnings.
In setting dividends, our board of directors considers our earnings, liquidity, financial condition, REIT distribution requirements, and financial covenants, along with other factors that our board of directors may deem relevant from time to time.
The following table reconciles, for the quarter ended December 31, 2022, our estimated range of adjusted distributable earnings per share of common stock to our estimated range of net income per share of common stock, which we believe is the most directly comparable U.S. GAAP measure:

	Estimated Lower Bound	Estimated Upper Bound
Net Income (Loss) before dividends on preferred stock	$0.42	$0.44
Dividends on preferred stock	(0.06)	(0.06)
Net Income (Loss)	0.36	0.38
Income tax expense (benefit)	(0.05)	(0.05)
Net Income (Loss) before income tax expense (benefit)	0.31	0.33
Adjustments:
Realized and unrealized (gains)losses, net(1)	(0.02)	0.02
Incentive fee to affiliate	—	—
Non-capitalized transaction costs and other expense adjustments	0.05	0.07
Adjusted distributable earnings from investments in unconsolidated entities and other adjustments(2)	0.02	0.04
Adjusted Distributable Earnings	$0.40	$0.44
(1)Includes adjustments for certain realized and unrealized (gains) losses on securities and loans, REO, mortgage servicing rights, financial derivatives, secured borrowings, at fair value, senior notes, at fair value, foreign currency transactions, and investments in unconsolidated entities.
(2)Includes net interest income and operating expenses for certain investments in unconsolidated entities as well as negative (positive) component of interest income represented by Catch-up Premium Amortization Adjustment.

THE OFFERING

This summary of the offering provides a brief overview of the key aspects of the Series C Preferred Stock. You should read carefully this prospectus supplement and the accompanying prospectus to understand fully the terms of the Series C Preferred Stock, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the Series C Preferred Stock. You should pay special attention to the “Risk Factors” section of this prospectus supplement to determine whether an investment in the Series C Preferred Stock is appropriate for you.

In this prospectus supplement, (i) our “Junior Stock” means our common stock and all other classes or series of stock we may issue in the future with terms specifically providing that such stock ranks junior to the Series C Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (ii) our “Parity Stock” means our 6.750% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.001 par value per share, with a liquidation preference of $25.00 per share (the “Series A Preferred Stock”), our 6.250% Series B Fixed-Rate Reset Cumulative Redeemable Preferred Stock, $0.001 par value per share, with a liquidation preference of $25.00 per share (the “Series B Preferred Stock”), and all other classes or series of stock we may issue in the future with terms specifically providing that such stock ranks on a parity with the Series C Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, and (iii) our “Senior Stock” means all classes or series of stock we may issue in the future with terms specifically providing that such stock ranks senior to the Series C Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up.

Issuer	Ellington Financial Inc.

Securities Offered	We are offering shares of % Series C Fixed-Rate Reset Cumulative Redeemable Preferred Stock ($ aggregate liquidation preference), with each share of the Series C Preferred Stock having a par value of $0.001 and a liquidation preference of $25.00, plus up to an additional shares that we will issue and sell in the event the underwriters exercise their over-allotment option.

We may elect from time to time to issue additional shares of the Series C Preferred Stock without notice to, or consent from, the existing holders of the Series C Preferred Stock, and all such additional shares of the Series C Preferred Stock would be deemed to form a single series with the shares of the Series C Preferred Stock offered by this prospectus supplement and the accompanying prospectus.

Dividends
Holders of the Series C Preferred Stock will be entitled to receive cumulative cash dividends based on the stated liquidation preference of $25.00 per share at a rate equal to (i) from and including the original issue date to, but excluding, April 30, 2028 (the “First Reset Date”),         % per annum (equivalent to $          per annum per share of the Series C Preferred Stock) and (ii) from and including the First Reset Date, during each Reset Period, the five-year treasury rate as of the most recent Reset Dividend Determination Date (as defined below) plus % per annum.
A “Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date, whether or not a business day. A “Reset Period” means the period from, and including, the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from, and including, each Reset Date to, but excluding, the next following Reset Date. A “Reset Dividend Determination Date” means, in respect of any Reset Period, the day falling three business days prior to the beginning of such Reset Period.
Dividends will be payable quarterly in arrears on or about the 30th day of January, April, July and October of each year (each, a “dividend payment date”), when and as declared, provided, however, that if any dividend payment date is not a business day, as defined in the certificate of designations (as defined herein), then the dividend which would otherwise have been payable on that dividend payment date may be paid, at our option, on either the immediately preceding business day or the next succeeding business day, except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day. Dividends payable for any Dividend Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Dividends will accumulate and be cumulative from, and including, the original issue date, which is expected to be February        , 2023. The first dividend, payable on or about April 30, 2023 (short first Dividend Period) in the amount of $          per share of the Series C Preferred Stock, will be paid to the persons who are the holders of record of the Series C Preferred Stock at the close of business on the corresponding dividend record date, which will be on or about March 31, 2023.
If, following a Change of Control (as defined below), the Common Stock Authorization (as defined below) has not occurred and we have not exercised our option to redeem the Series C Preferred Stock as described below, we will increase the cumulative dividend rate by 300 basis points per annum. Holders of shares of the Series C Preferred Stock will be entitled to receive cumulative cash dividends from, and including, the first date on which the Change of Control has occurred at the increased rate for so long as we have not exercised our option to redeem the Series C Preferred Stock.

No Maturity	The Series C Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series C Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set aside funds to redeem the Series C Preferred Stock.

Optional Redemption	The Series C Preferred Stock is perpetual and has no maturity date. Generally, the Series C Preferred Stock is not redeemable by us prior to April 30, 2028, except under circumstances where it is necessary to allow us to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes and except as described below under “Description of the Series C Preferred Stock—Redemption—Special Optional Redemption.” On or after April 30, 2028, we may, at our option, subject to certain procedural requirements, redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $25.00 per share of the Series C Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest. See “Description of the Series C Preferred Stock—Redemption—Optional Redemption.” The holders of the Series C Preferred Stock will not have the right to require redemption.

Special Optional Redemption
Upon the occurrence of a Change of Control, we may, at our option, subject to certain procedural requirements, redeem the Series C Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share of the Series C Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest. If, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of the Series C Preferred Stock (whether pursuant to our optional redemption right described above or this special optional redemption right), the holders of the Series C Preferred Stock will not have any right to convert the Series C Preferred Stock as described below under “Description of the Series C Preferred Stock—Conversion Rights” with respect to the shares of the Series C Preferred Stock called for redemption. Please see the section entitled “Description of the Series C Preferred Stock—Redemption—Special Optional Redemption” in this prospectus supplement.

A “Change of Control” is deemed to occur when, after the original issuance of the Series C Preferred Stock, the following have occurred and are continuing:

•the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our capital stock entitling that person to exercise more than 50% of the total voting power of all our capital stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American LLC (the “NYSE American”) or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or the Nasdaq Stock Market.

Conversion Rights
Upon the occurrence of a Change of Control, provided that the Common Stock Authorization has occurred at or prior to such Change of Control, each holder of the Series C Preferred Stock will have the right, subject to our election to redeem the Series C Preferred Stock in whole or in part prior to the Change of Control Conversion Date, to convert some or all of the shares of the Series C Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of the Series C Preferred Stock equal to the lesser of:

•the quotient obtained by dividing (i) the sum of the $25.00 per share liquidation preference of the Series C Preferred Stock plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series C Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price; and

•         , subject to adjustments to this Share Cap for any splits, subdivisions or combinations of our common stock;

in each case, on the terms and subject to the conditions described in this prospectus supplement, including provisions for the receipt, under specified circumstances, of alternative consideration as described in this prospectus supplement.

As of January 31, 2023, out of the 100,000,000 shares of common stock authorized for issuance under our certificate of incorporation, we had (i) 66,548,248 shares of common stock issued and outstanding and (ii) 26,431,812 shares of common stock reserved for issuance that may be issuable upon a full exercise by the holders of our Series A Preferred Stock and our Series B Preferred Stock of their conversion rights (up to the exchange cap set forth in the certificate of designations establishing the Series A Preferred Stock and the certificate of designations establishing the Series B Preferred Stock, respectively), leaving 7,019,940 shares of common stock authorized and available for issuance. On January 31, 2023, our board of directors approved an amendment to our certificate of incorporation to increase the total authorized number of shares of our common stock from 100,000,000 to 200,000,000 (the “Charter Amendment”) and authorized our officers to include the Charter Amendment in a definitive proxy statement to be filed with the SEC which, among other things, will solicit the vote of our common stockholders at our annual meeting to be held in May 2023 (the “2023 Annual Meeting”), or through proxy representation, to approve the Charter Amendment. The conversion rights of holders of the Series C Preferred Stock are contingent on the “Common Stock Authorization,” which consists of (1) the approval of the Charter Amendment by our stockholders at the 2023 Annual Meeting, or any other amendment to increase the number of our authorized shares of common stock by an amount in excess of the Exchange Cap (as defined below) whether at our 2023 Annual Meeting or otherwise, and (2) the subsequent filing of an amendment to our certificate of incorporation to effect the increased number of authorized shares of common stock provided for therein. Promptly following the Common Stock Authorization, our board of directors intends to pass a resolution reserving the shares of our common stock that may be issuable upon a full exercise by the holders of Series C Preferred Stock of their conversion rights, up to the Exchange Cap (as defined herein).

For definitions of “Change of Control Conversion Date” and “Common Stock Price” and a description of certain adjustments and provisions for the receipt of alternative consideration that may be applicable to the conversion of the Series C Preferred Stock in the event of a Change of Control, and for other important information, please see the section entitled “Description of the Series C Preferred Stock—Conversion Rights.”

Liquidation Preference	If we liquidate, dissolve or wind up, holders of the Series C Preferred Stock will have the right to receive $25.00 per share of the Series C Preferred Stock, plus any accumulated and unpaid dividends to, but excluding, the date of payment, before any payment is made to the holders of our common stock and the holders of any other Junior Stock we may issue in the future. Please see the section entitled “Description of the Series C Preferred Stock—Liquidation Preference."

Voting Rights	Holders of the Series C Preferred Stock will generally have no voting rights. However, if we do not pay dividends on the Series C Preferred Stock for six or more quarterly Dividend Periods (whether or not consecutive), the holders of the Series C Preferred Stock, voting as a single class with the holders of the Series A Preferred Stock, the Series B Preferred Stock and the holders of all other classes or series of our preferred stock we may issue in the future upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series C Preferred Stock in the election referred to below, will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay all dividends that we owe on the Series C Preferred Stock, subject to certain limitations described in the section entitled “Description of the Series C Preferred Stock—Voting Rights.” In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series C Preferred Stock, voting as a single class with the holders of the Series A Preferred Stock, the Series B Preferred Stock and the holders of all other classes or series of our preferred stock we may issue in the future upon which like voting rights have been conferred and are exercisable, is required for us to authorize or issue any class or series of Senior Stock, to amend any provision of our certificate of incorporation (as defined herein) so as to materially and adversely affect any rights of the Series C Preferred Stock or to take certain other actions. Please see the section entitled “Description of the Series C Preferred Stock—Voting Rights."

Ranking
The Series C Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:
•senior to all classes or series of our common stock and any other Junior Stock we may issue in the future;

•on a parity with our Series A Preferred Stock, the Series B Preferred Stock and any other Parity Stock we may issue in the future;

•junior to any Senior Stock we may issue in the future; and
•effectively junior to all of our existing and future indebtedness (including indebtedness convertible into or exchangeable for our common stock or preferred stock) and other liabilities and to all liabilities and preferred equity of our existing subsidiaries and any future subsidiaries.
As of December 31, 2022, we and our subsidiaries had approximately $12.4 billion of total indebtedness, which includes approximately $7.8 billion of non-recourse HMBS-related obligations that we now consolidate in our financial statements as a result of the Longbridge Transaction. Certain of our existing or future debt instruments may restrict the authorization, payment or setting apart of dividends on the Series C Preferred Stock.

Information Rights	During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of the Series C Preferred Stock are outstanding, we will use our best efforts to (i) transmit through our website at www.ellingtonfinancial.com (or other permissible means under the Exchange Act) to all holders of the Series C Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holder or prospective holder of the Series C Preferred Stock. We will use our best efforts to mail (or otherwise provide) the information to the holders of the Series C Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Preemptive Rights	No holders of the Series C Preferred Stock will have any preemptive rights to purchase or subscribe for our common stock or any other security.

Use of Proceeds
We estimate that the net proceeds from the sale of the Series C Preferred Stock in this offering, after deducting the underwriting discounts and commissions and estimated expenses of approximately $ payable by us, will be approximately $       million (or approximately $       million if the underwriters’ over-allotment option is exercised in full).
We expect to use the net proceeds of this offering to acquire our targeted assets, in accordance with our investment objectives and strategies. Our investment decisions will depend on prevailing market conditions and the opportunities we identify and may be adjusted in response to changes in interest rates or economic and credit environments. We may also use the net proceeds of this offering for working capital and general corporate purposes.
While we intend to use the net proceeds of this offering to acquire our targeted assets as described above, we will have significant flexibility regarding how we use the net proceeds of this offering and may use the net proceeds from this offering to acquire assets with which you may not agree or for purposes that are different in range or focus than those described above and elsewhere in this prospectus supplement or those in which we have historically invested. In each case, we intend to acquire assets consistent with maintaining our exclusion from registration as an investment company under the Investment Company Act and to maintain our qualification as a REIT for U.S. federal income tax purposes.

Transfer Agent and Registrar	American Stock Transfer & Trust Company, LLC.

Book-Entry and Form	The Series C Preferred Stock will be represented by one or more global certificates in definitive fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company.

Ownership and transfer restrictions	Our certificate of incorporation, including the certificate of designations setting forth the terms of the Series C Preferred Stock, contains restrictions on the number of shares of our capital stock that a person may own that are intended to assist us in qualifying and maintaining our qualification as a REIT. To assist us in qualifying as a REIT, among other purposes, our certificate of incorporation generally limits beneficial and constructive ownership by any person to no more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our stock. In addition, our certificate of incorporation contains various other restrictions on the ownership and transfer of our common stock. See "Certain Provisions of Delaware Law and our Certificate of Incorporation and Bylaws—Restrictions on Ownership and Transfer" in the accompanying prospectus.

U.S. Federal Income Tax Considerations	For a discussion of the material U.S. federal income tax considerations relating to purchasing, owning and disposing of the Series C Preferred Stock and any common stock received upon conversion of the Series C Preferred Stock, please see the section entitled “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus.

Listing	No current market exists for the Series C Preferred Stock. We intend to apply to list the Series C Preferred Stock on the NYSE under the symbol “EFC PR C”. If approved for listing, we expect that trading on the NYSE will commence within 30 days after the date of initial issuance of the Series C Preferred Stock. Certain of the underwriters have advised us that they intend to make a market in the Series C Preferred Stock prior to the commencement of any trading on the NYSE, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a market for the Series C Preferred Stock will develop prior to commencement of trading on the NYSE or, if developed, will be maintained or will provide you with adequate liquidity.

Risk Factors
Investing in the Series C Preferred Stock involves a high degree of risk. You should carefully read and consider the information set forth under "Risk Factors" and all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in the Series C Preferred Stock.

RISK FACTORS
In evaluating an investment in the Series C Preferred Stock, you should consider carefully the following risk factors and the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, which are incorporated by reference in this prospectus supplement and in the accompanying prospectus, in addition to the other risks and uncertainties described in this prospectus supplement, any other documents incorporated by reference herein and, if applicable, in any free writing prospectus we may provide you in connection with this offering.
Risks Relating to this Offering
The Series C Preferred Stock ranks junior to all of our existing and future indebtedness, any Senior Stock we may issue in the future and other liabilities and is effectively junior to all indebtedness and other liabilities and any preferred equity of our subsidiaries.
The Series C Preferred Stock ranks junior to all of our existing and future indebtedness and any Senior Stock we may issue in the future and to other non-equity claims on us and our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings. In the event of our bankruptcy, liquidation, dissolution or winding-up of our affairs, our assets will be available to pay obligations on the Series C Preferred Stock only after all of our indebtedness and other liabilities have been paid. The rights of holders of the Series C Preferred Stock to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors and any future series or class of preferred stock we may lawfully issue that ranks senior to the Series C Preferred Stock. In addition, the Series C Preferred Stock effectively ranks junior to all existing and future indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries and any future subsidiaries. Our subsidiaries are separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the Series C Preferred Stock. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series C Preferred Stock then outstanding. We and our subsidiaries have incurred and may in the future incur substantial amounts of debt and other liabilities that will rank or effectively rank senior to the Series C Preferred Stock. As of December 31, 2022, we and our subsidiaries had approximately $12.4 billion of total indebtedness, which includes approximately $7.8 billion of non-recourse HMBS-related obligations that we now consolidate in our financial statements as a result of the Longbridge Transaction. Certain of our existing or future debt instruments may restrict the authorization, payment or setting apart of dividends on the Series C Preferred Stock.
We may issue additional shares of the Series C Preferred Stock and additional series and classes of preferred stock that rank on a parity with the Series C Preferred Stock, as to dividend rights, rights upon liquidation or voting rights.
We are allowed to issue additional shares of the Series C Preferred Stock and series and classes of Parity Stock pursuant to our certificate of incorporation and the certificate of designations for the Series C Preferred Stock without any vote of the holders of the Series C Preferred Stock.
The issuance of additional shares of the Series C Preferred Stock and series and classes of Parity Stock would dilute the interests of the holders of the Series C Preferred Stock and could have the effect of reducing the amounts available to the Series C Preferred Stock issued in this offering upon our liquidation or dissolution or the winding up of our affairs. It also may reduce dividend payments on the Series C Preferred Stock issued in this offering if we do not have sufficient funds to pay dividends on all Series C Preferred Stock outstanding and other classes of stock with equal priority with respect to dividends. Further, any issuance of preferred stock senior to the Series C Preferred Stock or of additional indebtedness could affect our ability to pay dividends, redeem or pay the liquidation preference on the Series C Preferred Stock.
In addition, although holders of the Series C Preferred Stock are entitled to limited voting rights, as described in “Description of the Series C Preferred Stock—Voting Rights,” with respect to such matters, the Series C Preferred Stock will vote as a single class with the holders of the Series A Preferred Stock, the Series B Preferred Stock and the holders of all other classes or series of our preferred stock that we may issue in the future upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of holders of the Series C Preferred Stock may be significantly diluted, and the holders of the Series A Preferred Stock, the Series B Preferred Stock and the holders of such other classes or series of preferred stock that we may issue in the future may be able to control or significantly influence the outcome of any vote.
We may not be able to pay dividends or other distributions on the Series C Preferred Stock.
Under Delaware law, cash dividends on capital stock may only be paid from “surplus” or, if there is no “surplus,” from the corporation’s net profits for the then-current or the preceding fiscal year. Unless we operate profitably, our ability to pay cash dividends on the Series C Preferred Stock would require the availability of adequate “surplus,” which is defined as the excess, if any, of our net assets (total assets less total liabilities) over our capital. Further, even if adequate surplus is available to pay cash dividends on the Series C Preferred Stock, we may not have sufficient cash to pay dividends on the Series C Preferred Stock. Our ability to pay dividends may be impaired if any of the risks described in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and in the accompanying prospectus were to occur. In addition, payment of our dividends depends upon our earnings, liquidity and financial condition, maintenance of our REIT qualification, financial covenants and other factors as our board of directors may deem relevant from time to time. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings or other capital will be available to us in an amount sufficient to enable us to make distributions on our common stock and preferred stock, including the Series C Preferred Stock offered by this prospectus supplement, to pay our indebtedness or to fund our other liquidity needs.
The dividend rate for the Series C Preferred Stock will reset on the First Reset Date and each subsequent Reset Date, and any dividends declared on the Series C Preferred Stock after the First Reset Date may be less than the initial fixed rate of   % per annum in effect until the First Reset Date.
The dividend rate for the Series C Preferred Stock for each Reset Period will equal the five-year treasury rate as of the most recent Reset Dividend Determination Date plus   % per annum. Therefore, the dividend rate and any dividends declared after the First Reset Date could be more or less than the initial fixed rate that will be in effect until the First Reset Date. We have no control over the factors that may affect five-year treasury rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact five-year treasury rates.
Historical five-year treasury rates are not an indication of future five-year treasury rates.
In the past, U.S. Treasury rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury rates is not an indication that U.S. Treasury rates are more or less likely to increase or decrease at any time during any Reset Period, and you should not take the historical U.S. Treasury rates as an indication of future rates.
You may not be able to exercise conversion rights upon a Change of Control. If exercisable, the Change of Control Conversion Rights (as defined herein) described in this prospectus supplement may not adequately compensate you. These Change of Control Conversion Rights may also make it more difficult for a party to acquire us or discourage a party from acquiring us.
Upon the occurrence of a Change of Control, provided that the Common Stock Authorization has occurred, each holder of the Series C Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of the Series C Preferred Stock held by such holder as described under “Description of the Series C Preferred Stock—Redemption—Optional Redemption” or “—Special Optional Redemption,” in which case such holder will have the right only with respect to shares of the Series C Preferred Stock that are not called for redemption) to convert some or all of such holder’s Series C Preferred Stock into shares of common stock (or, under specified circumstances, certain alternative consideration). Notwithstanding that we generally may not redeem the Series C Preferred Stock prior to April 30, 2028, we have a special optional redemption right to redeem the Series C Preferred Stock in the event of a Change of Control, and holders of the Series C Preferred Stock will not have the right to convert any shares of the Series C Preferred Stock that we have elected to redeem prior to the Change of Control Conversion Date. Please see the sections entitled “Description of the Series C Preferred Stock—Redemption—Special Optional Redemption” and “Description of the Series C Preferred Stock—Conversion Rights.”
Moreover, if the Common Stock Authorization does not occur at or prior to a Change of Control, then holders of the Series C Preferred Stock will not be able to exercise the conversion rights described in this prospectus supplement. Please see the section entitled “Description of the Series C Preferred Stock—Conversion Rights.” In such event, following a Change of Control, if we do not elect to redeem the Series C Preferred Stock, an increase in the dividend rate of the Series C Preferred Stock of 300 basis points per annum as described in the section entitled “Description of the Series C Preferred Stock—Dividends” will be the only remedy available to the holders of Series C Preferred Stock in such Change of Control. Under such circumstances, if, as a result of a Change of Control, we are not the acquiring or surviving entity, it is possible that the Series C Preferred Stock could be exchanged for preferred securities of the acquiring or surviving entity that have rights and preferences substantially similar to those of the Series C Preferred Stock without the consent of the holders of the Series C Preferred Stock. The preferred securities of the acquiring or surviving entity issued in exchange for the Series C Preferred Stock may not be listed, quoted or traded on a national securities exchange or quotation system. Your ability to dispose of such unlisted securities may be limited, if you have the ability to dispose of them at all.
If the Common Stock Authorization occurs at or prior to a Change of Control and we do not elect to redeem the Series C Preferred Stock prior to the Change of Control Conversion Date, then upon an exercise of the conversion rights provided to the holders of the Series C Preferred Stock, the holders of the Series C Preferred Stock will be limited to a maximum number of shares of our common stock (or, if applicable, the Alternative Conversion Consideration (as defined herein)) equal to the Share Cap multiplied by the number of the shares of the Series C Preferred Stock converted. If the Common Stock Price is less than $          (which is          % of the per share closing sale price of our common stock reported on the NYSE on February , 2023), subject to adjustment in certain circumstances, the holders of the Series C Preferred Stock will receive per share of the Series C Preferred Stock a maximum of shares of our common stock, which may result in a holder receiving shares of common stock (or Alternative Conversion

Consideration, as applicable) with a value that is less than the liquidation preference of the Series C Preferred Stock plus any accumulated and unpaid dividends.
In addition, the Change of Control conversion feature of the Series C Preferred Stock may have the effect of discouraging a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change of control transaction under circumstances that otherwise could provide the holders of our common stock and the Series C Preferred Stock with the opportunity to realize a premium over the then-current market price of such stock or that stockholders may otherwise believe is in their best interests.
The market price of the Series C Preferred Stock could be substantially affected by various factors.
Stock markets have experienced significant price and volume fluctuations. As a result, the market price of our securities could be similarly volatile. The market price of the Series C Preferred Stock will depend on many factors, which may change from time to time, including:
•prevailing interest rates, increases in which may have an adverse effect on the market price of the shares of the Series C Preferred Stock;
•a shift in our investor base;
•quarterly or annual earnings and cash flows, or actual or anticipated variations therein, of us and comparable companies;
•trading prices of our common stock and common and preferred equity securities issued by REITs and other real estate and similar companies;
•the annual yield from distributions on the Series C Preferred Stock as compared to yields on other financial instruments;
•uncertainty as to five-year treasury rates;
•general economic and financial market conditions;
•changes in earnings estimates or recommendations by securities analysts with respect to us, our competitors or our industry;
•government action or regulation;
•the financial condition, performance and prospects of us and our competitors;
•changes in accounting standards, policies, guidance, interpretations or principles;
•our failure to qualify as a REIT, maintain our exemption under the Investment Company Act or satisfy applicable NYSE listing requirements;
•negative public perception of us, our competitors or industry; and
•our issuance of additional preferred equity securities or the incurrence of debt.
As a result of these and other factors, investors who purchase the Series C Preferred Stock in this offering may experience a decrease, which could be substantial and rapid, in the market price of the Series C Preferred Stock, including decreases unrelated to our operating performance or prospects.
Our certificate of incorporation and the certificate of designations establishing the terms of the Series C Preferred Stock will contain restrictions upon ownership and transfer of the Series C Preferred Stock, which may impair the ability of holders of shares to effect the conversion of the Series C Preferred Stock into our common stock.
Our certificate of incorporation, as in effect as of the date hereof (our “certificate of incorporation”) and the certificate of designations (the “certificate of designations”) establishing the terms of the Series C Preferred Stock will contain restrictions on ownership and transfer of the Series C Preferred Stock intended to assist us in qualifying and maintaining our qualification as a REIT for federal income tax purposes. For example, our certificate of incorporation provides that no person may beneficially or constructively own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code , more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our stock, subject to certain exceptions. See “Description of the Series C Preferred Stock—Restrictions on Ownership and Transfer” in this prospectus supplement. Notwithstanding any other provision of the Series C Preferred Stock, no holder of the Series C Preferred Stock will be entitled to convert such stock into our common stock to the extent that receipt of our common stock would cause the holder to exceed the ownership limitations contained in our certificate of incorporation and in the certificate of designations for the Series C Preferred Stock. In addition, these restrictions could have anti-takeover effects and could reduce the possibility that a third party will attempt to acquire control of us, which could adversely affect the market price of the Series C Preferred Stock.
Holders of the Series C Preferred Stock will have limited voting rights.
The voting rights of a holder of the Series C Preferred Stock will be limited. Our shares of common stock are the only class of our securities that carry full voting rights. Voting rights for holders of the Series C Preferred Stock exist primarily with respect to the ability to elect, voting as a single class with the holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock and the holders of all other classes or series of our preferred stock we may issue in the future having similar voting rights, two additional directors to our board of directors, subject to limitations described in the section entitled “Description of the Series C Preferred Stock—Voting Rights,” in the event that six or more quarterly dividends (whether or not consecutive) payable on the Series C Preferred Stock are in arrears, and with respect to voting on amendments to our certificate of incorporation or the certificate of designations relating to the Series C Preferred Stock that materially and adversely affect the rights of the holders of the Series C Preferred Stock or authorize, increase or create classes or series of Senior Stock. Other than the limited circumstances described in this prospectus supplement, holders of the Series C Preferred Stock will not have any voting rights. Please see the section entitled “Description of the Series C Preferred Stock—Voting Rights.”
The Series C Preferred Stock is a new issue of securities and does not have an established trading market, which may negatively affect its value and your ability to transfer and sell the Series C Preferred Stock.
The Series C Preferred Stock is a new issue of securities and currently no market exists for such securities. We intend to apply to list the shares of the Series C Preferred Stock on the NYSE. However, we cannot assure you that the Series C Preferred Stock will be approved for listing on the NYSE. Even if so approved, trading of the Series C Preferred Stock on the NYSE is not expected to begin until sometime during the period ending 30 days after the original issue date of the Series C Preferred Stock and, in any event, a trading market on the NYSE for the Series C Preferred Stock may never develop or, even if one develops, may not be maintained and may not provide you with adequate liquidity. The underwriters have advised us that they intend to make a market in the Series C Preferred Stock prior to the commencement of any trading on the NYSE, but they are not obligated to do so and may discontinue market making at any time without notice. The liquidity of any market for the Series C Preferred Stock that may develop will depend on a number of factors, including prevailing interest rates, the dividend rate (or manner of calculation thereof) on the Series C Preferred Stock and our common stock, our financial condition, liquidity and operating results, the number of holders of the Series C Preferred Stock, the market for similar securities and the interest of securities dealers in making a market in the Series C Preferred Stock. As a result, the ability to transfer or sell the Series C Preferred Stock and the amount you receive upon any sale or transfer of the Series C Preferred Stock could be materially and adversely affected.
Future offerings of debt or equity securities may adversely affect the market price of the Series C Preferred Stock.
Future issuances and sales of debt, Senior Stock or Parity Stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series C Preferred Stock and our common stock to decline, and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.
If we decide to issue such debt or equity securities in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants or other provisions restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series C Preferred Stock and may result in dilution to owners of the Series C Preferred Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of the Series C Preferred Stock will bear the risk of our future offerings reducing the market price of the Series C Preferred Stock and diluting the value of their holdings in us.
If our common stock is delisted, your ability to transfer or sell your shares of the Series C Preferred Stock may be limited and the market value of the Series C Preferred Stock will likely be materially adversely affected.
Other than in connection with a Change of Control, the Series C Preferred Stock does not contain provisions that are intended to protect you if our common stock is delisted from the NYSE. Because the Series C Preferred Stock does not have a stated maturity date, you may be forced to hold the Series C Preferred Stock and receive stated dividends on the Series C Preferred Stock when, as and if authorized by our board of directors and paid by us with no assurance as to ever receiving the liquidation value thereof. In addition, if our common stock is delisted from the NYSE, it is likely that the Series C Preferred Stock will be delisted from the NYSE as well. Accordingly, if our common stock is delisted from the NYSE, your ability to transfer or sell the Series C Preferred Stock may be limited and the market value of the Series C Preferred Stock will likely be materially adversely affected.
Our preliminary financial results represent management’s current estimates and are subject to change.
The preliminary financial results contained in “Summary—Recent Developments” are only preliminary estimates and are based on information available to management as of the date of this prospectus supplement and these estimates could change. Our actual financial results as of and for the three months and year ended December 31, 2022 are subject to the completion of our financial statement closing and review procedures as of and for such periods, including audit by our independent registered public accountants. Such procedures will not be completed until after this offering is completed. Our actual financial results as of and for the three months and year ended December 31, 2022 may differ materially from the preliminary financial results we have provided as a result of the completion of our financial statement closing and review procedures, audit by our independent registered public accountants and other developments arising between now and the time that our financial statement closing and review procedures as of and for such periods are completed. Our independent registered public accountants have not audited, reviewed or performed any procedures with respect to such preliminary estimates and accordingly do not express an opinion or any other form of assurance with respect thereto. Complete results as of and for the three months and year ended December 31, 2022 will be included in our Annual Report on Form 10-K for the year ended December 31, 2022. See the other risks described in this section and “Special Note Regarding Forward-Looking

Statements” for additional information regarding factors that could result in differences between these preliminary financial results and the actual financial results we will report as of and for the three months and year ended December 31, 2022.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of the Series C Preferred Stock in this offering, after deducting the underwriting discounts and commissions and estimated expenses of approximately $ payable by us, will be approximately $ million (or approximately $ million if the underwriters’ over-allotment option is exercised in full).
We expect to use the net proceeds of this offering to acquire our targeted assets, in accordance with our investment objectives and strategies. Our investment decisions will depend on prevailing market conditions and the opportunities we identify and may be adjusted in response to changes in interest rates or economic and credit environments. We may also use the net proceeds of this offering for working capital and general corporate purposes.
While we intend to use the net proceeds of this offering to acquire our targeted assets as described above, we will have significant flexibility regarding how we use the net proceeds of this offering and may use the net proceeds from this offering to acquire assets with which you may not agree or for purposes that are different in range or focus than those described above and elsewhere in this prospectus supplement or those in which we have historically invested.
In each case, we intend to acquire assets consistent with maintaining our exclusion from registration as an investment company under the Investment Company Act and to maintain our qualification as a REIT for U.S. federal income tax purposes.

DESCRIPTION OF THE SERIES C PREFERRED STOCK
This description of certain terms of the Series C Preferred Stock supplements, and, to the extent inconsistent therewith, replaces, the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus. The description of certain terms of the Series C Preferred Stock in this prospectus supplement does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our certificate of incorporation, the certificate of designations designating the Series C Preferred Stock, our bylaws and Delaware law. Copies of our certificate of incorporation and our bylaws are filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.
General
Shares of the Series C Preferred Stock represent a single series of our authorized preferred stock. By this prospectus supplement and the accompanying prospectus, we are offering         shares of the Series C Preferred Stock ($         aggregate liquidation preference), with each share of the Series C Preferred Stock having a par value of $0.001 and a liquidation preference of $25.00, plus up to an additional    shares that we will issue and sell in the event the underwriters exercise their over-allotment option. We may elect from time to time to issue additional shares of the Series C Preferred Stock without notice to, or consent from, the existing holders of the Series C Preferred Stock, and all such additional shares of Series C Preferred Stock would be deemed to form a single series with the shares of the Series C Preferred Stock offered by this prospectus supplement and the accompanying prospectus.
Pursuant to our certificate of incorporation, we are currently authorized to designate and issue up to 100,000,000 shares of preferred stock (of which 8,600,000 shares have been classified as Series A Preferred Stock and 8,800,000 shares have been classified as Series B Preferred Stock), par value $0.001 per share, in one or more classes or series and, subject to the limitations prescribed by our certificate of incorporation and Delaware law, to fix the designations, powers, rights, preferences, qualifications, limitations, restrictions and the number of shares constituting any class or series as our board of directors may determine, without any vote or action by our stockholders. As of the date of this prospectus supplement, we have 4,600,000 shares of our Series A Preferred Stock issued and outstanding and 4,820,421 shares of our Series B Preferred Stock issued and outstanding. In connection with this offering, our board of directors or a committee of our board of directors will, as permitted by our certificate of incorporation, designate a new series of preferred stock with the rights set forth herein, consisting of         shares, plus up to an additional shares         which may be issued upon exercise of the underwriters’ over-allotment option, designated as         % Series C Fixed-Rate Reset Cumulative Redeemable Preferred Stock, which we refer to herein as the Series C Preferred Stock, by adopting the certificate of designations. Subsequent to the completion of this offering, we will have available for issuance            authorized but unissued shares of preferred stock (or shares if the underwriters exercise their over-allotment option in full). Our board of directors may, without the approval of holders of the Series C Preferred Stock or our common stock, designate additional series of authorized preferred stock ranking junior to or on parity with the Series C Preferred Stock or designate additional shares of the Series C Preferred Stock and authorize the issuance of such shares.
The registrar and transfer agent in respect of the Series C Preferred Stock will be American Stock Transfer & Trust Company, LLC. The principal business address for American Stock Transfer & Trust Company, LLC is 6201 15th Avenue, Brooklyn, NY 11219. The certificate of designations designating the Series C Preferred Stock will provide that we will maintain an office or agency where shares of the Series C Preferred Stock may be surrendered for payment (including redemption), registration of transfer or exchange, or conversion.
Maturity
The Series C Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series C Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set aside funds to redeem the Series C Preferred Stock.
Ranking
The Series C Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:
1.senior to all classes or series of our common stock and any other Junior Stock we may issue in the future;
2.on a parity with our Series A Preferred Stock, Series B Preferred Stock and any other Parity Stock we may issue in the future;
3.junior to any Senior Stock we may issue in the future; and

4.effectively junior to all of our existing and future indebtedness (including indebtedness convertible into or exchangeable for our common stock or preferred stock) and other liabilities and to all liabilities and preferred equity of our existing subsidiaries and any future subsidiaries.
Dividends
Holders of shares of the Series C Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends based on the stated liquidation preference of $25.00 per share at a rate equal to (i) from and including the original issue date to, but excluding, April 30, 2028 (the "First Reset Date"), % per annum (equivalent to $ per annum per share of the Series C Preferred Stock) and (ii) from and including First Reset Date, during each Reset Period (as defined below), the five-year treasury rate (as defined below) as of the most recent Reset Dividend Determination Date plus    % per annum. A “Dividend Period” means the period from, and including, each dividend payment date (as defined below) to, but excluding, the next succeeding dividend payment date, except for the initial Dividend Period, which will be the period from, and including, the original issue date of the Series C Preferred Stock offered hereby to, but excluding, the next succeeding dividend payment date.
Dividends on the Series C Preferred Stock shall accumulate daily and be cumulative from, and including, the original issue date and shall be payable quarterly in arrears on or about the 30th day of January, April, July and October of each year (each, a “dividend payment date”), when and as declared, provided, however, that if any dividend payment date is not a business day, as defined in the certificate of designations, then the dividend which would otherwise have been payable on that dividend payment date may be paid, at our option, on either the immediately preceding business day or the next succeeding business day, except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if paid on such dividend payment date, and no interest, additional dividends or other sums will accrue on the amount so payable for the period from such dividend payment date to such next succeeding business day. The first dividend (or other distribution) on the Series C Preferred Stock is scheduled to be paid on or about April 30, 2023 (short first Dividend Period) in the amount of $            per share and that dividend will be paid to the persons who are the holders of record of the Series C Preferred Stock at the close of business on the corresponding dividend record date, which will be on or about March 31, 2023. Dividends payable for any Dividend Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our stock transfer records for the Series C Preferred Stock at the close of business on the applicable dividend record date, which will be no fewer than ten days and no more than 35 days prior to the applicable dividend payment date, as shall be fixed by the board of directors (each, a “dividend record date”). The dividends payable on any dividend payment date shall include dividends accumulated to, but excluding, such dividend payment date. No holder of any shares of the Series C Preferred Stock will be entitled to receive any dividends paid or payable on the Series C Preferred Stock with a dividend record date before the date such shares of the Series C Preferred Stock are issued.
A “Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date, whether or not a business day. A “Reset Period” means the period from, and including, the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from, and including, each Reset Date to, but excluding, the next following Reset Date. A “Reset Dividend Determination Date” means, in respect of any Reset Period, the day falling three business days prior to the beginning of such Reset Period.
For any Reset Period commencing on or after the First Reset Date, the five-year treasury rate will be:
•The average of the yields to maturity on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board, as determined by the calculation agent in its sole discretion.

•If no calculation is provided as described above, then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the five-year treasury rate, shall determine the five-year treasury rate in its sole discretion, provided that if the calculation agent determines there is an industry-accepted successor five-year treasury rate, then the calculation agent shall use such successor rate. If the calculation agent has determined a substitute or successor rate in accordance with the foregoing, the calculation agent, in its sole discretion, may determine the business day convention, the definition of business day and the Reset Dividend Determination date to be used and any other relevant methodology for calculating such substitute or successor rate, including any adjustment factor needed to make such substitute or successor rate comparable to the five-year treasury rate, in a manner that is consistent with industry-accepted practices for such substitute or successor rate.
The five-year treasury rate will be determined by the calculation agent on the third business day immediately preceding the applicable Reset Date. If the five-year treasury rate for any Dividend Period cannot be determined pursuant to the methods described in the two bullet points above, the dividend rate for such Dividend Period will be the same as the dividend rate determined for the immediately preceding Dividend Period.
If, following a Change of Control (as defined below), the Common Stock Authorization has not occurred at or prior to the Change of Control and we have not exercised our option to redeem the Series C Preferred Stock as described in “—Redemption—Optional Redemption” and “—Redemption—Special Optional Redemption,” we will increase the cumulative dividend rate by 300 basis points per annum. Holders of shares of the Series C Preferred Stock will be entitled to receive cumulative cash dividends from, and including, the first date on which the Change of Control has occurred at the increased rate for so long as we have not exercised our option to redeem the Series C Preferred Stock as described in “—Redemption—Optional Redemption” and “—Redemption—Special Optional Redemption.”
No dividends on shares of the Series C Preferred Stock shall be declared by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the declaration, payment or setting apart for payment thereof or provide that the declaration, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the declaration, payment or setting apart for payment is restricted or prohibited by law. You should review the information appearing above under “Risk Factors—Risks Relating to this Offering—We may not be able to pay dividends or other distributions on the Series C Preferred Stock” for information as to, among other things, other circumstances under which we may be unable to pay dividends on the Series C Preferred Stock.
Notwithstanding the foregoing, dividends on the Series C Preferred Stock will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series C Preferred Stock which may be in arrears, and holders of the Series C Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series C Preferred Stock will first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.
Future distributions on our common stock and preferred stock, including the Series C Preferred Stock offered pursuant to this prospectus supplement, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code, any debt service requirements, financial covenants and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on the Series C Preferred Stock or what the actual distributions will be for any future period.
Except as noted below, unless full cumulative dividends on the Series C Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods, no dividends or other distributions (other than in shares of common stock or other Junior Stock we may issue) may be declared or paid or set aside for payment upon shares of our common stock or other Junior Stock or Parity Stock. In addition, any shares of our common stock or other Junior Stock or Parity Stock may not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock we may issue and except for transfers made pursuant to the provisions of our certificate of incorporation relating to restrictions on ownership and transfers of our capital stock). The foregoing will not, however, prevent the redemption, purchase or acquisition by us of shares of any class or series of stock for the purpose of enforcing restrictions on transfer and ownership of our stock contained in our certificate of incorporation, including in order to qualify and maintain our qualification as a REIT, or the redemption, purchase or acquisition by us of shares of our common stock for purposes of and in compliance with any incentive or benefit plan of ours.
When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Stock and any Parity Stock, all dividends declared upon the Series C Preferred Stock and any Parity Stock shall be declared pro rata so that the amount of dividends declared per share of the Series C Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series C Preferred Stock and accumulated dividends per share on such Parity Stock (which shall not include any accumulation in respect of undeclared and unpaid dividends for past Dividend Periods if such stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Preferred Stock which may be in arrears.
Liquidation Preference
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of the Series C Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any Senior Stock, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the date of payment, before any distribution of assets is made to holders of our common stock or any other Junior Stock we may issue.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of the Series C Preferred Stock and the corresponding amounts payable on all shares of Parity Stock, the holders of the Series C Preferred Stock and all such Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
Holders of the Series C Preferred Stock will be entitled to written notice of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series C Preferred Stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, individually or in a series of related transactions, shall not be deemed to constitute a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption and contingent conversion rights described below).
Redemption
The Series C Preferred Stock is not redeemable by us prior to April 30, 2028, except as described below under “—Special Optional Redemption” and except under circumstances where it is necessary to allow us to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes. Please see the section entitled “Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws—Restrictions on Ownership and Transfer” in the accompanying prospectus.
Optional Redemption. On or after April 30, 2028, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $25.00 per share of the Series C Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest. If we elect to redeem any shares of the Series C Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price, and we will not be required to pay the redemption price only out of the proceeds from the issuance of other stock or any other specific source.
Special Optional Redemption. Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series C Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share of the Series C Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest. If, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of the Series C Preferred Stock (whether pursuant to our optional redemption right described above under “—Optional Redemption” or this special optional redemption right), the holders of the Series C Preferred Stock will not have the Change of Control Conversion Right described below under “—Conversion Rights” with respect to the shares of the Series C Preferred Stock called for redemption. If we elect to redeem any shares of the Series C Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price, and we will not be required to pay the redemption price only out of the proceeds from the issuance of other stock or any other specific source.
A “Change of Control” is deemed to occur when, after the original issuance of the Series C Preferred Stock, the following have occurred and are continuing:
•the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our capital stock entitling that person to exercise more than 50% of the total voting power of all our capital stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
•following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or the Nasdaq Stock Market.
Redemption Procedures. In the event we elect to redeem any shares of the Series C Preferred Stock, the notice of redemption will be mailed to each holder of record of the Series C Preferred Stock called for redemption at such holder’s address as it appears on our stock transfer records and will state the following:
•the redemption date;
•the number of shares of the Series C Preferred Stock to be redeemed;

•the redemption price;
•the place or places where certificates (if any) for the Series C Preferred Stock are to be surrendered for payment of the redemption price;
•that dividends on the shares to be redeemed will cease to accumulate on the redemption date;
•whether such redemption is being made pursuant to the provisions described above under “—Optional Redemption” or “—Special Optional Redemption”;
•if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and
•if such redemption is being made in connection with a Change of Control, that the holders of the shares of the Series C Preferred Stock being so called for redemption will not be able to tender such shares of the Series C Preferred Stock for conversion in connection with the Change of Control and that each share of the Series C Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date (as defined herein), for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.
If less than all of the shares of the Series C Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of the Series C Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of the Series C Preferred Stock except as to the holder to whom notice was defective or not given.
Holders of the Series C Preferred Stock to be redeemed shall surrender the Series C Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of the Series C Preferred Stock has been given and if we have irrevocably set aside the funds necessary for redemption for the benefit of the holders of the shares of the Series C Preferred Stock so called for redemption, then from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of the Series C Preferred Stock, those shares of the Series C Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series C Preferred Stock is to be redeemed, the Series C Preferred Stock to be redeemed shall be selected pro rata or by lot (as nearly as may be practicable without creating fractional shares) that will not result in the automatic transfer of any shares of the Series C Preferred Stock to a trust as described below under “—Restrictions on Ownership and Transfer.”
As part of any redemption of the Series C Preferred Stock, we shall pay, in cash, any accumulated and unpaid dividends to, but excluding, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of the Series C Preferred Stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series C Preferred Stock to be redeemed.
Unless full cumulative dividends on all shares of the Series C Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past Dividend Periods, no shares of the Series C Preferred Stock shall be redeemed unless all outstanding shares of the Series C Preferred Stock are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any shares of the Series C Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock that we may issue); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of the Series C Preferred Stock where it is necessary to allow us to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Series C Preferred Stock.
Subject to applicable law, we may purchase shares of the Series C Preferred Stock in the open market, by tender or by private agreement. Any shares of the Series C Preferred Stock that we acquire may be retired and re-classified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

Conversion Rights
Upon the occurrence of a Change of Control, provided that the Common Stock Authorization (as defined below) has occurred at or prior to such Change of Control, each holder of the Series C Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of the Series C Preferred Stock held by such holder as described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” in which case such holder will have the right only with respect to shares of the Series C Preferred Stock that are not called for redemption) to convert some or all of the shares of the Series C Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of the Series C Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of:
•the quotient obtained by dividing (i) the sum of the $25.00 per share liquidation preference of the Series C Preferred Stock plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series C Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price, as defined herein (such quotient, the “Conversion Rate”); and
• (the "Share Cap"), subject to certain adjustments as described below.
The holders’ conversion rights described herein are contingent on the Common Stock Authorization (as defined below). As of January 31, 2023, out of the 100,000,000 shares of common stock authorized for issuance under our certificate of incorporation, we had (i) 66,548,248 shares of common stock issued and outstanding and (ii) 26,431,812 shares of common stock reserved for issuance that may be issuable upon a full exercise by the holders of our Series A Preferred Stock and our Series B Preferred Stock of their conversion rights (up to the exchange cap set forth in the certificate of designations establishing the Series A Preferred Stock and the certificate of designations establishing the Series B Preferred Stock, respectively), leaving 7,019,940 shares of common stock authorized and available for issuance. On January 31, 2023, our board of directors approved an amendment to our certificate of incorporation to increase the total authorized number of shares of our common stock from 100,000,000 to 200,000,000 (the “Charter Amendment”) and authorized our officers to include the Charter Amendment in a definitive proxy statement to be filed with the SEC which, among other things, will solicit the vote of our common stockholders at our annual meeting to be held in May 2023 (the “2023 Annual Meeting”), or through proxy representation, to approve the Charter Amendment. The approval of such amendment by our stockholders at the 2023 Annual Meeting, or any other amendment to increase the number of our authorized shares of common stock by an amount in excess of the Exchange Cap (as defined below) whether at our 2023 Annual Meeting or otherwise, is herein referred to as the “Amendment Approval.”
The Amendment Approval at the 2023 Annual Meeting has been unanimously approved by our board of directors, which has recommended stockholder approval thereof as is in our best interests and those of our stockholders. The Amendment Approval at the 2023 Annual Meeting will require the affirmative vote by the holders of at least a majority of the shares of our common stock outstanding as of the record date for the 2023 Annual Meeting. Promptly following the receipt of the Amendment Approval, we intend to file an amendment to our certificate of incorporation to effect the increased number of authorized shares of common stock provided for therein, which, together with the Amendment Approval, is collectively referred to herein as the “Common Stock Authorization.” Promptly following the Common Stock Authorization, our board of directors intends to pass a resolution reserving the shares of our common stock that may be issuable upon a full exercise by the holders of Series C Preferred Stock of their conversion rights, up to the Exchange Cap. Please see also the section entitled “Description of Common Stock” in the accompanying prospectus for a description of our common stock.
Within 15 days following the Common Stock Authorization, we will provide to holders of Series C Preferred Stock a notice of the Common Stock Authorization by filing with the SEC a current report on Form 8-K (or any equivalent form then applicable), which notice will state the following:
• the occurrence of the Common Stock Authorization, including the Amendment Approval and the filing by us of an amendment to our certificate of incorporation to effect the increased number of authorized shares of common stock provided for therein;
• the date of the Common Stock Authorization;
• that our board of directors has passed a resolution reserving the shares of our common stock that may be issuable upon a full exercise by the holders of Series C Preferred Stock of their conversion rights, up to the Exchange Cap; and
• that the holders’ conversion rights described herein are no longer contingent on the Common Stock Authorization.

Under such circumstances, we will also issue a press release containing such notice for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series C Preferred Stock.
Notwithstanding anything to the contrary in the certificate of designations and except as otherwise required by law, the persons who are the holders of record of shares of the Series C Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend shall be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no allowance for unpaid dividends that are not in arrears on the shares of the Series C Preferred Stock to be converted.
The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock to existing holders of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration, as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed            shares of our common stock (or equivalent Alternative Conversion Consideration, as applicable), subject to proportionate increase to the extent the underwriters’ over-allotment option is exercised, not to exceed            shares of our common stock in total (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.
In the case of a Change of Control pursuant to which our common stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of the Series C Preferred Stock will receive upon conversion of such shares of the Series C Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; the Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration”).
If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.
We will not issue fractional shares of our common stock upon the conversion of the Series C Preferred Stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.
Within 15 days following the occurrence of a Change of Control, provided that we have not then exercised our right to redeem all shares of the Series C Preferred Stock pursuant to the redemption provisions described above, we will provide to holders of the Series C Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will be delivered to the holders of record of the shares of the Series C Preferred Stock at their addresses as they appear on our stock transfer records. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the conversion of any shares of the Series C Preferred Stock except as to the holder to whom notice was defective or not given. This notice will state the following:
•the events constituting the Change of Control;

•the date of the Change of Control;
•the last date on which the holders of the Series C Preferred Stock may exercise their Change of Control Conversion Right;
•the method and period for calculating the Common Stock Price;
•the Change of Control Conversion Date;
•that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any shares of the Series C Preferred Stock, holders will not be able to convert the shares of the Series C Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;
•if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of the Series C Preferred Stock;
•the name and address of the paying agent and transfer agent for the Series C Preferred Stock;
•the procedures that the holders of the Series C Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares for conversion through the facilities of a Share Depositary (as defined herein)), including the form of conversion notice to be delivered by such holders as described below; and
•the last date on which holders of the Series C Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.
Under such circumstances, we will also issue a press release containing such notice for publication on Dow Jones & Company, Inc., the Wall Street Journal, Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of the Series C Preferred Stock.
To exercise the Change of Control Conversion Right, the holders of the Series C Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of the Series C Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of the Series C Preferred Stock held in book-entry form through a Share Depositary, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of the Series C Preferred Stock to be converted through the facilities of such Share Depositary), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:
•the relevant Change of Control Conversion Date;
•the number of shares of the Series C Preferred Stock to be converted; and
•that the Series C Preferred Stock is to be converted pursuant to the applicable provisions of the Series C Preferred Stock.
The “Change of Control Conversion Date” is the date the Series C Preferred Stock is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of the Series C Preferred Stock.
The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common stock is not then listed for trading on a U.S. securities exchange.

Holders of the Series C Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:
•the number of withdrawn shares of the Series C Preferred Stock
•if certificated Series C Preferred Stock has been surrendered for conversion, the certificate numbers of the withdrawn shares of the Series C Preferred Stock; and
•the number of shares of the Series C Preferred Stock, if any, which remain subject to the holder’s conversion notice.
Notwithstanding the foregoing, if any shares of the Series C Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) or a similar depositary (each, a “Share Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Share Depositary.
Series C Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the shares of the Series C Preferred Stock, as described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” in which case only the shares of the Series C Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem shares of the Series C Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of the Series C Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” as applicable.
We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.
In connection with the exercise of any Change of Control Conversion Right, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of the Series C Preferred Stock into shares of our common stock or other property. Notwithstanding any other provision of the Series C Preferred Stock, no holder of the Series C Preferred Stock will be entitled to convert such Series C Preferred Stock into shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the applicable share ownership limitations contained in our certificate of incorporation and the certificate of designations, unless we provide an exemption from this limitation to such holder. Please see the section entitled “—Restrictions on Ownership and Transfer” below and “Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws—Restrictions on Ownership and Transfer” in the accompanying prospectus.
The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us. See “Risk Factors—Risks Relating to this Offering—You may not be able to exercise conversion rights upon a Change of Control. If exercisable, the Change of Control Conversion Rights (as defined herein) described in this prospectus supplement may not adequately compensate you. These Change of Control Conversion Rights may also make it more difficult for a party to acquire us or discourage a party from acquiring us.”
Except as provided above in connection with a Change of Control, the Series C Preferred Stock is not convertible into or exchangeable for any other securities or property.
Voting Rights
Holders of the Series C Preferred Stock will not have any voting rights, except as set forth below or as otherwise required by law or any applicable stock exchange rules.
Whenever dividends on any shares of the Series C Preferred Stock are in arrears for six or more quarterly Dividend Periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of the Series A Preferred Stock, the Series B Preferred Stock or any other class or series of our preferred stock that we may issue and upon which like voting rights have been conferred and are exercisable and which are entitled to vote with the Series C Preferred Stock as a class with respect to the election of those two directors) and the holders of the Series C Preferred Stock (voting as a single class with the holders of the Series A Preferred Stock, the Series B Preferred Stock and the holders of all other classes or series of our preferred stock that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series C Preferred Stock in the election of those two directors) will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of the Series C Preferred Stock or by the holders of the Series A Preferred Stock, the Series B Preferred Stock or any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series C Preferred Stock in the election of those two directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders, in which case such vote will be held at the earlier of the next annual or special meeting of stockholders), and at each subsequent annual meeting until all dividends accumulated on the Series C Preferred Stock for all past Dividend Periods and the then current Dividend Period shall have been fully paid. In that case, the right of holders of the Series C Preferred Stock to elect any directors will cease and, unless there are other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable (including our Series A Preferred Stock and our Series B Preferred Stock), any directors elected by holders of the Series C Preferred Stock shall immediately resign and the number of directors constituting the board of directors shall be reduced accordingly. In no event shall the holders of the Series C Preferred Stock be entitled pursuant to these voting rights to elect a director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of our capital stock is listed or quoted. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series C Preferred Stock (voting as a single class with the holders of the Series A Preferred Stock, the Series B Preferred Stock and the holders of all other classes or series of our preferred stock that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series C Preferred Stock in the election of such directors) pursuant to these voting rights exceed two.
If at any time when the voting rights conferred upon the Series C Preferred Stock (as described above) are exercisable any vacancy in the office of a director elected pursuant to the procedures described above shall occur, then such vacancy may be filled only by the remaining director or by the vote of the holders of record of the outstanding Series C Preferred Stock and any other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series C Preferred Stock in the election of directors (as described above). Any director elected or appointed pursuant to the procedures described above may be removed at any time, with or without cause, only by the affirmative vote of holders of the outstanding Series C Preferred Stock and any other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable and which classes or series of preferred stock are entitled to vote as a class with the Series C Preferred Stock in the election of directors pursuant to the procedures described above, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series C Preferred Stock and any such other classes or series of preferred stock, and may not be removed by the holders of our common stock.
If a special meeting is not called by us within 30 days after request from the holders of the Series C Preferred Stock as described above, then the holders of record of at least 25% of the outstanding Series C Preferred Stock may designate a holder to call the meeting at our expense.
On each matter on which holders of the Series C Preferred Stock are entitled to vote, each share of the Series C Preferred Stock will be entitled to one vote, except that when shares of any other class or series of our preferred stock have the right to vote with the Series C Preferred Stock as a single class on any matter, the Series C Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends).
So long as any shares of the Series C Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the outstanding Series C Preferred Stock and all Parity Stock having like voting rights that are exercisable at the time, voting as a single class, outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting as a single class with all classes or series of Parity Stock that we may issue upon which like voting rights have been conferred and are exercisable (including our Series A Preferred Stock and our Series B Preferred Stock)), (a) authorize or create, or increase the authorized or issued amount of, any class or series of Senior Stock or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter or repeal the provisions of our certificate of incorporation or the certificate of designations relating to the Series C Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of holders of the Series C Preferred Stock (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the Series C Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon an occurrence of an Event, we may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of holders of the Series C Preferred Stock and, provided further, that any increase in the amount of the authorized preferred stock, including the Series C Preferred Stock, or the creation or issuance of any additional shares of the Series C Preferred Stock or other class or series of preferred stock that we may issue (including our Series A Preferred Stock and Series B Preferred Stock), or any increase in the amounts authorized of any Parity Stock or Junior Stock, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
Notwithstanding the foregoing, if any amendment, alteration or repeal of any provision of our certificate of incorporation or the certificate of designations relating to the Series C Preferred Stock would materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock disproportionately relative to any Parity Stock having like voting rights that are exercisable at the time, then the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Series C Preferred Stock (voting as a separate class) shall also be required.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Series C Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.
Except as expressly stated in the certificate of designations or as may be required by applicable law, the Series C Preferred Stock will not have any relative, participating, optional and other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.
Information Rights
During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of the Series C Preferred Stock are outstanding, we will use our best efforts to (i) transmit through our website at www.ellingtonfinancial.com (or other permissible means under the Exchange Act) to all holders of the Series C Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holder or prospective holder of the Series C Preferred Stock. We will use our best efforts to mail (or otherwise provide) the information to the holders of the Series C Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.
Restrictions on Ownership and Transfer
In order to maintain our qualification as a REIT under the Internal Revenue Code, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the second half of any calendar year.
Our certificate of incorporation and the certificate of designations establishing the terms of the Series C Preferred Stock will contain restrictions on the ownership and transfer of the Series C Preferred Stock which are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The certificate of designations will provide that all holders of the Series C Preferred Stock will be subject to our certificate of incorporation, which provides that no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our stock, subject to certain exceptions.
Moreover, the constructive ownership rules are complex, and may cause shares of the Series C Preferred Stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the shares of the Series C Preferred Stock (or the acquisition of an interest in an entity that owns, actually or constructively, Series C Preferred Stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of the outstanding Series C Preferred Stock and thus violate the ownership limitations, or any other limitations in our certificate of incorporation.
Any acquisition by you of the Series C Preferred Stock (whether in this offering or following completion of the offering) or other classes of our stock that results in your exceeding the 9.8% stock ownership threshold may not be valid. In addition, no holder of the Series C Preferred Stock will be entitled to convert the Series C Preferred Stock into our common stock to the extent that receipt of our common stock would cause the holder to actually or constructively own stock exceeding the 9.8% ownership threshold unless we provide an exemption from this ownership limitation to such holder at our sole discretion.
Under our certificate of incorporation, and the certificate of designations for the Series C Preferred Stock, any attempted transfer of our stock, which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares of stock causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions; however, it is not obligated to do so.
Furthermore, under our certificate of incorporation and, consequently, if the board of directors or any duly authorized committee thereof (or other designees if permitted by Delaware law) shall at any time determine in good faith that a transfer or other event has taken place that results in a violation of the foregoing restrictions, or that a person intends to acquire or has attempted to acquire beneficial or constructive ownership of any shares of our stock in violation of the foregoing restrictions, we may take actions to refuse to give effect to or prevent such transfer or other event, including, without limitation, redeeming shares of stock, refusing to give effect to such transfer on our books or instituting proceedings to enjoin such transfer or other event.
Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the foregoing restrictions or any person who would have owned shares of stock that resulted in a transfer to the trust for the exclusive benefit of one or more charitable beneficiaries as described above shall immediately give written notice to us of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.
For further information regarding restrictions on ownership and transfer of the Series C Preferred Stock, please see the section entitled “Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws—Restrictions on Ownership and Transfer” in the accompanying prospectus
Preemptive Rights
No holders of the Series C Preferred Stock will have any preemptive rights to purchase or subscribe for our common stock or any other security.
Book-Entry Procedures
All interests in the global securities certificates representing the shares of the Series C Preferred Stock will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the Series C Preferred Stock. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures or for the accuracy or completeness of the following disclosure.
DTC will act as securities depositary for the Series C Preferred Stock. We will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of shares of the Series C Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of the Series C Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.
Title to book-entry interests in the Series C Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. So long as DTC’s nominee is the registered owner of the global securities certificates, that nominee will be considered the sole owner and holder of the shares of the Series C Preferred Stock represented by those certificates for all purposes. Except as provided below, owners of beneficial interests in the certificates will not be entitled to have shares of the Series C Preferred Stock registered in their names; will not receive or be entitled to receive physical, certificated shares of the Series C Preferred Stock; and will not be considered the owners or holders of the shares of the Series C Preferred Stock for any purpose. As a result, each person owning a beneficial interest in shares of the Series C Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series C Preferred Stock.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York State banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.
When you purchase shares of the Series C Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series C Preferred Stock on DTC’s records. You will be considered to be the “beneficial owner” of the Series C Preferred Stock. Your beneficial ownership interest will be recorded on the Direct and

Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of the Series C Preferred Stock are credited.
You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series C Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.
Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action which a holder is entitled to take under our certificate of incorporation (including the certificate of designations designating the Series C Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.
Any redemption notices with respect to the Series C Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of the Series C Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of the Series C Preferred Stock in accordance with its procedures.
In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of the Series C Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the dividend record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of the Series C Preferred Stock are credited to on the dividend record date, which are identified in a listing attached to the omnibus proxy.
Dividends on the Series C Preferred Stock will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant dividend payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that dividend payment date.
Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the Direct and Indirect Participants and not of DTC, us or any agent of ours.
DTC may discontinue providing its services as securities depositary with respect to the Series C Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series C Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series C Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series C Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.
According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Global Clearance and Settlement Procedures
Initial settlement for the Series C Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

UNDERWRITING
We are offering the shares of the Series C Preferred Stock described in this prospectus supplement and the accompanying prospectus through the underwriters named below. Piper Sandler & Co. is acting as the sole book-running manager for this offering and as representative of the underwriters. We have entered into an underwriting agreement with the representative. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of the Series C Preferred Stock set forth opposite that underwriter’s name in the following table.

Underwriter	Number of Shares
Piper Sandler & Co.
Total
The underwriting agreement provides that the underwriters must buy all of the shares of the Series C Preferred Stock in this offering from us if they buy any of them. However, the underwriters are not required to take or pay for the shares of the Series C Preferred Stock covered by the underwriters’ over-allotment option described below.
The Series C Preferred Stock is offered subject to a number of conditions, including: (i) receipt and acceptance of the Series C Preferred Stock by the underwriters; and (ii) the underwriters’ right to reject orders in whole or in part.
In connection with this offering, the underwriters may distribute prospectuses electronically.
The underwriters initially propose to offer the shares of Series C Preferred Stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at a price that represents a concession not in excess of $ per share of Series C Preferred Stock below the public offering price. Any underwriters may allow, and such dealers may re-allow, a concession not in excess of $ per share of Series C Preferred Stock to other underwriters or to certain dealers. If the shares of Series C Preferred Stock are not sold at the initial price to the public, the underwriters may change the offering price and the other selling terms.
We have granted the underwriters the option to purchase up to an additional shares of the Series C Preferred Stock from us, solely to cover over-allotments, if any, at the public offering price per share, less the underwriting discount, within 30 days of the date of this prospectus supplement.
We estimate that our total expenses incurred in connection with this offering, excluding underwriting discounts, will be approximately $ .
We have agreed that we will not, subject to certain exceptions, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of the Series C Preferred Stock, any other shares of our preferred stock or securities convertible into or exchangeable or exercisable for any shares of the Series C Preferred Stock, or publicly announce the intention to make any such offer, sale, contract to sell, pledge, disposition or filing, without the prior written consent of the representative, for a period of 30 days after the date of this prospectus supplement.
No current market exists for the Series C Preferred Stock. We intend to apply to list the shares of the Series C Preferred Stock on the NYSE under the symbol “EFC PR C” and we have agreed that we will use our best efforts to effect and maintain the listing on the NYSE. If the application is approved, trading of the Series C Preferred Stock on the NYSE is expected to begin within 30 days after the date of initial issuance of the shares of the Series C Preferred Stock. Certain of the underwriters have advised us that they intend to make a market in the shares of the Series C Preferred Stock prior to the commencement of any trading on the NYSE. They will have no obligation to make a market in the shares of the Series C Preferred Stock, however, and may cease market-making activities, if commenced, at any time without notice. We cannot assure you that a market for the shares of the Series C Preferred Stock will develop prior to the commencement of trading on the NYSE or, if developed, will be maintained or will provide you with adequate liquidity.
The underwriting discount per share is equal to the public offering price per share of the Series C Preferred Stock less the amount paid by the underwriters to us per share. We have agreed to pay the underwriters the following discount, assuming either no exercise or full exercise by the underwriters of the underwriters’ over-allotment option:

Public offering price	Per Share	Without Exercise of Option	With Full Exercise of Option
	$	$	$
Underwriting discounts	$	$	$
Proceeds, before expenses, to Ellington Financial Inc.	$	$	$
In connection with the offering, the underwriters may purchase and sell shares of the Series C Preferred Stock in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option granted to the underwriters, and stabilizing purchases.
•Short sales involve secondary market sales by the underwriters of a greater number of shares of the Series C Preferred Stock than they are required to purchase in the offering.
•“Covered” short sales are sales of shares of the Series C Preferred Stock in an amount up to the number of shares of the Series C Preferred Stock represented by the underwriters’ over-allotment option.
•“Naked” short sales are sales of shares of the Series C Preferred Stock in an amount in excess of the number of shares of the Series C Preferred Stock represented by the underwriters’ over-allotment option.
•Covering transactions involve purchases of shares of the Series C Preferred Stock either pursuant to the underwriters’ over-allotment option or in the open market after the distribution has been completed in order to cover short positions.
•To close a naked short position, the underwriters must purchase shares of the Series C Preferred Stock in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of the Series C Preferred Stock in the open market after pricing that could adversely affect investors who purchase in the offering.
•To close a covered short position, the underwriters must purchase shares of the Series C Preferred Stock in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares of the Series C Preferred Stock to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.
•Stabilizing transactions involve bids to purchase shares of the Series C Preferred Stock so long as the stabilizing bids do not exceed a specified maximum.
The underwriters may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representative of the underwriters has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.
Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares of the Series C Preferred Stock. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the shares of the Series C Preferred Stock. As a result, the price of the shares of the Series C Preferred Stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the shares of the Series C Preferred Stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued at any time without notice.
Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide the required indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Affiliations
Certain of the underwriters and their affiliates have in the past provided, are currently providing and may in the future from time to time provide, investment banking and other financing, trading, banking, research, transfer agent and trustee services to us, our subsidiaries and our affiliates, for which they have in the past received, and may currently or in the future receive, fees and expenses. Additionally, certain of the underwriters and their affiliates may sell assets to us from time to time.
In addition, in the ordinary course of their business activities, certain of the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Settlement
We expect that delivery of the shares of the Series C Preferred Stock will be made to investors on or about the second business day following the date of this prospectus supplement (such settlement being referred to as “T+2”).
Notice to Prospective Investors in Hong Kong
The shares of the Series C Preferred Stock may not be offered or sold in Hong Kong, by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong).
No advertisement, invitation or document relating to the shares of the Series C Preferred Stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares of the Series C Preferred Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Australia
No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (“Corporations Act”)) in relation to the shares of the Series C Preferred Stock has been or will be lodged with the Australian Securities & Investments Commission (“ASIC”). This prospectus supplement has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this prospectus supplement in Australia:
(a)you confirm and warrant that you are either:
(i)a “sophisticated investor” under Section 708(8)(a) or (b) of the Corporations Act;
(ii)a “sophisticated investor” under Section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;
(iii)a person associated with us under Section 708(12) of the Corporations Act; or
(b)a “professional investor” within the meaning of Section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and
(c)you warrant and agree that you will not offer any of the shares of the Series C Preferred Stock for resale in Australia within 12 months of the shares of the Series C Preferred Stock being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under Section 708 of the Corporations Act.
Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with exempt offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The shares of the Series C Preferred Stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of the Series C Preferred Stock offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

LEGAL MATTERS
Certain legal matters in connection with the issuance of the shares of the Series C Preferred Stock issued under this prospectus supplement and the accompanying prospectus will be passed upon for us by Vinson & Elkins L.L.P. Certain tax matters will be passed upon for us by Hunton Andrews Kurth LLP. Certain legal matters will be passed upon for the underwriters by Ropes & Gray LLP.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Longbridge Financial, LLC and LendSure Mortgage Corp. incorporated in this Prospectus by reference to Exhibits 99.1 and 99.2 of the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of Richey May & Co., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus
Ellington Financial Inc.
Common Stock
Preferred Stock
Stockholder Rights to Purchase Common or Preferred Stock
Warrants to Purchase Common or Preferred Stock
Debt Securities
Depositary Shares
Units

We and any selling security holders may offer, issue and sell, from time to time, common stock, preferred stock, stockholder rights to purchase common or preferred stock, which we refer to as “stockholder rights,” warrants to purchase common or preferred stock, which we refer to as “warrants,” debt securities, which may consist of debentures, notes, or other types of debt, depositary shares representing a fractional interest of a share of a particular class or series of our preferred stock, which we refer to as “depositary shares,” and units consisting of two or more of the foregoing, which we refer to as “units,” in one or more offerings. We refer to common stock, preferred stock, stockholder rights, warrants, debt securities, depositary shares and units as “securities.” We will provide specific terms of each issuance of these securities in supplements to this prospectus. We and/or any selling security holders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. You should read this prospectus and the applicable supplement carefully before you decide to invest. This prospectus may not be used to consummate sales of these securities unless it is accompanied by a prospectus supplement.
Our common stock is listed on the New York Stock Exchange, or “NYSE,” under the symbol “EFC,” our 6.750% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.001 par value per share (the "Series A Preferred Stock") is listed on the NYSE under the symbol "EFC PR A" and our 6.250% Series B Fixed-Rate Reset Cumulative Redeemable Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”) is listed on the NYSE under the symbol “EFC PR B.” The last reported sale price of our common stock on the NYSE on January 23, 2023 was $13.84 per share. Our principal executive offices are located at 53 Forest Avenue, Old Greenwich, Connecticut 06870, and our telephone number is (203) 409-3575.

Investing in these securities involves risks. You should carefully read and consider the information referred to under “Risk Factors” on page 6 of this prospectus and the applicable prospectus supplement before making a decision to invest in these securities.
Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 24, 2023

ELLINGTON FINANCIAL INC.

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement, any applicable free writing prospectus prepared by us or information to which we have referred you. We have not authorized any other person to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus or any prospectus supplement or the documents incorporated by reference herein and therein is current only as of the date on the front of those documents.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC. Under this shelf registration statement, we and/or any selling security holders may offer and sell any combination of our common stock, preferred stock, stockholder rights, warrants, debt securities, depositary shares, and units in one or more offerings. This prospectus provides you with a general description of the securities we and/or any selling security holders may offer. Each time we and/or any selling security holders offer to sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information contained in this prospectus. Before you buy any of our securities, it is important for you to consider the information contained in this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
The SEC allows us to incorporate by reference information that is contained in certain reports and other documents that we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.
Except where the context suggests otherwise, “Company,” “we,” “us” and “our” refer to Ellington Financial Inc. and its consolidated subsidiaries, including Ellington Financial Operating Partnership LLC, our operating partnership subsidiary, which we refer to as our “Operating Partnership.” On March 1, 2019, we completed our conversion from a Delaware limited liability company named Ellington Financial LLC into a Delaware corporation named Ellington Financial Inc. (the “Conversion”).
We conduct all of our operations and business activities through our Operating Partnership. Our “Manager” refers to Ellington Financial Management LLC, our external manager, “Ellington” refers to Ellington Management Group, L.L.C. and its affiliated investment advisory firms, including our Manager, and "Manager Group" refers collectively to the officers and directors of EFC, and partners and affiliates of Ellington (including families and family trusts of the foregoing). In certain instances, references to our Manager and services to be provided to us by our Manager may also include services provided by Ellington and its other affiliates from time to time.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
We make forward-looking statements in this prospectus and in the documents incorporated by reference in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, cash flow and plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may,” “seek,” or similar expressions or their negative forms, or refer to strategies, plans, or intentions, we intend to identify forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and as such, these statements may involve known and unknown risks, uncertainties, and assumptions.
Forward-looking statements are based on our beliefs, assumptions and expectations of our future operations, business strategies, performance, financial condition, liquidity and prospects, taking into account information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed, anticipated or contemplated in our forward-looking statements. You should carefully consider these risks before you invest in our securities. The following factors are examples of those that could cause actual results to vary materially from our forward-looking statements:
•our ability to accurately forecast the payment of future dividends on our common and preferred stock, and the amount of such dividends;
•changes in the value of our investments, including negative changes resulting in margin calls related to the financing of our assets;
•difficult conditions in the markets for our assets, including the market-related and other impacts of pandemics involving infectious diseases, such as the COVID-19 pandemic;
•the effect of the U.S. Federal Reserve’s and the U.S. Treasury’s actions and programs on the liquidity of the capital markets and the impact and timing of any further programs or regulations implemented by the U.S. government or its agencies;
•the federal conservatorship of the Federal National Mortgage Association, or “Fannie Mae,” and the Federal Home Loan Mortgage Corporation, or “Freddie Mac,” and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae, Freddie Mac, the Government National Mortgage Association, within the U.S. Department of Housing and Urban Development, or “Ginnie Mae,” and the U.S. government;
•the impact of the downgrade of the long-term credit ratings of the United States, Fannie Mae, Freddie Mac and Ginnie Mae;
•changes in prepayments of the mortgages and other loans underlying our Agency RMBS (as defined below);
•the volatility of our target markets and of the market value of our assets, including our ability to accurately determine the fair market value of our assets;
•increased rates of default and/or decreased recovery rates on our assets;
•the degree to which our hedging strategies may or may not protect us from, or expose us to, credit or interest rate risk;
•changes in our business and strategy;
•availability, terms and deployment of capital;
•our projected financial and operating results;
•changes in interest rates and the market value of our investments;
•our ability to maintain existing financing agreements, obtain future financing arrangements and the terms of such arrangements;
•how pandemics involving infectious diseases, such as COVID-19, may affect us, our operations and the personnel supplied to us by our Manager;
•changes in the real estate and debt securities markets;
•global economic trends and economic conditions, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates, labor shortages, currency fluctuations and challenges in global supply chains;

•legislative or regulatory changes (including tax law changes and changes to laws governing the regulation of investment companies);
•the potential unavailability of the London Interbank Offered Rate (“LIBOR”) after June 30, 2023;
•our Manager’s ability to hire and retain qualified personnel;
•changes in our industry;
•availability of investment opportunities;
•our estimated book value per share of common stock;
•the degree and nature of our competition;
•changes to generally accepted accounting principles in the United States, or “U.S. GAAP”;
•market volatility;
•changes in government regulations or loan modification programs affecting our business;
•our ability to maintain our qualification, and successfully operate our business as a real estate investment trust, or "REIT," under the Internal Revenue Code of 1986, as amended, or the "Code";
•our ability to maintain our exclusion from registration under the Investment Company Act of 1940, as amended, or “Investment Company Act”; and
•risks associated with investing in real estate assets, including changes in business conditions and the general economy.
These and other risks, uncertainties and other important factors identified, or incorporated by reference in this prospectus, including, but not limited to, those described under the caption “Risk Factors” in this prospectus, as well as those described under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures about Market Risk” in our most recent Annual Report on Form 10-K and in our subsequently filed Quarterly Reports on Form 10-Q and in the other documents incorporated by reference in this prospectus, could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. See “Where You Can Find More Information” below.

ELLINGTON FINANCIAL INC.
Our Company
We acquire and manage mortgage-related, consumer-related, corporate-related, and other financial assets. Our primary objective is to generate attractive, risk-adjusted total returns for our stockholders by making investments that we believe compensate us appropriately for the risks associated with them. We seek to attain this objective by utilizing an opportunistic strategy. Our targeted asset classes currently include investments in the U.S. and Europe (as applicable) in the categories listed below, as updated from time to time, and in the section captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations—Our Targeted Asset Classes." in our subsequently filed Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q. Subject to maintaining our qualification as a REIT, we expect to continue to invest in these targeted asset classes.
•residential mortgage loans, including (i) mortgage loans that are not deemed to be "qualified mortgage," loans under the rules of the Consumer Financial Protection Bureau, (ii) residential transition loans, and (iii) non-performing and re-performing residential mortgage loans, or "residential NPLs," including "legacy" (i.e. issued before the 2008 financial crisis) NPLs;
•residential mortgage-backed securities, or "RMBS," for which the principal and interest payments are guaranteed by a U.S. government agency or a U.S. government-sponsored entity, or "Agency RMBS";
•RMBS backed by U.S. residential mortgage loans for which the principal and interest payments are not guaranteed by a U.S. government agency or a U.S. government-sponsored entity, or "non-Agency RMBS"; and RMBS backed by European residential mortgage loans, or "European RMBS";
•commercial mortgage-backed securities, or "CMBS," commercial mortgage loans and other commercial real estate debt;
•consumer loans and asset-backed securities, or "ABS," including ABS backed by consumer loans;
•collateralized loan obligations, or "CLOs";
•mortgage-related and non-mortgage-related derivatives;
•strategic investments in companies from which we purchase, or may in the future purchase, targeted assets, and other strategic investments in companies related to our business; and
•other investments, including corporate debt and equity securities and corporate loans.
Subject to maintaining our qualification as a REIT, we opportunistically utilize derivatives and other hedging instruments to hedge our interest rate, credit, and foreign currency risk.
Our investments in residential and commercial mortgage loans may consist of performing, non-performing, or sub-performing loans. In addition, we may from time to time acquire real property. We also have made, and may in the future make, investments in the debt and/or equity of other entities engaged in loan-related businesses, such as loan originators and mortgage-related entities. We made our initial investment in Longbridge Financial LLC, a reverse mortgage loan originator (“Longbridge”), in September 2014, and in October 2022, we completed the purchase of substantially all of the remaining equity of Longbridge. As a result, we own more than 99% of Longbridge as of the date of this prospectus.
In connection with investments in loan originators, we may also enter into flow agreements that will allow us to purchase new loans from the loan originators in which we invest in accordance with the parameters set forth in the applicable flow agreement. We also opportunistically engage in relative value trading strategies, whereby we seek to identify and capitalize on short-term pricing disparities in various equity and/or fixed-income markets. We also opportunistically seek to acquire and manage other types of mortgage-related and financial assets not listed above, such as mortgage servicing rights and credit risk transfer securities.
Our 'credit portfolio,' which includes all of our assets other than Agency RMBS, has historically been the primary driver of our risk and return, and we expect that this will continue in the near to medium term. We also maintain a highly leveraged portfolio of Agency RMBS to take advantage of opportunities in that market sector, to help maintain our exclusion from registration as an investment company under the Investment Company Act, and to help maintain our qualification as a REIT. Unless we acquire very substantial amounts of whole mortgage loans or there are changes to the rules and regulations applicable to us under the Investment Company Act and/or to our qualification as a REIT, we expect that we will continue to maintain some amount of Agency RMBS.
Our Corporate Information
We were formed as a Delaware limited liability company in 2007, and became a Delaware corporation on March 1, 2019 upon completion of our Conversion. We have elected to be treated as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2019. Our principal executive offices are located at 53 Forest Avenue, Old Greenwich, CT 06870. Our telephone number is (203) 409-3575. Our internet address is www.ellingtonfinancial.com. Our internet website, and the information contained therein or connected thereto, does not constitute part of this prospectus.

Our Manager and Ellington
We are externally managed and advised by our Manager, an affiliate of Ellington, pursuant to a management agreement. Our Manager was formed solely to serve as our manager and does not have any other clients. In addition, our Manager currently does not have any employees and instead relies on the employees of Ellington to perform its obligations to us. Ellington is an investment management firm and registered investment advisor with a 28-year history of investing in a broad spectrum of mortgage-backed securities, or "MBS," and related derivatives.
The members of our management team include Michael Vranos, founder and Chief Executive Officer of Ellington, who serves as our Co-Chief Investment Officer; Laurence Penn, Vice Chairman and Chief Operating Officer of Ellington, who serves as our Chief Executive Officer and President and a member of our board of directors (“Board of Directors”); Mark Tecotzky, Vice Chairman - Co-Head of Credit Strategies of Ellington, who serves as our Co-Chief Investment Officer; JR Herlihy, a Managing Director of Ellington, who serves as our Chief Financial Officer; Christopher Smernoff, who serves as our Chief Accounting Officer; Daniel Margolis, General Counsel of Ellington, who serves as our General Counsel; and Vincent Ambrico, who serves as our Controller. Each of these individuals is an officer of our Manager.
Our Manager is responsible for administering our business activities and day-to-day operations and, pursuant to a services agreement between our Manager and Ellington, relies on the resources of Ellington to support our operations. Ellington has well-established portfolio management resources for each of our targeted asset classes and an established infrastructure supporting those resources. Through our relationship with our Manager, we benefit from Ellington's highly analytical investment processes, broad-based deal flow, extensive relationships in the financial community, financial and capital structuring skills, investment surveillance database, and operational expertise. For example, Ellington's analytic approach to the investment process involves collection of substantial amounts of data regarding historical performance of MBS collateral and MBS market transactions. Ellington analyzes this data to identify possible relationships and trends and develops financial models used to support our investment and risk management process. In addition, throughout Ellington's 28-year investing history, it has developed strong relationships with a wide range of dealers and other market participants that provide Ellington access to a broad range of trading opportunities and market information. As a result, Ellington provides us with access to a wide variety of asset acquisition and disposition opportunities and information that assist us in making asset management decisions across our targeted asset classes, which we believe provides us with a significant competitive advantage. We also benefit from Ellington's finance, accounting, operational, legal, compliance, and administrative functions.
As of December 31, 2022, Ellington had over 170 employees and had assets under management of approximately $10.3 billion, of which approximately $6.6 billion consisted of our company, as well as Ellington Residential Mortgage REIT, a REIT listed on the New York Stock Exchange, or the "NYSE," under the ticker "EARN," and various hedge funds and other alternative investment vehicles that employ financial leverage, and approximately $3.7 billion consisted of accounts that do not employ financial leverage. The $10.3 billion and $6.6 billion in assets under management include approximately $1.1 billion in Ellington-managed CLOs. For these purposes, the Ellington-managed CLO figure represents the aggregate outstanding balance of CLO notes and market value of CLO equity, excluding any notes and equity held by other Ellington-managed funds and accounts.

RISK FACTORS
Investment in our securities involves significant risks. Before making an investment decision, you should carefully read and consider the risks set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information,” below. If any of the risks described in any prospectus supplement hereto or incorporated by reference in this prospectus or any prospectus supplement hereto occurs, our business, financial condition or results of operations could be materially and adversely affected. Additional risks and uncertainties not presently known to us, or not presently deemed material by us, may also impair our operations and performance.

USE OF PROCEEDS
Unless otherwise indicated in an applicable prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of securities offered by this prospectus and the applicable prospectus supplement for the purchase of our targeted assets and for general corporate purposes.
We will not receive any of the proceeds from the sale of securities to which this prospectus relates that are offered by any selling security holders.

DESCRIPTION OF COMMON STOCK
The following description of our common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate, including a prospectus supplement which provides for common stock issuable pursuant to stockholder rights or upon conversion of securities which are offered pursuant to such prospectus supplement and convertible into common stock under the terms and conditions set forth in such prospectus supplement, and will apply to any common stock offered by this prospectus unless we provide otherwise in the applicable prospectus supplement or any document incorporated by reference in the applicable prospectus supplement or this prospectus.
Our certificate of incorporation provides for the issuance of our shares of common stock, as well as certain terms of our common stock. The following is a summary of some of the terms of our common stock, our certificate of incorporation and the Delaware General Corporation Law (the “DGCL”), and is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of our certificate of incorporation and the DGCL.
Authorized Shares
We are authorized to issue, pursuant to action by our Board of Directors and subject to limitations prescribed by the DGCL, up to 100,000,000 shares of common stock, par value $0.001 per share. As of December 31, 2022 we had 63,812,215 shares of common stock outstanding.
Conversion
At 11:59 P.M. Eastern Time on March 1, 2019 (the “Effective Time”) and pursuant to a plan of conversion, we converted from a limited liability company to a corporation. As a result of the Conversion, each common share representing a limited liability company interest in Ellington Financial LLC outstanding immediately prior to the Effective Time converted into one issued and outstanding, fully paid and nonassessable share of common stock.
Our certificate of incorporation and our bylaws provided our stockholders following the Conversion with substantially the same rights and obligations of limited liability company members pursuant to the operating agreement of Ellington Financial LLC immediately prior to the Conversion.
Voting Rights
The holders of common stock are entitled to one vote per share held of record on all matters submitted to a vote of our stockholders. Generally, all matters to be voted on by our stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all holders of common stock present in person or represented by proxy, voting together as a group.
Economic Rights
Dividends. In general, holders of common stock will share ratably (based on the number of shares of common stock held) in any dividend declared by our Board of Directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of distributions and to any restrictions on the payment of distributions imposed by the terms of any outstanding preferred stock.
Liquidation. Upon our dissolution, liquidation or winding up, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive our remaining assets available for distribution.
Restrictions on Transfer
See “Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws” for a description of restrictions on transfers of our shares including our common stock and for a description of other provisions of the certificate of incorporation and bylaws.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (718) 921-8300.
Listing
Our common stock is listed on the NYSE under the ticker symbol “EFC.”

DESCRIPTION OF PREFERRED STOCK
The following description of our preferred stock sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate, including a prospectus supplement which provides for preferred stock issuable pursuant to stockholder rights or upon conversion of securities which are offered pursuant to such prospectus supplement and convertible into preferred stock under the terms and conditions set forth in such prospectus supplement, and will apply to any preferred stock offered by this prospectus unless we provide otherwise in the applicable prospectus supplement.
We are authorized to issue, pursuant to action by our Board of Directors and subject to limitations prescribed by the DGCL, up to 100,000,000 shares of preferred stock. The following is a summary of some of the terms of our preferred stock, our certificate of incorporation and the DGCL, and is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of our certificate of incorporation and the DGCL.
As of December 31, 2022, we had 4,600,000 shares of Series A Preferred Stock outstanding and 4,820,421 shares of Series B Preferred Stock outstanding. Unless required by law or by any stock exchange, the authorized preferred stock will be available for issuance without further action by common stockholders.
Our Board of Directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:
•the designation of the series;
•the amount of shares of preferred stock of the series, which our Board of Directors may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares of preferred stock of the series then outstanding;
•whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;
•the dates at which dividends, if any, will be payable;
•the redemption rights and price or prices, if any, for shares of preferred stock of the series;
•the terms and amounts of any sinking fund provided for the purchase or redemption of the shares of preferred stock of the series;
•the amounts payable on shares of preferred stock of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;
•whether the shares of preferred stock of the series will be convertible into or exchangeable for interests of any other class or series, or any other security, of our company or any other entity, and, if so, the specification of the other class or series or other security, the conversion or exchange price or prices or rate or rates, any rate adjustments, the date or dates on which, the period or periods during which, the shares of preferred stock will be convertible or exchangeable and all other terms and conditions upon which the conversion or exchange may be made;
•restrictions on the issuance of shares of preferred stock of the series or of any shares of any other class or series; and
•the voting rights, if any, of the holders of the shares of preferred stock of the series.
The designations, preferences, rights, powers and duties of each series of preferred stock will be set forth in a designating amendment to our certificate of incorporation that is approved by our Board of Directors and annexed to our certificate of incorporation.
Description of Series A Preferred Stock
On October 21, 2019, we filed a certificate of designations (the “Series A Certificate of Designations”) with the Secretary of State of the State of Delaware to designate 4,600,000 shares of our authorized preferred stock, par value $0.001 per share, as shares of "6.750% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock" with the powers, designations, preferences and other rights as set forth therein, which certificate became effective upon filing. On January 20, 2022, we filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the "Series A Certificate of Amendment") of Certificate of Designations for the Series A Preferred Stock to designate 4,000,000 shares of the Company’s authorized preferred stock as additional shares of Series A Preferred Stock, which became effective upon filing. As a result, as of the date of this prospectus, we were authorized to issue an aggregate of 8,600,000 shares of Series A Preferred Stock.

The Series A Certificate of Designations and Series A Certificate of Amendment are incorporated by reference herein. The Series A Preferred Stock is listed on the NYSE under the trading symbol "EFC PR A." Terms defined in this "Description of Series A Preferred Stock" section have the meanings ascribed to such terms herein only when used in this "Description of Series A Preferred Stock" section
Ranking. The Series A Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, (i) senior to our common stock and all other classes or series of stock we may issue in the future with terms specifically providing that such stock ranks junior to the Series A Preferred Stock and Series B Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up ("Junior Stock"); (ii) on a parity with all classes or series of stock we may issue in the future with terms specifically providing that such stock ranks on a parity with the Series A Preferred Stock and Series B Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up ("Parity Stock"); (iii) junior to all classes or series of stock we may issue in the future with terms specifically providing that such stock ranks senior to the Series A Preferred Stock and Series B Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up ("Senior Stock"); and (iv) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into or exchangeable for our common stock or preferred stock) and other liabilities and to all liabilities and preferred equity of our existing subsidiaries and any future subsidiaries.
Dividends. Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of our funds legally available for the payment of dividends, cumulative cash dividends. The initial dividend rate for the Series A Preferred Stock from and including October 22, 2019 to, but excluding, October 30, 2024 (the “Fixed Rate Period”) is at the rate of 6.750% of the $25.00 liquidation preference per share of the Series A Preferred Stock per annum. On and after October 30, 2024 (the “Floating Rate Period”), dividends on the Series A Preferred Stock will accumulate at a percentage of the $25.00 liquidation preference per share of the Series A Preferred Stock equal to an annual floating rate of the three-month LIBOR plus a spread of 5.196%.
Dividends on the Series A Preferred Stock accumulate daily and are cumulative from, and including, October 22, 2019 and are payable quarterly in arrears on or about the 30th day of each January, April, July and October (each, a “Series A Dividend Payment Date”); provided, that if any Series A Dividend Payment Date is not a business day, then the dividend which would otherwise have been payable on that Series A Dividend Payment Date may be paid on the next succeeding business day and no interest, additional dividends or other sums accrue on the amount so payable for the period from and after such Series A Dividend Payment Date to such next succeeding business day. Dividends payable for any dividend period during the Fixed Rate Period are calculated on the basis of a 360-day year consisting of twelve 30-day months, and dividends payable for any dividend period during the Floating Rate Period are calculated on the basis of a 360-day year and the number of days actually elapsed in such dividend period. Dividends are payable to holders of record as they appear in our stock records for the Series A Preferred Stock at the close of business on the applicable record date, which will be no fewer than ten days and no more than 35 days prior to the applicable dividend payment date, as shall be fixed by the board of directors (each, a “dividend record date”). The dividends payable on any Series A Dividend Payment Date include dividends accumulated to, but excluding, such Series A Dividend Payment Date.
Liquidation Preference. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A Preferred Stock are entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of Senior Stock, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the date of payment, before any distribution of assets is made to holders of our common stock or any other Junior Stock. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of the Series A Preferred Stock and the corresponding amounts payable on all shares of Parity Stock, the holders of the Series A Preferred Stock and all such Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
Redemption. The Series A Preferred Stock is not redeemable by us prior to October 30, 2024, except under circumstances intended to preserve our qualification as a REIT for federal income tax purposes and except upon the occurrence of a Change of Control (as defined in the Series A Certificate of Designations). On and after October 30, 2024, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest.
In addition, upon the occurrence of a Change of Control, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest.

Maturity. The Series A Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption, and will remain outstanding indefinitely unless (i) we decide to redeem or otherwise repurchase the Series A Preferred Stock or (ii) the Series A Preferred Stock becomes convertible and is actually converted in connection with a Change of Control by the holders of Series A Preferred Stock.
Voting Rights. Holders of the Series A Preferred Stock do not have any voting rights. However, if we do not pay dividends on the Series A Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the holders of the Series A Preferred Stock (voting together as a class with the holders of Series B Preferred Stock and the holders of all other classes or series of preferred stock that we may issue and upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election referred to below) will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay all dividends that we owe on the Series A Preferred Stock, subject to certain limitations. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock is required for us to authorize or issue any class or series of Senior Stock, to amend any provision of our certificate of incorporation so as to materially and adversely affect any rights of the Series A Preferred Stock or to take certain other actions.
Conversion. Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right (subject to our election to redeem the Series A Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined in the Series A Certificate of Designations)) to convert some or all of the Series A Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series A Preferred Stock determined by a formula, in each case, on the terms and subject to the conditions described in the Series A Certificate of Designations, including provisions for the receipt, under specified circumstances, of alternative consideration.
Description of Series B Preferred Stock
On December 10, 2021, we filed a certificate of designations (the “Series B Certificate of Designations”) with the Secretary of State of the State of Delaware to designate 5,060,000 shares of our authorized preferred stock, par value $0.001 per share, as shares of “6.250% Series B Fixed-Rate Reset Cumulative Redeemable Preferred Stock” with the powers, designations, preferences and other rights as set forth therein, which certificate became effective upon filing. On January 20, 2022, we filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Series B Certificate of Amendment”) of Certificate of Designations for the Series B Preferred Stock to designate 3,740,000 shares of the Company’s authorized preferred stock as additional shares of Series B Preferred Stock, which became effective upon filing. As a result, as of the date of this prospectus, we were authorized to issue an aggregate of 8,800,000 shares of Series B Preferred Stock. The Series B Certificate of Designations and Series B Certificate of Amendment are incorporated by reference herein. The Series B Preferred Stock is listed on the NYSE under the trading symbol “EFC PR B.” Terms defined in this “Description of Series B Preferred Stock” section have the meanings ascribed to such terms herein only when used in this “Description of Series B Preferred Stock” section.
Ranking. The Series B Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, (i) senior to our common stock and all other classes or series of stock we may issue in the future with terms specifically providing that such stock ranks junior to the Series A Preferred Stock and Series B Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (“Junior Stock”); (ii) on a parity with our Series A Preferred Stock and all classes or series of stock we may issue in the future with terms specifically providing that such stock ranks on a parity with the Series A Preferred Stock and Series B Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (“Parity Stock”); (iii) junior to all classes or series of stock we may issue in the future with terms specifically providing that such stock ranks senior to the Series A Preferred Stock and Series B Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (“Senior Stock”); and (iv) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into or exchangeable for our common stock or preferred stock) and other liabilities and to all liabilities and preferred equity of our existing subsidiaries and any future subsidiaries.
Dividends. Holders of shares of the Series B Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends based on the stated liquidation preference of $25.00 per share at a rate equal to (i) from and including December 13, 2021 to, but excluding, January 30, 2027 (the “First Reset Date”), 6.250% per annum (equivalent to $1.5625 per annum per share of the Series B Preferred Stock) and (ii) from and including the First Reset Date, during each Reset Period (as defined below), the five-year treasury rate (as defined in the Series B Certificate of Designations) as of the most recent Reset Dividend Determination Date (as defined below) plus 4.99% per annum.
A “Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date, whether or not a business day. A “Reset Period” means the period from, and including, the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from, and including, each Reset Date to, but excluding, the next following Reset Date. A “Reset Dividend Determination Date” means, in respect of any Reset Period, the day falling three business days prior to the beginning of such Reset Period.

Dividends on the Series B Preferred Stock accumulate daily and are cumulative from, and including, December 13, 2021 and are payable quarterly in arrears on or about the 30th day of January, April, July and October of each year (each, a “Series B Dividend Payment Date”), when and as declared, provided, however, that if any Series B Dividend Payment Date is not a business day, then the dividend which would otherwise have been payable on that Series B Dividend Payment Date may be paid, at our option, on either the immediately preceding business day or the next succeeding business day, except that, if such business day is in the next succeeding calendar year, such payment must be made on the immediately preceding business day, in each case with the same force and effect as if paid on such dividend payment date, and no interest, additional dividends or other sums accrue on the amount so payable for the period from such Series B Dividend Payment Date to such next succeeding business day. Dividends payable for any dividend period are calculated on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record as they appear in our stock transfer records for the Series B Preferred Stock at the close of business on the applicable dividend record date, which will be no fewer than ten days and no more than 35 days prior to the applicable dividend payment date, as will be fixed by the board of directors (each, a “dividend record date”). The dividends payable on any Series B Dividend Payment Date include dividends accumulated to, but excluding, such Series B Dividend Payment Date.
Liquidation Preference. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series B Preferred Stock are entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of Senior Stock, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the date of payment, before any distribution of assets is made to holders of our common stock or any other Junior Stock. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of the Series B Preferred Stock and the corresponding amounts payable on all shares of Parity Stock, the holders of the Series B Preferred Stock and all such Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
Redemption. The Series B Preferred Stock is not redeemable by us prior to January 30, 2027, except under circumstances intended to preserve our qualification as a REIT for federal income tax purposes and except upon the occurrence of a Change of Control (as defined in the Series B Certificate of Designations). On and after January 30, 2027, we may, at our option, redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest.
In addition, upon the occurrence of a Change of Control, we may, at our option, redeem the Series B Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest.
Maturity. The Series B Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption. Shares of the Series B Preferred Stock will remain outstanding indefinitely unless (i) we decide to redeem or otherwise repurchase the Series B Preferred Stock or (ii) the Series B Preferred Stock becomes convertible and is actually converted in connection with a Change of Control by the holders of Series B Preferred Stock.
Voting Rights. Holders of the Series B Preferred Stock do not have any voting rights. However, if we do not pay dividends on the Series B Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the holders of the Series B Preferred Stock (voting together as a class with the holders of Series A Preferred Stock and the holders of all other classes or series of preferred stock that we may issue and upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election referred to below) will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay all dividends that we owe on the Series B Preferred Stock, subject to certain limitations. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock is required for us to authorize or issue any class or series of Senior Stock, to amend any provision of our certificate of incorporation so as to materially and adversely affect any rights of the Series B Preferred Stock or to take certain other actions.
Conversion. Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right (subject to our election to redeem the Series B Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined in the Series B Certificate of Designations)) to convert some or all of the Series B Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series B Preferred Stock determined by a formula, in each case, on the terms and subject to the conditions described in the Series B Certificate of Designations, including provisions for the receipt, under specified circumstances, of alternative consideration.

Restrictions on Transfer
See “Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws” for a description of restrictions on transfers of our shares including our preferred stock and for a description of other provisions of our certificate of incorporation and bylaws.
Transfer Agent
The transfer agent and registrar for each series of our preferred stock will be American Stock Transfer & Trust Company, LLC unless a different transfer agent is named in the applicable prospectus supplement. The transfer agent and registrar for our Series A Preferred Stock and Series B Preferred Stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF STOCKHOLDER RIGHTS
This section describes the general terms and provisions of the rights to purchase certain of our securities that we may issue to holders of our securities pursuant to this prospectus. The applicable prospectus supplement will describe the specific terms of the rights then issued, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.
We may issue, as a dividend at no cost, to holders of record of our securities or any class or series thereof on the applicable record date, rights to purchase common stock or preferred stock. In this prospectus, we refer to such rights as “stockholder rights.” If stockholder rights are so issued to existing holders of securities, each stockholder right will entitle the registered holder thereof to purchase the securities issuable upon exercise of the rights pursuant to the terms set forth in the applicable prospectus supplement.
If stockholder rights are issued, the applicable prospectus supplement will describe the terms of such stockholder rights including the following where applicable:
•record date;
•subscription price;
•subscription agent;
•aggregate number of common stock or preferred stock purchasable upon exercise of such stockholder rights and in the case of stockholder rights for preferred stock, the designation, aggregate number, and terms of the class or series of preferred stock purchasable upon exercise of such stockholder rights;
•the date on which the right to exercise such stockholder rights shall commence and the expiration date on which such right shall expire;
•material U.S. federal income tax considerations; and
•other material terms of such stockholder rights.
In addition to the terms of the stockholder rights and the securities issuable upon exercise thereof, the prospectus supplement may describe, for a holder of such stockholder rights who validly exercises all stockholder rights issued to such holder, how to subscribe for unsubscribed securities, issuable pursuant to unexercised stockholder rights issued to other holders, to the extent such stockholder rights have not been exercised.
Holders of stockholder rights will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders of our company, except to the extent described in the related prospectus supplement.

DESCRIPTION OF WARRANTS
This section describes the general terms and provisions of the warrants that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.
We may issue warrants for the purchase of shares of common stock or preferred stock, respectively referred to as common stock warrants and preferred stock warrants. Warrants may be issued independently or together with any other securities offered by this prospectus and any applicable prospectus supplement and may be attached to or separate from such other securities. Each issuance of the warrants will be issued under a separate warrant agreement to be entered into by us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. Each issue of warrants will be evidenced by warrant certificates. The warrant agent will act solely as an agent of ours in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holder of warrant certificates or beneficial owners of warrants.
If we offer warrants pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such warrants, including the following, where applicable:
•the offering price;
•the aggregate number of shares purchasable upon exercise of such warrants, and in the case of warrants for preferred stock, the designation, aggregate number, and terms of the class or series of preferred stock purchasable upon exercise of such warrants;
•the designation and terms of the securities with which such warrants are being offered, if any, and the number of such warrants being offered with each such security;
•the date on and after which such warrants and any related securities will be transferable separately;
•the number of shares of preferred stock or common stock purchasable upon exercise of each of such warrants and the price at which such number of shares of preferred stock or common stock may be purchased upon such exercise;
•the date on which the right to exercise such warrants shall commence and the expiration date on which such right shall expire;
•material U.S. federal income tax considerations applicable to the warrants; and
•any other material terms of such warrants.
Holders of future warrants, if any, will not be entitled by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders of the Company.
If warrants for the purchase of shares of preferred stock are offered, the applicable prospectus supplement will also describe the terms of the preferred stock into which the warrants are exercisable as described under “Description of Preferred Stock.”

DESCRIPTION OF DEBT SECURITIES
General
The debt securities offered by this prospectus will be our direct unsecured general obligations. This prospectus describes certain general terms of the debt securities offered through this prospectus. In the following discussion, we refer to any of our direct unsecured general obligations as the “Debt Securities.” When we offer to sell a particular series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement or any free writing prospectus. The Debt Securities will be issued under an open-ended Indenture (for Debt Securities) between us and a trustee to be selected by us at or about the time we offer our Debt Securities. The form of open-ended Indenture (for Debt Securities) is incorporated by reference into the registration statement of which this prospectus is a part and is filed as an exhibit to the registration statement. In this prospectus we refer to the Indenture (for Debt Securities) as the “Debt Securities Indenture.” We refer to the trustee under any Debt Securities Indenture as the “Debt Securities Trustee.”
The prospectus supplement or any free writing prospectus applicable to a particular series of Debt Securities may state that a particular series of Debt Securities will be our subordinated obligations. The form of Debt Securities Indenture referred to above includes optional provisions (designated by brackets (“[ ]”)) that we would expect to appear in a separate indenture for subordinated debt securities in the event we issue subordinated debt securities. In the following discussion, we refer to any of our subordinated obligations as the “Subordinated Debt Securities.” Unless the applicable prospectus supplement or any free writing prospectus provides otherwise, we will use a separate Debt Securities Indenture for any Subordinated Debt Securities that we may issue. Our Debt Securities Indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act,” and you should refer to the Trust Indenture Act for the provisions that apply to the Debt Securities.
We have summarized selected provisions of the Debt Securities Indenture below. Each Debt Securities Indenture will be independent of any other Debt Securities Indenture unless otherwise stated in a prospectus supplement or any free writing prospectus. The summary that follows is not complete and the summary is qualified in its entirety by reference to the provisions of the applicable Debt Securities Indenture. You should consult the applicable Debt Securities, Debt Securities Indenture, any supplemental indentures, form of note, officers’ certificates and other related documents for more complete information on the Debt Securities. These documents appear as exhibits to, or are incorporated by reference into, the registration statement of which this prospectus is a part, or will appear as exhibits to other documents that we will file with the SEC, which will be incorporated by reference into this prospectus. In the summary below, we have included references to applicable section numbers of the Debt Securities Indenture so that you can easily locate these provisions.
Ranking
Our Debt Securities that are not designated Subordinated Debt Securities will be effectively subordinated to all secured indebtedness that we have outstanding from time to time to the extent of the value of the collateral securing such secured indebtedness. Our Debt Securities that are designated Subordinated Debt Securities will be subordinate to all outstanding secured indebtedness as well as Debt Securities that are not designated Subordinated Debt Securities. We have in the past and intend to continue to incur indebtedness from time to time to finance many of our assets pursuant to repurchase agreements. This indebtedness is deemed to be secured indebtedness. As a result, we may have a significant amount of secured indebtedness at any given time in relation to our total assets. The Debt Securities Indenture does not limit the amount of secured indebtedness that we may issue or incur.
For a more detailed description regarding our risk exposure on our repurchase agreements, see “Management’s Discussion and Analysis of Financial Condition and Results of Operation-Liquidity and Capital Resources” in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022 which is incorporated herein by reference, as may be updated by our subsequent annual reports, quarterly reports and other filings we make with the SEC.
Our ability to meet our financial obligations with respect to any future Debt Securities, and cash needs generally, is dependent on our operating cash flow, our ability to access various sources of short- and long-term liquidity, including our repurchase agreements, and the capital markets. Holders of our Debt Securities will effectively have a junior position to claims of our creditors, including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders.
Provisions of a Particular Series
The Debt Securities may from time to time be issued in one or more series. You should consult the prospectus supplement or free writing prospectus relating to any particular series of Debt Securities for the following information:
•the title of the Debt Securities;
•any limit on the aggregate principal amount of the Debt Securities of the series of which they are a part;
•the date(s), or method for determining the date(s), on which the principal of the Debt Securities will be payable;

•the rate, including the method of determination, if applicable, at which the Debt Securities will bear interest, if any, and:
•the date from which the interest will accrue;
•the dates on which we will pay interest;
•our ability to defer interest payments and any related restrictions during any interest deferral period; and
•the record date for any interest payable on any interest payment date;
•the place where:
•the principal of, premium, if any, and interest on the Debt Securities will be payable;
•you may register transfer of the Debt Securities;
•you may exchange the Debt Securities; and
•you may serve notices and demands upon us regarding the Debt Securities;
•the security registrar for the Debt Securities and whether the principal of the Debt Securities is payable without presentment or surrender of them;
•the terms and conditions upon which we may elect to redeem any Debt Securities, including any replacement capital or similar covenants limiting our ability to redeem any Subordinated Debt Securities;
•the denominations in which we may issue Debt Securities, if other than $1,000 and integral multiples of $1,000;
•the terms and conditions upon which the Debt Securities must be redeemed or purchased due to our obligations pursuant to any sinking fund or other mandatory redemption or tender provisions, or at the holder’s option, including any applicable exceptions to notice requirements;
•the currency, if other than United States currency, in which payments on the Debt Securities will be payable;
•the terms according to which elections can be made by us or the holder regarding payments on the Debt Securities in currency other than the currency in which the Debt Securities are stated to be payable;
•if payments are to be made on the Debt Securities in securities or other property, the type and amount of the securities and other property or the method by which the amount shall be determined;
•the manner in which we will determine any amounts payable on the Debt Securities that are to be determined with reference to an index or other fact or event ascertainable outside of the applicable indenture;
•if other than the entire principal amount, the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of their maturity;
•any addition to the events of default applicable to any Debt Securities and any addition to our covenants for the benefit of the holders of the Debt Securities;
•the terms applicable to any rights to convert Debt Securities into or exchange them for other of our securities or those of any other entity;
•whether we are issuing Debt Securities as global securities, and if so:
•any limitations on transfer or exchange rights or the right to obtain the registration of transfer;
•any limitations on the right to obtain definitive certificates of the Debt Securities; and
•any other matters incidental to the Debt Securities;
•whether we are issuing the Debt Securities as bearer certificates;
•any limitations on transfer or exchange of Debt Securities or the right to obtain registration of their transfer, and the terms and amount of any service charge required for registration of transfer or exchange;

•any exceptions to the provisions governing payments due on legal holidays, or any variations in the definition of business day with respect to the Debt Securities;
•any collateral security, assurance, guarantee or other credit enhancement applicable to the Debt Securities;
•any other terms of the Debt Securities not in conflict with the provisions of the applicable Debt Securities Indenture; and
•the material U.S. federal income tax consequences applicable to the Debt Securities.
For more information, see Section 3.01 of the applicable Debt Securities Indenture.
Debt Securities may be sold at a substantial discount below their principal amount. You should consult the applicable prospectus supplement or free writing prospectus for a description of certain material federal income tax considerations that may apply to Debt Securities sold at an original issue discount or denominated in a currency other than U.S. dollars.
Unless the applicable prospectus supplement or free writing prospectus states otherwise, the covenants contained in the applicable indenture will not afford holders of Debt Securities protection in the event we have a change in control or are involved in a highly-leveraged transaction.
Subordination
The applicable prospectus supplement or free writing prospectus may provide that a series of Debt Securities will be Subordinated Debt Securities, subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below. If so, we will issue these securities under a separate Debt Securities Indenture for Subordinated Debt Securities. For more information, see Article XV of the form of Debt Securities Indenture.
Unless the applicable prospectus supplement or free writing prospectus states otherwise, no payment of principal of, including redemption and sinking fund payments, or any premium or interest on, the Subordinated Debt Securities may be made if:
•there occur certain acts of bankruptcy, insolvency, liquidation, dissolution or other winding up of our company;
•any Senior Indebtedness is not paid when due;
•any applicable grace period with respect to other defaults with respect to any Senior Indebtedness has ended, the default has not been cured or waived and the maturity of such Senior Indebtedness has been accelerated because of the default; or
•the maturity of the Subordinated Debt Securities of any series has been accelerated because of a default and Senior Indebtedness is then outstanding.
Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and any premium and interest due or to become due on, all outstanding Senior Indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to payment. For more information, see Section 15.02 of the applicable Debt Securities Indenture. The rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full. For more information, see Section 15.04 of the applicable Debt Securities Indenture.
Unless the applicable prospectus supplement or free writing prospectus states otherwise, the term “Senior Indebtedness” means all obligations (other than non-recourse obligations and the indebtedness issued under the Subordinated Debt Securities Indenture) of, or guaranteed or assumed by, us:
•for borrowed money (including both senior and subordinated indebtedness for borrowed money, but excluding the Subordinated Debt Securities);
•for the payment of money relating to any lease that is capitalized on our consolidated balance sheet in accordance with generally accepted accounting principles; or
•indebtedness evidenced by bonds, debentures, notes or other similar instruments.
In the case of any such indebtedness or obligations, Senior Indebtedness includes amendments, renewals, extensions, modifications and refundings, whether existing as of the date of the Subordinated Debt Securities Indenture or subsequently incurred by us.
The Subordinated Debt Securities Indenture does not limit the aggregate amount of Senior Indebtedness we may issue.

Form, Exchange, and Transfer
Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will issue Debt Securities only in fully registered form without coupons and in denominations of $1,000 and integral multiples of that amount. For more information, see Sections 2.01 and 3.02 of the applicable Debt Securities Indenture.
Holders may present Debt Securities for exchange or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent we may designate.
Exchanges and transfers are subject to the terms of the applicable indenture and applicable limitations for global securities. We may designate ourselves the security registrar.
No charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that the holder must pay in connection with the transaction. Any transfer or exchange will become effective upon the security registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. For more information, see Section 3.05 of the applicable Debt Securities Indenture.
The applicable prospectus supplement or free writing prospectus will state the name of any transfer agent, in addition to the security registrar initially designated by us, for any Debt Securities. We may at any time designate additional transfer agents or withdraw the designation of any transfer agent or make a change in the office through which any transfer agent acts. We must, however, maintain a transfer agent in each place of payment for the Debt Securities of each series. For more information, see Section 6.02 of the applicable Debt Securities Indenture.
We will not be required to:
•issue, register the transfer of, or exchange any Debt Securities or any tranche of any Debt Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities called for redemption and ending at the close of business on the day of mailing; or
•register the transfer of, or exchange any, Debt Securities selected for redemption except the unredeemed portion of any Debt Securities being partially redeemed.
For more information, see Section 3.05 of the applicable Debt Securities Indenture.
Payment and Paying Agents
Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will pay interest on a Debt Security on any interest payment date to the person in whose name the Debt Security is registered at the close of business on the regular record date for the interest payment. For more information, see Section 3.07 of the applicable Debt Securities Indenture.
Unless the applicable prospectus supplement or free writing prospectus provides otherwise, we will pay principal and any premium and interest on Debt Securities at the office of the paying agent whom we will designate for this purpose. Unless the applicable prospectus supplement or free writing prospectus states otherwise, the corporate trust office of the Debt Securities Trustee in New York City will be designated as our sole paying agent for payments with respect to Debt Securities of each series. Any other paying agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement or free writing prospectus. We may at any time add or delete paying agents or change the office through which any paying agent acts. We must, however, maintain a paying agent in each place of payment for the Debt Securities of a particular series. For more information, see Section 6.02 of the applicable Debt Securities Indenture.
All money we pay to a paying agent for the payment of the principal and any premium or interest on any Debt Security that remains unclaimed at the end of two years after payment is due will be repaid to us. After that date, the holder of that Debt Security shall be deemed an unsecured general creditor and may look only to us for these payments. For more information, see Section 6.03 of the applicable Debt Securities Indenture.
Redemption
You should consult the applicable prospectus supplement or free writing prospectus for any terms regarding optional or mandatory redemption of Debt Securities. Except for any provisions in the applicable prospectus supplement or free writing prospectus regarding Debt Securities redeemable at the holder’s option, Debt Securities may be redeemed only upon notice by mail not less than 30 nor more than 60 days prior to the redemption date. Further, if less than all of the Debt Securities of a series, or any tranche of a series, are to be redeemed, the Debt Securities to be redeemed will be selected by the method provided for the particular series. In the absence of a selection provision, the Debt Securities Trustee will select a fair and appropriate method of selection. For more information, see Sections 4.03 and 4.04 of the applicable Debt Securities Indenture.
A notice of redemption we provide may state:
•that redemption is conditioned upon receipt by the paying agent on or before the redemption date of money sufficient to pay the principal of and any premium and interest on the Debt Securities; and
•that if the money has not been received, the notice will be ineffective and we will not be required to redeem the Debt Securities.
For more information, see Section 4.04 of the applicable Debt Securities Indenture.
Consolidation, Merger, and Sale of Assets
We may not consolidate with or merge into any other person, nor may we transfer or lease substantially all of our assets and property to any other person, unless:
•the corporation formed by the consolidation or into which we are merged, or the person that acquires by conveyance or transfer, or that leases, substantially all of our property and assets:
•is organized and validly existing under the laws of any domestic jurisdiction; and
•expressly assumes by supplemental indenture our obligations on the Debt Securities and under the applicable indentures;
•immediately after giving effect to the transaction, no event of default, and no event that would become an event of default, has occurred and is continuing; and
•we have delivered to the Debt Securities Trustee an officer’s certificate and opinion of counsel as provided in the applicable indentures.
For more information, see Section 11.01 of the applicable Debt Securities Indenture.
Events of Default
Unless the applicable prospectus supplement or free writing prospectus states otherwise, “event of default” under the applicable indenture with respect to Debt Securities of any series means any of the following:
•failure to pay any interest due on any Debt Security of that series within 30 days after it becomes due;
•failure to pay principal or premium, if any, when due on any Debt Security of that series;
•failure to make any required sinking fund payment on any Debt Securities of that series;
•breach of or failure to perform any other covenant or warranty in the applicable indenture with respect to Debt Securities of that series for 60 days (subject to extension under certain circumstances for another 120 days) after we receive notice from the Debt Securities Trustee, or we and the Debt Securities Trustee receive notice from the holders of at least 33% in principal amount of the Debt Securities of that series outstanding under the applicable indenture according to the provisions of the applicable indenture;
•certain events of bankruptcy, insolvency or reorganization; and
•any other event of default set forth in the applicable prospectus supplement or free writing prospectus.
For more information, see Section 8.01 of the applicable Debt Securities Indenture.
An event of default with respect to a particular series of Debt Securities does not necessarily constitute an event of default with respect to the Debt Securities of any other series issued under the applicable indenture.
If an event of default with respect to a particular series of Debt Securities occurs and is continuing, either the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of that series may declare the principal amount of all of the Debt Securities of that series to be due and payable immediately. If the Debt Securities of that series are discount securities or similar Debt Securities, only the portion of the principal amount as specified in the applicable prospectus supplement or free writing prospectus may be immediately due and payable. If an event of default occurs and is continuing with respect to all series of Debt Securities issued under a Debt Securities Indenture, including all events of default relating to bankruptcy, insolvency or reorganization, the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of all series issued under that Debt Securities Indenture, considered together, may declare an acceleration of the principal amount of all series of Debt Securities issued under that Debt Securities Indenture. There is no automatic acceleration, even in the event of our bankruptcy or insolvency.
The applicable prospectus supplement or free writing prospectus may provide, with respect to a series of Debt Securities to which a credit enhancement is applicable, that the provider of the credit enhancement may, if a default has occurred and is continuing with respect to the series, have all or any part of the rights with respect to remedies that would otherwise have been exercisable by the holder of that series.
At any time after a declaration of acceleration with respect to the Debt Securities of a particular series, and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to the declaration of acceleration will, without further action, be deemed to have been waived, and the declaration and its consequences will be deemed to have been rescinded and annulled, if:
•we have paid or deposited with the Debt Securities Trustee a sum sufficient to pay;
•all overdue interest on all Debt Securities of the particular series;
•the principal of and any premium on any Debt Securities of that series that have become due otherwise than by the declaration of acceleration and any interest at the rate prescribed in the Debt Securities;
•interest upon overdue interest at the rate prescribed in the Debt Securities, to the extent payment is lawful;
•all amounts due to the Debt Securities Trustee under the applicable indenture; and
•any other event of default with respect to the Debt Securities of the particular series, other than the failure to pay the principal of the Debt Securities of that series that has become due solely by the declaration of acceleration, has been cured or waived as provided in the applicable indenture.
For more information, see Section 8.02 of the applicable Debt Securities Indenture.
The applicable Debt Securities Indenture includes provisions as to the duties of the Debt Securities Trustee in case an event of default occurs and is continuing. Consistent with these provisions, the Debt Securities Trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the Debt Securities Trustee reasonable indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction. For more information, see Section 9.03 of the applicable Debt Securities Indenture. Subject to these provisions for indemnification, the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or exercising any trust or power conferred on the Debt Securities Trustee, with respect to the Debt Securities of that series. For more information, see Section 8.12 of the applicable Debt Securities Indenture.
No holder of Debt Securities may institute any proceeding regarding the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the applicable indenture unless:
•the holder has previously given to the Debt Securities Trustee written notice of a continuing event of default of that particular series;
•the holders of a majority in principal amount of the outstanding Debt Securities of all series with respect to which an event of default is continuing have made a written request to the Debt Securities Trustee, and have offered reasonable indemnity to the Debt Securities Trustee, to institute the proceeding as trustee; and
•the Debt Securities Trustee has failed to institute the proceeding, and has not received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with the request, within 60 days after notice, request and offer of reasonable indemnity.
For more information, see Section 8.07 of the applicable Debt Securities Indenture.
The preceding limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on the Debt Securities on or after the applicable due date stated in the Debt Securities. For more information, see Section 8.08 of the applicable Debt Securities Indenture.

We must furnish annually to the Debt Securities Trustee a statement by an appropriate officer as to that officer’s knowledge of our compliance with all conditions and covenants under each of the indentures for Debt Securities. Our compliance is to be determined without regard to any grace period or notice requirement under the respective indenture. For more information, see Section 6.06 of the applicable Debt Securities Indenture.
Modification and Waiver
We and the Debt Securities Trustee, without the consent of the holders of the Debt Securities, may enter into one or more supplemental indentures for any of the following purposes:
•to evidence the assumption by any permitted successor of our covenants in the applicable indenture and the Debt Securities;
•to add one or more covenants or other provisions for the benefit of the holders of our outstanding Debt Securities or to surrender any right or power conferred upon us by the applicable indenture;
•to add any additional events of default;
•to change or eliminate any provision of the applicable indenture or add any new provisions to it, but if this action would adversely affect the interests of the holders of any particular series of Debt Securities in any material respect, the action will not become effective with respect to that series while any Debt Securities of that series remain outstanding under the applicable indenture;
•to provide collateral security for the Debt Securities;
•to establish the form or terms of Debt Securities according to the provisions of the applicable indenture;
•to evidence the acceptance of appointment of a successor Debt Securities Trustee under the applicable indenture with respect to one or more series of the Debt Securities and to add to or change any of the provisions of the applicable indenture as necessary to provide for trust administration under the applicable indenture by more than one trustee;
•to provide for the procedures required to permit the use of a non-certificated system of registration for any series of Debt Securities;
•to change any place where:
•the principal of and any premium and interest on any Debt Securities are payable;
•any Debt Securities may be surrendered for registration of transfer or exchange; or
•notices and demands to or upon us regarding Debt Securities and the applicable indentures may be served; or
•to cure any ambiguity or inconsistency, but only by means of changes or additions that will not adversely affect the interests of the holders of Debt Securities of any series in any material respect.
For more information, see Section 12.01 of the applicable Debt Securities Indenture.
The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive:
•compliance by us with certain provisions of the applicable indenture (see Section 6.07 of the applicable Debt Securities Indenture); and
•any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the applicable indenture that cannot be modified or amended without consent of the holder of each outstanding Debt Security of the series affected (see Section 8.13 of the applicable Debt Securities Indenture).
The Trust Indenture Act of 1939 may be amended after the date of the applicable indenture to require changes to the indenture. In this event, the indenture will be deemed to have been amended so as to effect the changes, and we and the Debt Securities Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. For more information, see Section 12.01 of the applicable Debt Securities Indenture.
Except as provided in this section, the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities issued pursuant to a Debt Securities Indenture, considered as one class, is required to change in any manner the applicable indenture pursuant to one or more supplemental indentures. If less than all of the series of Debt Securities outstanding under a Debt Securities Indenture are directly affected by a proposed supplemental indenture, however, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series directly affected, considered as one class, will be required. Furthermore, if the Debt Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but not all, tranches, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all tranches directly affected, considered as one class, will be required. In addition, an amendment or modification:
•may not, without the consent of the holder of each outstanding Debt Security affected:
•change the maturity of the principal of, or any installment of principal of or interest on, any Debt Securities;
•reduce the principal amount or the rate of interest, or the amount of any installment of interest, or change the method of calculating the rate of interest;
•reduce any premium payable upon the redemption of Debt Securities;
•reduce the amount of the principal of any Debt Security originally issued at a discount from the stated principal amount that would be due and payable upon a declaration of acceleration of maturity;
•change the currency or other property in which a Debt Security or premium or interest on a Debt Security is payable; or
•impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date, of any Debt Securities;
•may not reduce the percentage of principal amount requirement for consent of the holders for any supplemental indenture, or for any waiver of compliance with any provision of or any default under the applicable indenture, or reduce the requirements for quorum or voting, without the consent of the holder of each outstanding Debt Security of each series or tranche affected; and
•may not modify provisions of the applicable indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series, or any tranche of a series, without the consent of the holder of each outstanding Debt Security affected.
A supplemental indenture will be deemed not to affect the rights under the applicable indenture of the holders of any series or tranche of the Debt Securities if the supplemental indenture:
•changes or eliminates any covenant or other provision of the applicable indenture expressly included solely for the benefit of one or more other particular series of Debt Securities or tranches thereof; or
•modifies the rights of the holders of Debt Securities of any other series or tranches with respect to any covenant or other provision. For more information, see Section 12.02 of the applicable Debt Securities Indenture.
If we solicit from holders of the Debt Securities any type of action, we may at our option by board resolution fix in advance a record date for the determination of the holders entitled to vote on the action. We shall have no obligation, however, to do so. If we fix a record date, the action may be taken before or after the record date, but only the holders of record at the close of business on the record date shall be deemed to be holders for the purposes of determining whether holder of the requisite proportion of the outstanding Debt Securities have authorized the action. For that purpose, the outstanding Debt Securities shall be computed as of the record date. Any holder action shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer of or in exchange for or in lieu of the security in respect of anything done or permitted by the Debt Securities Trustee or us in reliance on that action, whether or not notation of the action is made upon the security. For more information, see Section 1.04 of the applicable Debt Securities Indenture.
Defeasance
Unless the applicable prospectus supplement or free writing prospectus provides otherwise, any Debt Security, or portion of the principal amount of a Debt Security, will be deemed to have been paid for purposes of the applicable indenture, and, at our election, our entire indebtedness in respect of the Debt Security, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the Debt Securities Trustee or any paying agent other than us, in trust money, certain eligible obligations, as defined in the applicable indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the Debt Security or portion thereof and we deliver to the Debt Securities Trustee an opinion of counsel to the effect that, as a result of a change in law occurring after the date of the applicable Debt Securities Indenture, the holders of the Debt Securities, or portions thereof, will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to U.S. federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected. For more information, see Section 7.01 of the applicable Debt Securities Indenture. For this purpose, unless the applicable prospectus supplement or free writing prospectus provides otherwise, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of full faith and credit of the United States, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations.
Resignation, Removal of Debt Securities Trustee; Appointment of Successor
The Debt Securities Trustee may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in principal amount of outstanding Debt Securities delivered to the Debt Securities Trustee and us. No resignation or removal of the Debt Securities Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the applicable indenture. So long as no event of default or event that would become an event of default has occurred and is continuing, and except with respect to a Debt Securities Trustee appointed by an action of the holders, if we have delivered to the Debt Securities Trustee a resolution of our Board of Directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the applicable indenture, the Debt Securities Trustee will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the applicable indenture. For more information, see Section 9.10 of the applicable Debt Securities Indenture.
Notices
We will give notices to holders of Debt Securities by mail to their addresses as they appear in the Debt Security Register. For more information, see Section 1.06 of the applicable Debt Securities Indenture.
Title
The Debt Securities Trustee and its agents, and we and our agents, may treat the person in whose name a Debt Security is registered as the absolute owner of that Debt Security, whether or not that Debt Security may be overdue, for the purpose of making payment and for all other purposes. For more information, see Section 3.08 of the applicable Debt Securities Indenture.
Governing law
The Debt Securities Indenture and the Debt Securities, including any Subordinated Debt Securities Indentures and Subordinated Debt Securities, will be governed by, and construed in accordance with, the law of the State of New York. For more information, see Section 1.12 of the applicable Debt Securities Indenture.

DESCRIPTION OF DEPOSITARY SHARES
General
We may issue receipts for depositary shares, each of which will represent a fractional interest of a preferred share of a particular class or series, as specified in the applicable prospectus supplement. Preferred shares of each class or series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a preferred share of a particular class or series represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred shares represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred shares by us to a preferred share depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.
Dividends and Other Distributions
The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.
In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
No distribution will be made in respect of any depositary share to the extent that it represents any preferred shares converted into other securities.
Withdrawal of Shares
Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional preferred shares on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.
Redemption of Depositary Shares
Whenever we redeem preferred shares held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing preferred shares so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the restrictions on ownership and transfer of our shares set forth in our certificate of incorporation. See “—Restrictions on Ownership and Transfer.”

From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary.
Voting of the Depositary Shares
Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred shares. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred shares depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.
Conversion of the Depositary Shares
The depositary shares, as such, are not convertible into common stock, preferred stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred shares depositary with written instructions to the preferred shares depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole shares of common stock or other preferred stock or other securities or property, and we will agree that, upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the preferred shares represented by depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares representing preferred shares not to be converted. No fractional shares will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the shares of such class or series on the last business day prior to the conversion.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.
The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred shares depositary if (i) such termination is reasonably necessary to preserve our status as a REIT or (ii) a majority of each series of preferred shares affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. We will agree that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each related preferred share shall have been converted into our securities not so represented by depositary shares.
Charges of Preferred Shares Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.
Resignation and Removal of Depositary
The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $10,000,000.
Miscellaneous
The preferred shares depositary will forward to holders of depositary receipts any reports and communications from the Company which are received by the preferred shares depositary with respect to the related preferred shares.
Neither the preferred shares depositary nor the Company will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.
In the event the preferred shares depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.
Restrictions on Ownership
Holders of depositary receipts will be subject to the ownership restrictions set forth in the certificate of incorporation. See “Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws.”

DESCRIPTION OF UNITS
This section describes some of the general terms and provisions applicable to units we may issue from time to time. We will describe the specific terms of a series of units and the applicable unit agreement in the applicable prospectus supplement. The following description and any description of the units in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable unit agreement. A form of the unit agreement reflecting the particular terms and provisions of a series of offered units will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus.
We may issue units from time to time in such amounts and in as many distinct series as we determine. We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be designated in the applicable prospectus supplement. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.
We may issue units consisting of any combination of two or more securities described in this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•the aggregate number of, and the price at which we will issue, the units;
•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•whether the units will be issued in fully registered or global form;
•the name of the unit agent;
•a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;
•if appropriate, a discussion of the material U.S. federal income tax consequences applicable to the units; and
•whether the units will be listed on any securities exchange.
Additionally, in order to enable us to preserve our status as a REIT, we may take certain actions to restrict ownership and transfer of our outstanding securities, including any units. The prospectus supplement related to the offering of any units will specify any additional ownership limitation relating to the units being offered thereby.

GLOBAL SECURITIES
We may issue some or all of our securities or any series as global securities. We will register each global security in the name of a depositary identified in the applicable prospectus supplement. The global securities will be deposited with a depositary or nominee of the custodian for the depositary and will bear a legend regarding restrictions on exchanges and registration of transfer as discussed below and any other matters to be provided pursuant to the indenture.
As long as the depositary or its nominee is the registered holder of a global security, that person will be considered the sole owner and holder of the global security and the securities represented by it for all purposes under the securities and the indenture. Except in limited circumstances, owners of a beneficial interest in a global security:
•will not be entitled to have the global security or any securities represented by it registered in their names;
•will not receive or be entitled to receive physical delivery of certificated securities in exchange for the global security; and
•will not be considered to be the owners or holders of the global security or any securities represented by it for any purposes under the securities or the indenture.
We will make all payments of principal and any premium and interest on a global security to the depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
Ownership of beneficial interests in a global security will be limited to institutions having accounts with the depositary or its nominee, called “participants” for purposes of this discussion, and to persons that hold beneficial interests through participants. When a global security is issued, the depositary will credit on its book-entry, registration and transfer system the principal amounts of securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:
•the depositary, with respect to participants’ interests; or
•any participant, with respect to interests of persons held by the participants on their behalf.
Payments by participants to owners of beneficial interests held through the participants will be the responsibility of the participants. The depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests:
•us or our affiliates;
•any selling security holder;
•the trustee under any indenture; or
•any agent of any of the above.

CERTAIN PROVISIONS OF DELAWARE LAW AND OUR
CERTIFICATE OF INCORPORATION AND BYLAWS

Conversion and Incorporation
Our predecessor, Ellington Financial LLC, was formed as a limited liability company in Delaware in 2007, and was converted to a corporation as a result of the Conversion effective as of 11:59 P.M. Eastern Time on March 1, 2019.
Purpose
Under our certificate of incorporation, we are permitted to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a REIT under the Code) for which corporations may be organized under the DGCL as now or hereafter in force.
Election of Members of Our Board of Directors
Members of our Board of Directors are elected by stockholders based on a plurality of the votes cast.
Removal of Members of Our Board of Directors
Any director or the entire Board of Directors may be removed with or without cause by a vote of at least 66 2/3% of the votes entitled to be cast in the election of directors. The vacancy in the Board of Directors caused by any such removal will be filled by a vote of the majority of directors then in office even if the remaining directors do not constitute a quorum.
Stockholder Meetings
Under our bylaws, we are required to hold an annual meeting of stockholders for the election of directors and other business on a date and time to be set by the Board of Directors. In addition, our bylaws provide that a special meeting of stockholders may be called by our Board of Directors and certain of our officers. Our bylaws further provide that, subject to the satisfaction of certain procedural and information requirements, a special meeting of stockholders shall be called by the Secretary of the company upon written request of stockholders entitled to cast not less than a majority of all of the votes entitled to be cast at such meeting.
Advance Notice of Nominations and Stockholder Business
Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of persons for election as directors at the annual meeting of our stockholders.
Stockholder Action by Written Consent
Unless our certificate of incorporation provides otherwise or it conflicts with the rules of the NYSE, pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise or it conflicts with the rules of the NYSE. Our certificate of incorporation permits stockholder action by unanimous written consent by stockholders.
Limitations on Liability and Indemnification of Our Directors and Officers
Our certificate of incorporation provides that our directors and officers will not be liable to us, or any subsidiary of ours, or any holder of shares, for monetary damages for any acts or omissions arising from the performance of any of such person’s obligations or duties in connection with us, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. In addition, as permitted by Section 102(b)(7) of the DGCL, our certificate of incorporation provides that our directors will not be liable to us or any holder of shares for monetary damages for breach of a fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.
The certificate of incorporation provides that, to the fullest extent permitted by law, we will indemnify our directors and officers or any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of us) by reason of the fact that the person is or was our director, officer, employee, tax matters member or agent, or is or was serving at our request as a director, officer, employee or agent of another company, to the fullest extent permitted by law against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Each of the persons entitled to be indemnified for expenses and liabilities as contemplated above may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such person on our behalf in furtherance of our interests in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such person will be fully protected for such acts and omissions; provided that such legal counsel or accountants were selected with reasonable care by or on our behalf.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Amendment of Our Certificate of Incorporation and Bylaws
Under the DGCL, amendments to our certificate of incorporation, with limited exceptions, must be approved by holders of a majority of the total voting power of our outstanding common stock and, to the extent that such amendment would have a material adverse effect on the holders of any class or series of shares, by the holders of a majority of the holders of such class or series. Our Board of Directors may amend, modify or repeal our bylaws without stockholder approval.
Business Combinations
Section 203 of the DGCL, provides that an “interested stockholder” (a person other than the corporation or any direct or indirect majority-owned subsidiary who, together with affiliates and associates, owns, or, if such person is an affiliate or associate of the corporation, within three years did own, 15% or more of the outstanding voting stock of a corporation) may not engage in “business combinations” (which is broadly defined to include a number of transactions, such as mergers, consolidations, asset sales and other transactions in which an interested stockholder receives or could receive a financial benefit on other than a pro rata basis with other stockholders) with the corporation for a period of three years after the date on which the person became an interested stockholder without certain statutorily mandated approvals.
Provisions in our Certificate of Incorporation and Bylaws that may have an Anti-Takeover Effect
Some of the provisions in our certificate of incorporation and bylaws described above could make it more difficult for a third party to acquire, or may discourage a third party from acquiring, control of us. These provisions include, among others:
•allowing only our Board of Directors to fill newly created directorships,
•requiring advance notice for our stockholders to nominate candidates for election to our Board of Directors or to propose business to be considered by our stockholders at a meeting of our stockholders;
•requiring that (subject to certain exceptions) no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the aggregate value or number (whichever is more restrictive) of our outstanding shares (See “-Restrictions on Ownership and Transfer”); and
•limitations on the ability of our stockholders to call special meetings of our stockholders
Certain provisions of the management agreement between us and our Manager also could make it more difficult for third parties to acquire control of us by various means, including limitations on our right to terminate the management agreement and a requirement that, under certain circumstances, we make a substantial payment to our Manager in the event of a termination.
Restrictions on Ownership and Transfer
Our certificate of incorporation, subject to certain exceptions, contains restrictions on the amount of our shares that a person may own and may prohibit certain entities from owning our shares. Our certificate of incorporation provides that (subject to certain exceptions described below) no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the aggregate value or number (whichever is more restrictive) of any class or series of our outstanding shares.
Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of our common stock which are transferred to the trust (as described below), will be required to give notice immediately to us, or in the case of proposed or attempted transactions will be required to give at least 15 days written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer, including, without limitation, the effect on our status as a REIT.
Our Board of Directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our Board of Directors such representations, covenants and undertakings as our Board of Directors may deem appropriate. Our Board of Directors may also condition any such exemption on the receipt of a ruling from the IRS or an opinion of counsel as it deems appropriate.
Any attempted transfer of our securities which, if effective, would result in a violation of the foregoing restrictions (other than those described in the preceding paragraph) will cause the number of securities causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such securities. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our certificate of incorporation) prior to the date of the transfer. If, for any reason, the transfer to the trust does not occur, our certificate of incorporation provides that the purported transfer in violation of the restrictions will be void ab initio. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any securities held in the trust, will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to distributions with respect to common stock held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any distribution authorized but unpaid will be paid when due to the trustee. Any distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Delaware law and pursuant to our certificate of incorporation, the trustee will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that the shares have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our certificate of incorporation) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that the shares have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the securities shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.
In addition, the securities held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.
All certificates representing the shares bear a legend referring to the restrictions described above.
These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the shares or might otherwise be in the best interests of our stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section summarizes the material U.S. federal income tax considerations that you, as a stockholder, may consider relevant. Hunton Andrews Kurth LLP has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the U.S. federal income tax laws, such as:

•insurance companies;
•tax-exempt organizations (except to the extent discussed in “—Taxation of Tax-Exempt U.S. Holders” below);
•financial institutions or broker-dealers;
•non-U.S. individuals and non-U.S. corporations (except to the extent discussed in “—Taxation of Non-U.S. Holders” below);
•U.S. expatriates;
•persons who mark-to-market our securities;
•subchapter S corporations;
•U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
•regulated investment companies and REITs, and their investors;
•trusts and estates (except to the extent discussed herein);
•persons who receive our securities through the exercise of employee stock options or otherwise as compensation;
•persons holding our securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
•persons subject to the alternative minimum tax provisions of the Code;
•persons holding our securities through a partnership or similar pass-through entity; and
•persons holding a 10% or more (by vote or value) beneficial interest in our stock.
This summary assumes that stockholders hold our securities as capital assets for U.S. federal income tax purposes, which generally means as property held for investment.
The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Internal Revenue Code, or the “Code,” current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, or the “IRS,” and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.
WE URGE YOU TO CONSULT YOUR TAX ADVISER REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR SECURITIES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company
We elected to be treated as a corporation effective as of January 1, 2019, and have elected and intend to continue to operate in a manner that will allow us to qualify to be taxed as a REIT under sections 856 through 860 of the Code commencing with our taxable year ended December 31, 2019. We believe that, commencing with such taxable year, we have been organized and operated in a manner so as to remain qualified as a REIT under the U.S. federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to remain qualified as a REIT.
This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex. In the opinion of Hunton Andrews Kurth LLP, we qualified to be taxed as a REIT for our taxable year ended December 31, 2019 through our taxable year ended December 31, 2022, and our organization and current and proposed method of operation will enable us to satisfy the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2023 and subsequent taxable years. Investors should be aware that Hunton Andrews Kurth LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the IRS or any court and speaks as of the date issued. In addition, Hunton Andrews Kurth LLP’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet, on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentages of our assets that fall within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. While Hunton Andrews Kurth LLP has reviewed those matters in connection with the foregoing opinion, Hunton Andrews Kurth LLP will not review our compliance with those tests on a continuing basis. Accordingly, given the complex nature of the rules governing REITs, the ongoing importance of factual determinations, including the potential tax treatment of the investments we make, and the possibility of future changes in our circumstances, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. In addition, we will be required to make estimates of, or otherwise determine the value of, our assets and the collateral for our assets, and the values of some assets may not be susceptible to a precise determination. There can be no assurance that the IRS would not challenge our valuations or valuation estimates of our assets or collateral. Hunton Andrews Kurth LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT relief provisions discussed below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “-Failure to Qualify.”
If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our REIT taxable income that we currently distribute to our stockholders, but taxable income generated by any domestic taxable REIT subsidiaries, or “TRSs,” will be subject to regular corporate income tax. However, we will be subject to U.S. federal tax in the following circumstances:
•We will pay U.S. federal corporate income tax on our net taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.
•We will pay U.S. federal income tax at the highest corporate rate on:
◦net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and
◦other non-qualifying income from foreclosure property.
•We will pay a 100% tax on net income earned from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business (as described below under “-Prohibited Transactions”).
•If due to reasonable cause and not willful neglect we fail to satisfy either the 75% gross income test or the 95% gross income test, as described below under “-Gross Income Tests,” but nonetheless continue to qualify as a REIT because we meet other requirements, we will be subject to a 100% tax on:
◦the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by
◦a fraction intended to reflect our profitability.
•If we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under “-Asset Tests”), as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the product of the highest U.S. federal corporate tax rate and the net income from the non-qualifying assets during the period in which we failed to satisfy such asset tests.
•If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure, as described below under "-Failure to Qualify."
•We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “-Requirements for Qualification.”

•If we fail to distribute during a calendar year at least the sum of: (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year and (iii) any undistributed taxable income from prior taxable years, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.
•We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a U.S. holder would be taxed on its proportionate share of our undistributed net long-term capital gains (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.
•We will be subject to a 100% excise tax on transactions between us and a TRS that are not conducted on an arm’s-length basis.
•The earnings of any domestic TRS will be subject to U.S. federal corporate income tax.
•If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 5-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:
◦the amount of gain that we recognize at the time of the sale or disposition, and
◦the amount of gain that we would have recognized if we had sold the asset at the time we acquired it, assuming that the C corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired.
•If we own a residual interest in a real estate mortgage investment conduit, or “REMIC,” we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held in record name by “disqualified organizations.” Although the law is unclear, IRS guidance indicates that similar rules may apply to a REIT that owns an equity interest in a taxable mortgage pool. To the extent that the excess inclusion income generated by a taxable mortgage pool or a residual interest in a REMIC is blocked by our TRS, we will not be subject to this tax. A “disqualified organization” includes (i) the United States; (ii) any state or political subdivision of the United States; (iii) any foreign government; (iv) any international organization; (v) any agency or instrumentality of any of the foregoing; (vi) any other tax-exempt organization (other than a farmer's cooperative described in Section 521 of the Code) that is exempt from income taxation and is not subject to taxation under the unrelated business taxable income provisions of the Code; and (vii) any rural electrical or telephone cooperative. We do not currently intend to hold REMIC residual interests or engage in financing activities that may result in treatment of us or a portion of our assets as a taxable mortgage pool. For a discussion of “excess inclusion income,” see “-Requirements for Qualification-Taxable Mortgage Pools and Excess Inclusion Income.”
In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state, local, and foreign income taxes, because not all states, localities and foreign jurisdictions treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic TRS in which we own an interest will be subject to U.S. federal, state and local corporate income tax on its taxable income. In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state and local franchise, property and other taxes and foreign taxes. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification
A REIT is a corporation, trust, or association that meets each of the following requirements:
1.It is managed by one or more trustees or directors.
2.Its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest.
3.It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.
4.It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.
5.At least 100 persons are beneficial owners (determined without reference to any rules of attribution) of its shares or ownership certificates.

6.Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the U.S. federal income tax laws define to include certain entities, during the last half of any taxable year.
7.It elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification.
8.It meets certain other qualification tests, described below, regarding the nature of its income and assets and the distribution of its income.
9.It uses the calendar year as its taxable year.
10.It has no earnings and profits from any non-REIT taxable year at the close of any taxable year.
We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Requirements 5 and 6 applied to us beginning with our 2020 taxable year. If we comply with all the requirements for ascertaining the ownership of shares of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual” generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, however, and beneficiaries of such a trust will be treated as holding shares of our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.
We believe that we have issued shares of stock with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our certificate of incorporation restricts the ownership and transfer of shares of our stock so that we should continue to satisfy these requirements. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.
To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of shares of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares of our capital stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by U.S. Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our stock and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT qualification, use a calendar year for U.S. federal income tax purposes, and comply with the record keeping requirements of the Code and regulations promulgated thereunder. We intend to continue to comply with these requirements.
Qualified REIT Subsidiaries
A corporation that is a “qualified REIT subsidiary” is disregarded as a corporation separate from its parent REIT for U.S. federal income tax purposes. All assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A qualified REIT subsidiary is a corporation, other than a TRS, all of the stock of which is owned, directly or through one or more qualified REIT subsidiaries or disregarded entities, by the REIT. Thus, in applying the requirements described herein, all assets, liabilities, and items of income, deduction, and credit of any qualified REIT subsidiary that we own will be treated as our assets, liabilities, and items of income, deduction, and credit.
Other Disregarded Entities and Partnerships
An unincorporated domestic entity, such as a limited liability company, that has a single owner for U.S. federal income tax purposes generally is not treated as an entity separate from its parent for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. An unincorporated domestic entity with two or more owners for U.S. federal income tax purposes generally is treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we own or acquire an equity interest, directly or indirectly, are treated as our assets and gross income for purposes of applying the various REIT qualification requirements. Our proportionate share of the partnership's assets for purposes of applying the 10% value test (see “-Asset Tests”) is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership.
In the event that a disregarded subsidiary of ours ceases to be wholly-owned, for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours, the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners for U.S. federal income tax purposes and would be treated as either a partnership or a taxable corporation (if previously a qualified REIT subsidiary). Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the total value or total voting power of the outstanding securities of another corporation. See “-Asset Tests” and “-Gross Income Tests.”
We have control of our operating partnership, and we intend to operate it in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action that could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
Taxable REIT Subsidiaries
A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the outstanding securities will automatically be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary or a REIT unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 20% of the gross value of a REIT’s assets may consist of stock or securities of one or more TRSs.
The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a domestic TRS would generally be subject to U.S. federal, state and local corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.
For purposes of the asset and gross income tests, a REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives or is deemed to receive from such TRS. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income, or income from inventory sales, that, if conducted by us directly, would be subject to the tax on prohibited transactions, as described below under “—Prohibited Transactions”). Many of the investments that we made and activities we undertook prior to our REIT election have been contributed to or will be undertaken in one of our TRSs; thus, we hold a significant portion of our assets through, and derive a significant portion of our taxable income and gains in, TRSs.
Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. If amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or a TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend that all of our transactions with any TRS will be conducted on an arm’s-length basis, but there can be no assurance that we will be successful in this regard. The ability of our TRSs to deduct interest expense may be limited under rules applicable to corporations generally.
We have elected to treat certain of our domestic and foreign subsidiaries as TRSs, and we may form or invest in other domestic or foreign TRSs in the future. We may hold a significant amount of our assets in our TRSs, subject to the limitation that securities of TRSs may not represent more than 20% of our assets. While we intend to manage our affairs so as to satisfy the requirement that no more than 20% of the value of our total assets consists of stock or securities of our TRSs, as well as the requirement that taxable income from our TRSs plus other non-qualifying gross income not exceed 25% of our total gross income, there can be no assurance that we will be able to do so in all market circumstances.
Our domestic TRSs are fully subject to U.S. federal, state and local corporate income tax on their taxable income. To the extent that our TRSs pay any taxes, they will have less cash available for distribution to us. If dividends are paid by domestic TRSs to us, then the dividends we designate and pay to our stockholders who are taxed at individual rates, up to the amount of dividends that we receive from such entities, generally will be eligible to be taxed at the reduced 20% maximum federal rate applicable to qualified dividend income. See “-Taxation of U.S. Holders-Taxation of Taxable U.S. Holders on Distributions on Our Capital Stock.” In addition, losses in our TRSs generally will not provide any tax benefit, except for being carried forward against future TRS taxable income in the case of a domestic TRS.
Our foreign TRSs intend to operate in a manner that will not cause them to be subject to federal income tax. The Code and Treasury regulations promulgated thereunder provide a specific exemption from federal income tax to non-U.S. corporations that restrict their activities in the United States to trading in stocks and securities (or any other activity closely related thereto) for their own account, whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. Our foreign TRSs intend to rely on such exemption and do not intend to operate so as to be subject to federal income tax on their net income. Therefore, despite their status as TRSs, our foreign TRSs generally would not be subject to federal corporate income tax on their earnings. No assurance can be given, however, that the IRS will not challenge this treatment. If the IRS were to succeed in such a challenge, then it could greatly reduce the amounts that our foreign TRSs would have available to distribute to us and to pay to their creditors. Further, notwithstanding these rules, any gain recognized by a foreign corporation with respect to U.S. real property is subject to U.S. tax as if the foreign corporation were a U.S. taxpayer. It is not anticipated that our foreign TRSs will hold U.S. real property. We generally are required to include in income, on a current basis, the earnings of our foreign TRSs, which earnings are not qualifying income for the purposes of the REIT 75% gross income test, regardless of whether such earnings are distributed to us. In addition, we do not benefit from any losses incurred in a foreign TRS until such TRS is liquidated or disposed.
We have formed a TRS in order to protect (“block”) certain stockholders from certain types of taxable income that could be detrimental to them, including “excess inclusion income,” a form of taxable income which can be generated by REMIC residual interests and “taxable mortgage pools,” as discussed in greater detail below. Specifically, to the extent that we form, purchase or hold any REMIC residual interest or any equity interest in a taxable mortgage pool, any excess inclusion income generated by such interest will be blocked by our existing TRS or a future TRS. As a result, we will not generate excess inclusion income for our stockholders.
Ownership of Subsidiary REITs
Our operating partnership owns 100% of the common shares of a subsidiary REIT. Our subsidiary REIT is also subject to the same various REIT qualification requirements and other limitations described herein that are applicable to us. We believe that our subsidiary REIT is organized and has operated and will continue to operate in a manner to permit it to qualify for taxation as a REIT for federal income tax purposes from and after the effective date of its REIT election. However, if a subsidiary REIT of ours were to fail to qualify as a REIT, then (1) the subsidiary REIT would become subject to regular U.S. corporate income tax, as described herein, see “-Failure to Qualify” below, and (2) our ownership of shares in such subsidiary REIT would cease to be a qualifying real estate asset for purposes of the 75% asset test and would become subject to the 5% asset test, the 10% vote test, and the 10% value test generally applicable to our ownership in corporations other than REITs, qualified REIT subsidiaries and TRSs. See “-Asset Tests” below. If our subsidiary REIT were to fail to qualify as a REIT, it is possible that we would not meet the 10% vote test and the 10% value test with respect to our indirect interest in such entity, in which event we would fail to qualify as a REIT unless we could avail ourselves of certain relief provisions. While we believe that our subsidiary REIT has qualified as a REIT under the Code, we have joined the subsidiary REIT in filing a “protective” TRS election with respect to the subsidiary REIT. We cannot assure you that such “protective” TRS election would be effective to avoid adverse consequences to us. Moreover, even if the “protective” election were to be effective, the subsidiary REIT would be subject to regular corporate income tax, and we cannot assure you that we would not fail to satisfy the requirement that not more than 20% of the value of our total assets may be represented by the securities of one or more TRSs, as well as the requirement that taxable income from our TRSs plus other non-qualifying gross income not exceed 25% of our total gross income.
Taxable Mortgage Pools and Excess Inclusion Income
An entity, or a portion of an entity, that does not elect to be treated as a REMIC may be classified as a taxable mortgage pool under the Code if:
•substantially all of its assets consist of debt obligations or interests in debt obligations;
•more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•the entity has issued debt obligations that have two or more maturities; and
•the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.
Under applicable Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consists of debt obligations, these debt obligations are not considered to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.
A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes and cannot be included in any consolidated U.S. federal corporate income tax return. However, if a REIT is a taxable mortgage pool, or if a REIT owns a qualified REIT subsidiary that is a taxable mortgage pool, then the REIT or the qualified REIT subsidiary will not be taxable as a corporation, but a portion of the REIT’s income will be treated as “excess inclusion income” and a portion of the dividends the REIT pays to its stockholders will be considered to be excess inclusion income. Similarly, a portion of the income from a REMIC residual interest may be treated as excess inclusion income.
To the extent that we form, purchase or hold any REMIC residual interest or any equity interest in a taxable mortgage pool, any excess inclusion income generated by such interest will be blocked by our existing TRS or a future TRS. As a result, we will not generate excess inclusion income for our stockholders.
Gross Income Tests
We must satisfy two gross income tests annually to maintain our qualification as a REIT.
First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:
•rents from real property;
•interest on debt secured by a mortgage on real property or on interests in real property and interest on debt secured by a mortgage on real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, and interest on qualified mezzanine loans;
•dividends or other distributions on, and gain from the sale of, shares in other REITs;
•gain from the sale of real estate assets;
•abatements and refunds of taxes on real property;
•income and gain derived from foreclosure property (as described below);
•amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property)
•income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and
•income derived from the temporary investment of new capital that is attributable to the issuance of shares of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.
Although a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) is treated as a “real estate asset” for the asset tests, the interest income and gain from the sale of such debt instruments is not treated as qualifying income for the 75% gross income test unless the debt instrument is secured by real property or an interest in real property.
Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these, and amounts included in our gross income, for federal income tax purposes, under (i) Code section 951(a) (in respect of our ownership of an interest in a controlled foreign corporation (within the meaning of Code section 957(a))) and (ii)

Code section 1293(a) (in respect of our ownership of an interest in a passive foreign investment company (within the meaning of Code section 1297(a))).
Certain income items do not qualify for either gross income test. Other types of income are excluded from both the numerator and the denominator in one or both of the gross income tests. Gross income from the following sources is excluded from both the numerator and denominator in both gross income tests:

•gain from a sale of property that we hold primarily for sale to customers in the ordinary course of business;
•income and gain from “hedging transactions,” as defined below in “-Hedging Transactions”;
•certain foreign currency gains, see “-Foreign Currency Gain”; and
•cancellation of indebtedness, or “COD,” income.
We will monitor the amount of our non-qualifying income and will seek to manage our investment portfolio to comply at all times with the gross income tests, but we cannot assure you that we will be successful in this effort. The following paragraphs discuss the specific application of the gross income tests to us.
Interest and Income from Mortgage Loans and Mortgage-Backed Securities
The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:
•an amount that is based on a fixed percentage or percentages of receipts or sales; and
•an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT. We do not expect that any of our loans will be based in whole or in part on the income or profits of any person.
If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.
Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, market discount, original issue discount, discount points, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. Treasury Regulation Section 1.856-5(c) (the “interest apportionment regulation”) provides that if a mortgage is secured by both real property and other property, a REIT is required to apportion its annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the loan, determined when the REIT commits to acquire the loan (or, in some circumstances, upon a “significant modification”), and the denominator of which is the highest “principal amount” of the loan during the year. If a mortgage is secured by both real property and personal property and the value of the personal property does not exceed 15% of the aggregate value of the property securing the mortgage, the mortgage is treated as secured solely by real property for this purpose. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property-that is, the amount by which the loan balance exceeds the applicable value of the real property that secures the loan. IRS guidance provides that we do not need to redetermine the fair market value of the real property securing a loan in connection with a loan modification that is occasioned by a borrower default or made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan.
We invest in residential mortgage-backed securities, or “RMBS,” including both non-Agency RMBS and Agency RMBS. We also invest in commercial mortgage-backed securities, or “CMBS,” residential and commercial mortgage loans, including non-performing and reperforming loans, and residential transition loans, or “RTLs.” We refer to RMBS and CMBS collectively as “MBS.” Other than income from derivative instruments, as described below, we expect that all of the income of our non-Agency RMBS, Agency RMBS, CMBS, and mortgage loans will be qualifying income for purposes of the 95% gross income test. In the case of MBS treated as interests in a grantor trust for U.S. federal income tax purposes, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans (and any mortgage loans that we own directly) would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is adequately secured (or solely secured) by real property, as discussed above. In the case of MBS treated as regular interests in a REMIC for U.S.

federal income tax purposes, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% gross income test. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. We believe that all of the income that we derive from interests in Agency REMICs will be qualifying income for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest rate swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holders of the related REMIC securities. We expect that any interest income from an MBS that is not treated as an interest in a grantor trust or an interest in a REMIC will not be qualifying income for purposes of the 75% gross income test. Accordingly, we may choose to purchase or hold such assets in a TRS.
We purchase and sell Agency MBS through to-be-announced forward contracts, or “TBAs,” and recognize income or gains from the disposition of those TBAs, through dollar roll transactions or otherwise. While there is no direct authority with respect to the qualification of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test, we treat income and gains from our TBAs under which we contract to purchase a to-be-announced Agency MBS (“long TBAs”) as qualifying income for purposes of the 75% gross income test, based on an opinion of Hunton Andrews Kurth LLP substantially to the effect that, for purposes of the 75% gross income test, any gain recognized by us in connection with the settlement of our long TBAs should be treated as gain from the sale or disposition of an interest in mortgages on real property. The opinion of Hunton Andrews Kurth LLP is based on various assumptions related to our long TBAs and is conditioned on fact-based representations and covenants made by our management regarding our long TBAs. No assurance can be given that the IRS would not assert that our income and gain from TBAs is not qualifying income. If the IRS were to successfully challenge the opinion of Hunton Andrews Kurth LLP, we could be subject to a penalty tax or we could fail to remain qualified as a REIT if a sufficient portion of our income consists of income or gains from the disposition of TBAs. We will treat any income from short TBAs that were not identified as hedging transactions as non-qualifying income for purposes of the 75% gross income test.
To the extent that we receive any “exit fees” or other deferred amounts, other than principal, with respect to a mortgage loan, at maturity or otherwise, such amounts will be treated by us either (i) as interest and not as a fee for services for all tax and other purposes or (ii) as income that does not qualify for purposes of the 95% gross income test and the 75% gross income test. We will treat any origination fees received for loans as income that does not qualify for purposes of the 95% gross income test and the 75% gross income test. We may originate loans at a discount to par and treat the income attributable to such discount as interest income eligible to be qualifying income for purposes of the 95% gross income test and the 75% gross income test so long as (i) we provide no services to the borrower in connection with the origination of the loan, (ii) the related loan documents require the borrower to treat such discount in accordance with the rules for original issue discount contained in Code sections 1271 through 1275, (iii) such discount is not referred to in the related loan documents as an origination (or other similar) fee, and (iv) we treat such discount for all purposes, including for tax and financial accounting purposes, as interest income and not as an origination (or other similar) fee.
Certain of our subsidiaries have made elections under Section 475(f) of the Code to mark their securities to market. There are limited authorities under Section 475(f) of the Code as to what constitutes a trader for U.S. federal income tax purposes. Under other sections of the Code, the status of a trader in securities depends on all of the facts and circumstances, including the nature of the income derived from the taxpayer’s activities, the frequency, extent and regularity of the taxpayer’s securities transactions, and the taxpayer’s investment intent. There can be no assurance that these subsidiaries will continue to qualify as a trader in securities eligible to make the mark-to-market election. We have not received, nor are we seeking, an opinion from counsel or a ruling from the IRS regarding these subsidiaries' qualification as a trader. If these subsidiaries' qualification for, or our application of, the mark-to-market election were successfully challenged by the IRS, in whole or in part, it could, depending on the circumstances, result in retroactive (or prospective) changes in the amount or timing of gross income we recognize. As a result of its election under Section 475(f) of the Code, each of these subsidiaries will be required each year to mark-to-market certain securities that it holds, and thereby recognize gain or loss as if it had sold those securities for their fair market value. The mark-to-market election also requires these subsidiaries to recognize any accrued market discount on our debt securities held at the end of each year. While there is limited analogous authority, we treat any mark-to-market gains as qualifying income for purposes of the 75% gross income test to the extent that the gain is recognized with respect to a qualifying real estate asset, based on an opinion of Hunton Andrews Kurth LLP substantially to the effect that any such gains recognized with respect to assets that would produce qualifying income for purposes of the 75% and/or 95% gross income test, as applicable, if they were actually sold should be treated as qualifying income to the same extent for purposes of the 75% and/or 95% gross income test, as applicable, and any such gains should not be subject to the prohibited transaction tax. The opinion of Hunton Andrews Kurth LLP is based on various assumptions and is conditioned on fact-based representations and covenants made by our management. No assurance can be given that the IRS would not assert that any mark-to-market gains were not qualifying income. Furthermore, the law is unclear as to the treatment of mark-to-market gains and losses under the various REIT tax rules, including, among others, the prohibited transaction and qualified liability hedging rules. There are limited and, in some cases, no authorities on the interaction of a REIT engaged in the trade or business of trading in securities, the election under Section 475(f), the qualified liability hedging rules and the REIT tax rules. If the IRS were to successfully treat our mark-to-market gains as subject to the prohibited transaction tax or to successfully challenge the treatment or timing of recognition of our mark-to-market gains or losses with respect to our qualified liability hedges or with respect to positions held in our subsidiaries, we could owe material federal income or penalty tax or, in some circumstances, even fail to qualify as a REIT.
We may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. In Revenue Procedure 2003-65, the IRS established a safe harbor under which loans secured by a first priority security interest in the ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, our mezzanine loans may not meet all of the requirements for reliance on the safe harbor. To the extent any mezzanine loans that we acquire meet most but do not meet all the requirements for the safe harbor described above, the interest income on such loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test. In the event that we own a mezzanine loan or similar debt that does not meet the safe harbor, and we nevertheless treat the income on such loans as qualifying income for the 75% gross income test, the IRS could challenge the treatment of the income from such loan or debt as qualifying income for the 75% gross income test and, if such a challenge were sustained, we could fail to qualify as a REIT. We intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.
We own and may acquire distressed mortgage loans. Revenue Procedure 2014-51 indicates that interest income on a distressed mortgage loan secured by real property and other property will be treated as qualifying income based on the ratio of: (i) the fair market value of the real property securing the debt determined as of the date the REIT committed to acquire the loan; and (ii) the face amount of the loan (and not the purchase price or current value of the loan). The face amount of a distressed mortgage loan will typically exceed the fair market value of the real property securing the mortgage loan on the date the REIT commits to acquire the loan. As noted above, if a mortgage is secured by both real property and personal property and the value of the personal property does not exceed 15% of the aggregate value of the property securing the mortgage, the mortgage is treated as secured solely by real property for this purpose. We believe that most of the mortgage loans that we acquire at a discount under the circumstances contemplated by Revenue Procedure 2014-51 are secured only by real property (including mortgage loans secured by both real property and personal property where the value of the personal property does not exceed 15% of the aggregate value of the property securing the mortgage). Accordingly, we believe that the interest apportionment regulation generally does not apply to our loans. Nevertheless, if the IRS were to assert successfully that our mortgage loans were secured by other property and, thus, that the interest apportionment rules and Revenue Procedure 2014-51 applied, our ability to satisfy the various asset and gross income requirements applicable to REITs could be adversely affected. To the extent we invest in distressed mortgage loans, we intend to do so in a manner consistent with qualifying as a REIT.
We invest in residential transition loans, which generally are short term loans secured by a mortgage on a residential property where the proceeds of the loan will be used, in part, to renovate the property. The interest from such loans will be qualifying income for purposes of the REIT gross income tests, provided that the loan value of the real property securing such loan is equal to or greater than the highest outstanding principal amount of the loan during any taxable year, and other requirements are met. Under the REIT provisions, where improvements will be constructed with the proceeds of the loan, the loan value of the real property is the fair market value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) that will secure the loan and that are to be constructed from the proceeds of the loan. There can be no assurance that the IRS would not challenge our estimate of the loan value of the real property.
We may invest opportunistically in other types of mortgage and real estate-related assets. To the extent we invest in such assets, we intend to do so in a manner that will enable us to satisfy the 75% and 95% gross income tests described above.
Hedging Transactions
From time to time, we will enter into “hedging transactions” with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, short U.S. treasury positions, futures and forward contracts, short TBAs, and currency forward contracts. Except to the extent provided by Treasury Regulations, income and gain from hedging transactions will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements and other requirements discussed below. A hedging transaction includes (i) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, or a “liability hedge,” (ii) any transaction entered into primarily to manage risk of currency fluctuations with respect to any item of income or gain that is qualifying income for purposes of the 75% or 95% gross income test (or any property which generates such income or gain) or (iii) any transaction entered into to “offset” a transaction described in (i) or (ii) if a portion of the hedged indebtedness is extinguished or the related property is disposed. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and satisfy other identification requirements. We are required to match the tax character and timing of income, deduction, gain or loss from hedging transactions as closely as possible with the tax character and timing of income, deduction, gain or loss from the item or items being hedged, but there is limited authority on the interaction of these rules with an election under Section 475(f) of the Code. To the extent that we hedge for other purposes, or to the extent that a portion of the hedged assets are not treated as “real estate assets” (as described below under “-Asset Tests”), or we fail to satisfy the identification requirements with respect to a hedging transaction, the income from the related transactions will likely be treated as non-qualifying income for purposes of both gross income tests, and thus cannot exceed 5% of our annual gross income.
We intend to structure any hedging transactions so that they are excluded from gross income for purposes of both the 75% and 95% gross income tests, including the satisfaction of the identification, tax character matching and other requirements described above, but these requirements involve the application of highly technical and complex Code provisions for which only limited judicial and administrative authorities exist, and we cannot assure you that that the IRS will not successfully assert a contrary position. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.
Even if the income from our hedging transactions is excluded from gross income for purposes of the 75% and 95% gross income tests, such income and any loss will be taken into account in determining our REIT taxable income and our distribution requirement.  If the IRS disagrees with our calculation of the amount or timing of recognition of gain or loss with respect to our hedging transactions, including the impact of our operating partnership’s election under Section 475(f) of the Code and the treatment of hedging expense and losses under Section 163(f) of the Code, our distribution requirement could increase, which could require that we correct any shortfall in distributions by paying deficiency dividends to our stockholders in a later year.
Dividends
Our share of any dividends received from any corporation (including dividends from any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from our subsidiary REIT and any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests. Income inclusions with respect to equity investments in our foreign TRSs are qualifying income for purposes of the 95% gross income test but not the 75% gross income test.
Fee Income
We may earn income from fees in certain circumstances. Fee income generally will be qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property, the fees are not determined by income and profits and the fees are not compensation for services. Other fees, including certain amounts received in connection with mortgage servicing rights, generally are not qualifying income for purposes of either gross income test, and thus cannot exceed 5% of our annual gross income. We may conduct some or all of our fee-generating activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax. Any fees earned by a TRS, like other income earned by a TRS, will not be included in our gross income for purposes of the gross income tests.
Foreign Currency Gain
Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) any obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.
Rents from Real Property
Rents we receive from our real property will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

•First, the amount of rent must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded, however, from rents from real property solely by reason of being based on fixed percentages of receipts or sales.
•Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants, the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled TRS” (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.
•Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.
•Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. We may, however, provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and non-customary services to tenants without tainting our rental income from the related properties.
We intend that any rent we receive in respect of our REO or other real property will be treated as qualifying “rents from real property.” We may hold some or all of our REO or other real property in a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax.
Prohibited Transactions
A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, but including mortgage loans, that the REIT holds “primarily for sale to customers in the ordinary course of a trade or business.” Any such income will be excluded from the application of the 75% and 95% gross income tests. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends on the facts and circumstances in effect from time to time, including those related to a particular asset. Our operating partnership has made an election under Section 475(f) of the Code to mark its securities to market. While there is limited analogous authority, we do not treat mark-to-market gains that we recognize pursuant to Section 475(f) of the Code as gains from the sale of property to customers in the ordinary course of business, based on an opinion from Hunton Andrews Kurth LLP substantially to the effect that any such gains should not be subject to the prohibited transaction tax. The opinion of Hunton Andrews Kurth LLP is based on various assumptions and is conditioned on fact-based representations and covenants made by our management. No assurance, however, can be given that the IRS will not successfully assert a contrary position, in which case we would be subject to the prohibited transaction tax on the sale of those assets. We might be subject to this tax if we dispose of or securitize mortgage loans or MBS in a manner that was treated as dealer activity for U.S. federal income tax purposes. To the extent we intend to dispose of an asset that may be treated as held primarily for sale to customers in the ordinary course of a trade or business, we may contribute the asset to a TRS prior to the disposition, the income from which may then be subject to U.S. federal, state and local corporate income tax. However, no assurance can be given that the IRS will respect the transaction by which property that may be characterized as held primarily for sale to customers in the ordinary course of a trade or business is contributed to a TRS; if such transaction is not respected, then we may be treated as having engaged in a prohibited transaction, and our net income therefrom would be subject to a 100% tax.
Foreclosure Property
We will be subject to tax at the maximum corporate rate on any income (including foreign currency gain) from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. Gross income from foreclosure property will qualify, however, under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:
•that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;
•for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

•for which the REIT makes a proper election to treat the property as foreclosure property.
A REIT will not be considered, however, to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the U.S. Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:
•on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test (disregarding income from foreclosure property), or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test (disregarding income from foreclosure property);
•on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or
•which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a TRS.
Failure to Satisfy Gross Income Tests
If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we are entitled to qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions generally will be available if:
•our failure to meet those tests is due to reasonable cause and not to willful neglect; and
•following such failure for any taxable year, a schedule of the sources of our income is filed with the IRS in accordance with regulations prescribed by the Secretary of the U.S. Treasury.
We cannot with certainty predict whether any failure to meet these tests will qualify for the relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above in “-Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.
Asset Tests
To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.
First, at least 75% of the value of our total assets must consist of:
•cash or cash items, including certain receivables and investments in money market funds;
•U.S. government securities;
•interests in real property, including leaseholds and options to acquire real property and leaseholds, and personal property to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property”;
•interests in mortgage loans secured by real property and interests in mortgage loans secured by real property and personal property if the fair market value of the personal property does not exceed 15% of the total fair market value of all such property;
•stock in other REITs and debt instruments issued by “publicly offered REITs” (however, see the Sixth asset test below);
•investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term; and
•regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate-related assets under the U.S. federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities (other than any TRS we may own) may not exceed 5% of the value of our total assets (the “5% asset test”).
Third, of our investments not included in the 75% asset class, we may not own more than 10% of the total voting power or 10% of the total value of any one issuer’s outstanding securities (the “10% vote test” and the “10% value test,” respectively).
Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.
Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test (the “25% securities test”).
Sixth, no more than 25% of the value of our total assets may consist of debt instruments issued by “publicly offered REITs” to the extent such debt instruments are not secured by real property or interests in real property.
For purposes of these asset tests, we are treated as holding our proportionate share of the assets of any partnership and disregarded entity that we own, including our operating partnership. For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include stock in another REIT, debt of “publicly offered REITs,” equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans or mortgage-backed securities that constitute real estate assets, or equity interests in a partnership. The term securities, however, generally includes debt securities issued by a partnership or another REIT (other than a “publicly offered REIT”), except that, for purposes of the 10% value test, the term “securities” does not include:
•“straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any “controlled TRS” hold non-“straight” debt securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:
•a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than twelve months of unaccrued interest on the debt obligations can be required to be prepaid; and
◦a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;
•any loan to an individual or an estate;
•any “section 467 rental agreement,” other than an agreement with a related party tenant;
•any obligation to pay “rents from real property”;
•certain securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity;
•any security (including debt securities) issued by another REIT;
•any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and certain debt securities issued by that partnership; or
•any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “-Gross Income Tests.”
For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.
We invest in non-Agency RMBS, Agency RMBS, CMBS, residential and commercial mortgage loans, including non-performing and reperforming loans, and residential transition loans, among other things. In the case of MBS treated as interests in a grantor trust for U.S. federal income tax purposes, we will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans (and any mortgage loans that we own directly) generally will qualify as real estate assets for purposes of the 75% asset test to the extent that they are secured by real property as described in the following paragraph. In the case of MBS treated as regular interests in a REMIC for U.S. federal income tax purposes, such interests generally will qualify as real estate assets for purposes of the 75% asset test. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC qualifies as a real estate asset for purposes of the REIT asset tests. To the extent any of our investments in Agency RMBS are not treated as real estate assets, we expect such Agency RMBS will be treated as Government securities (and, therefore, as qualifying assets for purposes of the 75% asset test) because they are issued or guaranteed as to principal or interest by the United States or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States. Our investments in non-Agency RMBS and CMBS that are not interests in a grantor trust or REMIC or Government securities will not be treated as qualifying assets for purposes of the 75% asset test and will be subject to the 5% asset test, the 10% value test, the 10% vote test and the 25% securities test described above.
We also invest in distressed loans. As discussed above under “-Gross Income Tests,” under the applicable Treasury regulations, if a mortgage is secured by both real property and other property, a REIT is required to apportion its annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the loan, determined when the REIT commits to acquire the loan (or, in some circumstances, upon a “significant modification”), and the denominator of which is the highest “principal amount” of the loan during the year. If a mortgage is secured by both real property and personal property and the value of the personal property does not exceed 15% of the aggregate value of the property securing the mortgage, the mortgage is treated as secured solely by real property for this purpose. Although the law is not entirely clear, if apportionment of interest is required, a portion of the loan will also likely be a non-qualifying asset for purposes of the 75% asset test. As noted above, we believe that most of the mortgage loans that we acquire at a discount under the circumstances contemplated by Revenue Procedure 2014-51 are secured only by real property (including mortgage loans secured by both real property and personal property where the value of the personal property does not exceed 15% of the aggregate value of the property securing the mortgage). Accordingly, we believe that the interest apportionment rules and Revenue Procedure 2014-51 generally do not apply to our loans. Nevertheless, if the IRS were to assert successfully that our mortgage loans were secured by other property and, thus, that the interest apportionment rules and Revenue Procedure 2014-51 applied, our ability to satisfy the various asset and gross income requirements applicable to REITs could be adversely affected. For loans secured by real property and other property, Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of (i) the fair market value of the loan on the relevant quarterly REIT asset testing date or (ii) the greater of (a) the fair market value of the real property securing the loan on the relevant quarterly REIT asset testing date or (b) the fair market value of the real property securing the loan on the date the REIT committed to originate or acquire the loan. We intend to invest in mortgage loans, including distressed loans, in a manner consistent with qualifying and maintaining our qualification as a REIT.
We may invest in mezzanine loans. As described above, Revenue Procedure 2003-65 provides a safe harbor pursuant to which certain mezzanine loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test (and therefore, are not subject to the 5% asset test and the 10% vote test or value test). See “-Gross Income Tests.” Although the mezzanine loans we acquire may not meet all of the requirements for that safe harbor we may treat such loans as real estate assets for the purposes of the REIT asset tests. We expect any mezzanine loans we acquire generally will be treated as qualifying assets for the 75% asset test or should be excluded from the definition of securities for purposes of the 10% value test. In the event that we own a mezzanine loan or similar debt that does not meet the safe harbor, the IRS could challenge such loan's treatment as a real estate asset for purposes of the REIT asset tests, and if such a challenge were sustained, we could fail to qualify as a REIT. We intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the REIT asset tests.
We enter into repurchase agreements under which we nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. Based on positions the IRS has taken in analogous situations, we believe that these transactions would be treated as secured debt, and that we would be treated for REIT asset and income test purposes as the owner of the assets that would be the subject of such agreements, notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own our assets subject to sale and repurchase agreements during the term of such agreements, in which case we could fail to qualify as a REIT.
We purchase Agency MBS through TBAs. While there is no direct authority with respect to the qualification of TBAs as real estate assets or U.S. government securities for purposes of the 75% asset test, we treat our long TBAs as qualifying assets for purposes of the REIT asset tests, based on an opinion of Hunton Andrews Kurth LLP substantially to the effect that for purposes of the REIT asset tests, our ownership of a long TBA should be treated as ownership of real estate assets. The opinion of Hunton Andrews Kurth LLP is based on various assumptions related to our long TBAs and is conditioned on fact-based representations and covenants made by our management regarding our long TBAs. No assurance can be given that the IRS would not assert that our long TBAs are not qualifying assets. If the IRS were to successfully challenge the opinion of Hunton Andrews Kurth LLP, we could be subject to a penalty tax or we could fail to remain qualified as a REIT if a sufficient portion of our assets consists of TBAs. We will treat short TBAs as non-qualifying assets for purposes of the 75% gross asset test.

Derivative instruments, other than long TBAs as discussed in the prior paragraph, generally are not qualifying assets for purposes of the 75% asset test. Thus, derivative instruments such as interest rate swaps, futures contracts, and other similar instruments, even if used in and identified as “hedging transactions” as described in “-Hedging Transactions,” are non-qualifying assets for purposes of the 75% asset test. Therefore, we will limit our investment in such derivative instruments and any other non-qualifying assets to no more than 25% of our total assets at the end of any calendar quarter, or we may make such investments through a TRS or other corporate entity, the income from which may be subject to U.S. federal, state or local corporate income tax.
Many of the investments that we made and activities we undertook prior to our REIT election have been contributed to or will be undertaken in one of our TRSs; thus, we hold a significant portion of our assets through, and derive a significant portion of our taxable income and gains in, TRSs. While we intend to manage our affairs so as to satisfy the requirement that no more than 20% of the value of our total assets consists of stock or securities of our TRSs, as well as the requirement that taxable income from our TRSs plus other non-qualifying gross income not exceed 25% of our total gross income, there can be no assurance that we will be able to do so in all market circumstances. Even if we are able to do so, compliance with these rules may reduce our flexibility in operating our business. In addition, the two rules may conflict with each other in that our ability to reduce the value of our TRSs below 20% of our assets by causing a TRS to distribute a dividend to us may be limited by our need to comply with the REIT 75% gross income test, which requires that, in general, 75% of our gross income come from certain real estate-related sources (and TRS dividends are not qualifying income for such test). There can be no assurance that we will be able to comply with either or both of these tests in all market conditions. Our inability to comply with both of these tests could have a material adverse effect on our business, financial condition, liquidity, results of operations, qualification as a REIT and ability to make distributions to our stockholders.
As discussed above, we may invest opportunistically in other types of mortgage-related assets. To the extent we invest in such assets, we intend to do so in a manner that will enable us to satisfy each of the asset tests described above. However, we cannot assure you that we will be able to satisfy the asset tests described above. We will monitor the status of our assets for purposes of the various asset tests and seek to manage our portfolio to comply at all times with such tests. No assurance, however, can be given that we will continue to be successful in this effort. In this regard, to determine our compliance with these requirements, we will have to value our investment in our assets to ensure compliance with the asset tests. Although we seek to be prudent in making these estimates, no assurances can be given that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and, thus, would fail to qualify as a REIT.
If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification so long as:
•we satisfied the asset tests at the end of the preceding calendar quarter; and
•the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.
If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
If we violate the 5% asset test, the 10% vote test or the 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of the total value of our assets or $10 million) and (ii) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure, (ii) file a schedule with the IRS describing the assets that caused such failure in accordance with regulations promulgated by the Secretary of the U.S. Treasury and (iii) pay a tax equal to the greater of $50,000 or the product of the highest U.S. federal corporate tax rate and the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT.
We intend to monitor the status of our assets and our future acquisition of assets to ensure that we comply with those requirements, but we cannot assure you that we will be successful in this effort. No independent appraisals will be obtained to support our estimates of and conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans that support our MBS. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. As a result, no assurance can be given that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.
Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:
•the sum of
◦90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain, and
◦90% of our after-tax net income, if any, from foreclosure property, minus
•the excess of the sum of certain items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.
We must make such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year to the extent of undistributed earnings and profits as of December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
If we cease to be a “publicly offered REIT,” then in order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, our distributions must not be considered to be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (i) pro-rata among all outstanding shares of stock within a particular class and (ii) in accordance with the preferences among different classes of stock as set forth in our organizational documents.
We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:
•85% of our REIT ordinary income for such year,
•95% of our REIT capital gain income for such year, and
•any undistributed taxable income from prior periods,
we will incur a 4% nondeductible excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.
We may elect to retain and pay income tax on the net long term capital gain we recognize in a taxable year. See “-Taxation of U.S. Holders-Taxation of Taxable U.S. Holders on Distributions on Our Capital Stock.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the REIT distribution requirements and the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.
It is possible that, from time to time, we may experience timing differences between the actual receipt of cash, including distributions from our subsidiaries, and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Possible examples of those timing differences include the following:
•Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.
•We will recognize taxable income in advance of the related cash flow with respect to our investments that are deemed to have original issue discount, such as many of our CMBS. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred. We may be required to recognize such income when it is accrued in our financial statements, if earlier.
•Our operating partnership and certain other subsidiaries have elected to mark their securities to market under Section 475(f) of the Code. As a result, we will recognize income each year without any corresponding cash (unless the asset is actually sold during the year).

•If we acquire distressed loans at a discount and then significantly modify those loans, we would recognize gain, without the receipt of any cash, on the resulting deemed exchange equal to the difference between the adjusted issue price of the modified loan (which will generally be the face amount of the modified loan) and our adjusted tax basis in the original loan.
•We may acquire investments that are treated as having “market discount” for U.S. federal income tax purposes, because the investments are debt instruments that we acquire for an amount less than their principal amount. As a result of our subsidiaries' elections under Section 475(f) of the Code, we will be required to include market discount in income currently, even if no cash is received. The recognition of market discount results in an acceleration of the recognition of taxable income to periods prior to the receipt of the related economic income. Further, to the extent that such an investment does not fully amortize according to its terms, we may never receive the economic income attributable to previously recognized market discount.
•We may engage in foreclosures or other transactions that result in the conversion of our non-performing residential or commercial mortgage loans to real property. Such transactions could also give rise to taxable income without a corresponding receipt of cash.
Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds, sell assets or make taxable distributions of our stock or debt securities.
We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued a revenue procedure authorizing "publicly offered REITs" to treat certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. We have no current intention to make a taxable dividend payable partly in cash and partly in our stock.
Determination of our REIT taxable income involves the application of highly technical and complex Code provisions for which only limited judicial and administrative authorities exist. If the IRS disagrees with our determination, it could affect our satisfaction of the distribution requirements. Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest and may be required to pay a penalty to the IRS based upon the amount of any deduction we take for deficiency dividends.
Recordkeeping Requirements
We must maintain certain records in order to maintain our qualification as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to continue to comply with these requirements.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect, and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “-Gross Income Tests” and “-Asset Tests.”
If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax on our taxable income at regular corporate rates. Further, if we fail to qualify as a REIT, we might need to borrow money or sell assets in order to pay any resulting tax. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current or accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and stockholders taxed at individual rates might be eligible for the reduced U.S. federal income tax rate of 20% on such dividends. Our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our capital stock. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.
Taxation of the Operating Partnership

We hold substantially all of our assets through our operating partnership. Under the Code, a partnership generally is not subject to U.S. federal income tax, but is required to file a partnership tax information return each year. In general, the character of each partner’s share of each item of income, gain, loss, deduction, credit, and tax preference is determined at the partnership level. Each partner is then allocated a distributive share of such items in accordance with the partnership agreement and is required to take such items into account in determining such partner’s income. Each partner includes such amount in income for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any cash distributions from the partnership. Cash distributions, if any, from a partnership to a partner generally are not taxable unless and to the extent they exceed the partner’s basis in its partnership interest immediately before the distribution. Any amounts in excess of such tax basis will generally be treated as a sale or exchange of such partner’s interest in the partnership.
As noted above, for purposes of the REIT income and asset tests, we are treated as receiving or holding our proportionate share of our operating partnership’s income and assets, respectively. We control, and intend to continue to control, our operating partnership and intend to operate it consistently with the requirements for our qualification as a REIT.
We may issue equity compensation to our directors and employees in the form of interests in our operating partnership that do not generate a tax deduction for our operating partnership.
The discussion above assumes that our operating partnership will be treated as a “partnership” for U.S. federal income tax purposes. Generally, a domestic unincorporated entity with two or more partners is treated as a partnership for U.S. federal income tax purposes unless it affirmatively elects to be treated as a corporation. However, certain “publicly traded partnerships” are treated as corporations for U.S. federal income tax purposes. We intend to comply with one or more exceptions to treatment of our operating partnership as a corporation under the publicly traded partnership rules. Failure to qualify for such an exception would prevent us from qualifying as a REIT.
Taxation of U.S. Holders
The term “U.S. holder” means a beneficial owner of our capital stock that, for U.S. federal income tax purposes, is:
•a citizen or resident of the United States;
•a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its States or the District of Columbia;
•an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.
If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our capital stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership and certain determinations made at the partner level. If you are a partner in a partnership holding our capital stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of shares of our capital stock by the partnership.
Taxation of Taxable U.S. Holders on Distributions on Our Capital Stock
As long as we qualify as a REIT, a taxable U.S. holder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock dividends, and then to our common stock dividends. A U.S. holder will not qualify for the dividends received deduction generally available to corporations.
For taxable years beginning before January 1, 2026, individuals, trusts and estates may deduct up to 20% of certain pass-through income, including ordinary REIT dividends that are not “capital gain dividends” or “qualified dividend income,” subject to certain limitations (the “pass-through deduction”). For taxable years beginning before January 1, 2026, the maximum federal income tax rate for U.S. holders taxed at individual rates is 37%. For taxpayers qualifying for the full pass-through deduction, the effective maximum federal tax rate on ordinary REIT dividends for taxable years beginning before January 1, 2026 would be 29.6% (exclusive of the 3.8% Medicare tax). To qualify for the pass-through deduction, the shareholder receiving such dividend must hold the dividend-paying REIT shares for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the shares become ex-dividend, and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property.

The maximum federal income tax rate for “qualified dividend income” received by taxpayers taxed at individual rates is 20%. Qualified dividend income generally includes dividends paid to U.S. holders taxed at individual rates by domestic taxable C corporations and certain qualified foreign corporations. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders (see “-Taxation of Our Company” above), our dividends paid to a U.S. holder generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at a higher rate than those of domestic taxable C corporations. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from certain non-REIT corporations (e.g., dividends from any domestic TRSs), (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income) and (iii) attributable to income in the prior taxable year from the sales of “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income). In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. holder must hold shares of our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our capital stock become ex-dividend.
Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on dividends received from us.
A U.S. holder generally will take into account distributions that we properly designate as capital gain dividends as long-term capital gain, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. holder has held shares of our capital stock. A corporate U.S. holder may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.
We may elect to retain and pay income tax on the net long-term capital gain that we recognize in a taxable year. In that case, to the extent we designate such amount on a timely notice to such stockholder, a U.S. holder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. holder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. holder would increase the basis in its capital stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.
A U.S. holder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. holder’s capital stock. Instead, the distribution will reduce the adjusted basis of each such share of capital stock. As stated above, for purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock dividends, and then to our common stock dividends. A U.S. holder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. holder’s adjusted basis in his or her capital stock as long-term capital gain, or short-term capital gain if the shares of capital stock have been held for one year or less, assuming the shares are a capital asset in the hands of the U.S. holder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. holder of record on a specified date in any such month, such distribution, to the extent of undistributed earnings and profits as of December 31 of such year, shall be treated as both paid by us and received by the U.S. holder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year, as described in “-Distribution Requirements.”
Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income or capital gains. Such carry forwards do not reduce earnings and profits in the year of offset.
Taxable distributions from us and gain from the disposition of shares of our capital stock will not be treated as passive activity income and, therefore, a U.S. holder generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which such U.S. holder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our shares of capital stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, qualified dividend income and capital gain.
We may recognize phantom income, which is taxable income in excess of our economic income, in various situations, including the earlier years that we hold certain investments or in the year that we modify certain loan investments, and we may only experience an offsetting excess of economic income over our taxable income in later years, if at all. As a result, U.S. holders at times may be required to pay U.S. federal income tax on distributions taxable as dividends that economically represent a return of capital rather than a dividend. Taking into account the time value of money, this acceleration or increase of U.S. federal income tax liabilities may reduce a U.S. holder’s after-tax return on his or her investment to an amount less than the after-tax return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor with a 30% tax rate purchases a taxable bond with an annual interest rate of 10% on its face value, the investor’s before-tax return on the investment would be 10% and the investor’s after-tax return would be 7%. However, if the same investor purchased shares of our common stock at a time when the before-tax rate of return was 10%, the investor’s after-tax rate of return on such common stock might be somewhat less than 7% as a result of our phantom income. In general, as the ratio of our phantom income to our total income increases, the after-tax rate of return received by a taxable U.S. holder will decrease.
To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may, subject to limitations, reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “-Taxation of Our Company” and “-Distribution Requirements.” Such losses, however, are not passed through to U.S. holders and do not offset income of U.S. holders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. holders to the extent that we have current or accumulated earnings and profits.
Taxation of Taxable U.S. Holders on the Disposition of Our Capital Stock
In general, a U.S. holder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of shares of our capital stock as long-term capital gain or loss if the U.S. holder has held such capital stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. holder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. holder’s adjusted tax basis. A holder’s adjusted tax basis generally will equal the U.S. holder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. holder (discussed above) less tax deemed paid by such U.S. holder on such gains, and reduced by any returns of capital. However, a U.S. holder must treat any loss upon a sale or exchange of capital stock held by such holder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. holder treats as long term capital gain. All or a portion of any loss that a U.S. holder realizes upon a taxable disposition of our capital stock may be disallowed if the U.S. holder purchases additional shares of our capital stock (or substantially similar capital stock) within 30 days before or after the disposition.
Taxation of U.S. Holders on a Redemption of Preferred Stock
A redemption of preferred stock will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred stock (in which case the redemption will be treated in the same manner as a sale described above in “-Taxation of Taxable U.S. Holders on the Disposition of Our Capital Stock”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the U.S. holder’s interest in our stock, (ii) results in a “complete termination” of the U.S. holder’s interest in all of our classes of stock or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. holder of preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of preferred stock does not meet any of the three tests described above, the redemption proceeds will be taxable as a dividend, as described above in “-Taxation of U.S. Holders.” In that case, a U.S. holder’s adjusted tax basis in the redeemed preferred stock will be transferred to such U.S. holder’s remaining stockholdings in us. If the U.S. holder does not retain any of our stock, such basis could be transferred to a related person that holds our stock or it may be lost.
Taxation of U.S. Holders on a Conversion of Preferred Stock
Except as provided below, (i) a U.S. holder generally will not recognize gain or loss upon the conversion of preferred stock into our common stock, and (ii) a U.S. holder’s basis and holding period in our common stock received upon conversion generally will be the same as those of the converted preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any shares of our common stock received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional shares, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. The gain or loss will be long-term capital gain or loss if the U.S. holder has held the preferred stock for more than one year at the time of conversion. Stockholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges shares received on a conversion of preferred shares for cash or other property.
Capital Gains and Losses
A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The maximum tax rate on long-term capital gain applicable to U.S. holders taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gains or the accumulated depreciation on the Section 1250 property. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on gain from the sale of our capital stock.
With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we will designate whether such a distribution is taxable to U.S. holders taxed at individual rates at a 20% or 25% rate. The highest marginal individual income tax rate currently is 37%. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses, including capital losses recognized upon the disposition of our stock. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
Information Reporting Requirements and Withholding
We or the applicable withholding agent will report to U.S. holders and to the IRS the amount and the tax character of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. holder may be subject to backup withholding with respect to distributions unless such holder:
•is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or
•provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.
A U.S. holder who does not provide the applicable withholding agent with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. holder’s income tax liability. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the U.S. holder’s U.S. federal income tax liability if certain required information is timely furnished to the IRS. U.S. holders are urged to consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding. In addition, the applicable withholding agent may be required to withhold a portion of distributions to any U.S. holders who fail to certify their U.S. status. Under the Foreign Account Tax Compliance Act, or “FATCA,” a U.S. withholding tax at a 30% rate will be imposed on dividends received by U.S. holders who own our capital stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect of amounts withheld.
Taxation of Tax-Exempt Holders of Our Stock
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, are generally exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or “UBTI.” While many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI so long as shares of our stock are not otherwise used in an unrelated trade or business. However, if a tax-exempt stockholder were to finance its investment in our stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules.
We previously were taxed as a partnership. A tax-exempt partner in a partnership (or an entity or arrangement treated as partnership for U.S. federal income tax purposes) that regularly engages in a trade or business that is unrelated to the exempt function of the tax-exempt partner must include, in computing its UBTI, its pro rata share (whether or not distributed) of such partnership’s gross income derived from such unrelated trade or business. Moreover, such tax- exempt partner could be treated as earning UBTI to the extent that such entity derives income from “debt-financed property,” or if the partnership interest itself is debt financed. When we were taxed as a partnership, we incurred “acquisition indebtedness” with respect to certain of our assets. However, as a result of our conversion to a corporation, our tax-exempt stockholders will no longer be allocated UBTI as a result of any debt that we incur.
Although REIT dividends that are attributable to excess inclusion income would constitute UBTI in the hands of most tax-exempt stockholders, we will not generate excess inclusion income for our stockholders. Specifically, to the extent that we form, purchase or hold any equity interest in taxable mortgage pools or REMIC residual interests, any excess inclusion income generated by such interest will be blocked by our existing TRS or a future TRS.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans, exempt from taxation under special provisions of the U.S. federal income tax laws, are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.
In certain circumstances, a qualified employee pension trust or profit sharing trust that owns more than 10% of our stock could be required to treat a percentage of the dividends that it receives from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (a) one pension trust owns more than 25% of the value of our capital stock or (b) a group of pension trusts individually holding more than 10% of our capital stock collectively own more than 50% of the value of our capital stock. However, the restrictions on ownership and transfer of our capital stock are designed to, among other things, prevent a tax-exempt entity from owning more than 10% of the value of our capital stock, thus making it unlikely that we will become a pension-held REIT.
Taxation of Non-U.S. Holders
The term “non-U.S. holder” means a beneficial owner of our capital stock that is not a U.S. holder or a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes). The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign holders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state and local income tax laws on ownership of our capital stock, including any reporting requirements.
The portion of distributions received by non-U.S. holders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of “United States real property interests” (as defined below) and which are not effectively connected with a U.S. trade or business of the non-U.S. holder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. If a distribution is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the distribution will not incur the 30% withholding tax, but the non-U.S. holder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed on distributions, and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. holder. In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our capital stock. It is expected that the applicable withholding agent will withhold U.S. income tax at the rate of 30% on the gross amount of any distribution that we do not designate as a capital gain distribution or retained capital gain and is paid to a non-U.S. holder unless either:
•a lower treaty rate applies and the non-U.S. holder files with the applicable withholding agent an IRS Form W‑8BEN or W‑8BEN-E evidencing eligibility for that reduced rate, or
•the non-U.S. holder files with the applicable withholding agent an IRS Form W‑8ECI claiming that the distribution is effectively connected income.
Capital gain dividends received or deemed received by a non-U.S. holder from us that are not attributable to gain from our sale or exchange of “United States real property interests,” as defined below, are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. holder’s investment in our capital stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder (in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain) or (2) the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. holder will be subject to a 30% tax on the individual’s net capital gain for the year).
A non-U.S. holder will not incur tax on a distribution on shares of our capital stock in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted tax basis of its capital stock. Instead, the excess portion of the distribution will reduce such non-U.S. holder’s adjusted tax basis of its capital stock. A non-U.S. holder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its capital stock, if the non-U.S. holder otherwise would be subject to tax on gain from the sale or disposition of its shares of our capital stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, it is expected that the applicable withholding agent normally will withhold tax on the entire amount of any distribution at the same rate applicable to withholding on a dividend. However, a non-U.S. holder may obtain a refund of amounts that the applicable withholding agent withheld if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
Under FATCA, U.S. withholding tax at a 30% rate will be imposed on dividends paid on our capital stock received by non-U.S. holders or U.S. holders who own our capital stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. holders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of amounts withheld.
For any year in which we qualify as a REIT, a non-U.S. holder may incur tax on distributions that are attributable to gain from our sale or exchange of “United States real property interests” under special provisions of the U.S. federal income tax laws known as the “Foreign Investment in Real Property Tax Act of 1980,” or FIRPTA. The term “United States real property interests” includes interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. The term “United States real property interests” generally does not include mortgage loans or mortgage-backed securities. As a result, we do not anticipate that we will generate material amounts of gain that would be subject to FIRPTA. Under the FIRPTA rules, subject to exceptions discussed below, a non-U.S. holder is taxed on distributions attributable to gain from sales of United States real property interests as if the gain were effectively connected with a U.S. trade or business of the non-U.S. holder. A non-U.S. holder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate holder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Unless a non-U.S. holder qualifies for the exception described in the next paragraph, the applicable withholding agent must withhold 21% of any such distribution that we could designate as a capital gain dividend. A non-U.S. holder may receive a credit against such holder’s tax liability for the amount withheld.
Capital gain distributions on shares of our capital stock that are attributable to our sale of real property will be treated as ordinary dividends, rather than as gain from the sale of a United States real property interest, as long as (i) (a) the applicable class of our capital stock is “regularly traded” on an established securities market in the United States and (b) the non-U.S. holder does not own more than 10% of the applicable class of our capital stock during the one-year period preceding the distribution date or (ii) the non-U.S. holder was treated as a “qualified shareholder” or “qualified foreign pension fund,” each as defined below.
As a result, non-U.S. holders generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We believe our common stock, our Series A Preferred Stock and our Series B Preferred Stock currently are treated as being regularly traded on an established securities market in the United States. If the applicable class of our capital stock is not regularly traded on an established securities market in the United States or the non-U.S. holder owned more than 10% of the applicable class of our capital stock at any time during the one-year period prior to the distribution, capital gain distributions that are attributable to our sale of real property generally would be subject to tax under FIRPTA. Moreover, if a non-U.S. holder disposes of our capital stock during the 30-day period preceding a dividend payment, and such non-U.S. holder (or a person related to such non-U.S. holder) acquires or enters into a contract or option to acquire shares of our capital stock within 61 days of the 1st day of the 30 day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a United States real property interest capital gain to such non-U.S. holder, then such non-U.S. holder will be treated as having United States real property interest capital gain in an amount that, but for the disposition, would have been treated as United States real property interest capital gain.
A non-U.S. holder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of shares of our capital stock as long as we are not a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are United States real property interests, then the REIT will be a United States real property holding corporation. We do not anticipate that we will be a United States real property holding corporation based on our investment strategy. In the unlikely event that at least 50% of the assets we hold were determined to be United States real property interests, gains from the sale of shares of our capital stock by a non-U.S. holder could be subject to a FIRPTA tax. However, even if that event were to occur, a non-U.S. holder generally would not incur tax under FIRPTA on gain from the sale of shares of our capital stock if we were a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its stock are held directly or indirectly by non-U.S. persons. We believe that we likely are a domestically controlled qualified investment entity, and that a sale of shares of our capital stock would not be subject to taxation under FIRPTA. However, we do not intend to maintain records to determine whether we are a domestically controlled qualified investment entity for this purpose and no assurance can be given that we are or will remain a domestically controlled qualified investment entity.
If the applicable class of our capital stock is regularly traded on an established securities market in the United States, an additional exception to the tax under FIRPTA on gain from stock sales will be available, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. holder sells shares of our capital stock. Under that exception, the gain from such a sale by such a non-U.S. holder will not be subject to tax under FIRPTA if:
•the applicable class of our capital stock is considered regularly traded under applicable U.S. Treasury regulations on an established securities market, such as the NYSE; and
•the non-U.S. holder owned, actually or constructively, 10% or less of the applicable class of our capital stock at all times during a specified testing period.

As noted above, we believe our common stock, our Series A Preferred Stock and our Series B Preferred Stock currently are treated as being regularly traded on an established securities market. If the gain on the sale of shares of our capital stock were taxed under FIRPTA, a non-U.S. holder would be taxed on that gain in the same manner as U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. In such case, under FIRPTA, the purchaser of capital stock may be required to withhold 15% of the purchase price and remit this amount to the IRS.
Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. holder provided that the non-U.S. holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W‑8BEN, W‑8BEN-E or W‑8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if the applicable withholding agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the United States by a non-U.S. holder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. holder of capital stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. holder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability if certain required information is timely furnished to the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.
Subject to the exception discussed below, any distribution to a “qualified shareholder” (as defined below) who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA and thus will not be subject to special withholding rules under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding on REIT distributions, the portion of REIT distributions attributable to certain investors in a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and directly or indirectly hold more than 10% of the stock of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding. REIT distributions received by a “qualified shareholder” that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax.
In addition, a sale of shares of our capital stock by a “qualified shareholder” who holds such capital stock directly or indirectly (through one or more partnerships) generally will not be subject to U.S. federal income taxation under FIRPTA. As with distributions, the portion of amounts realized attributable to certain investors in a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and directly or indirectly hold more than 10% of the stock of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to U.S. federal income taxation and FIRPTA withholding on a sale of shares of our capital stock.
A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or Nasdaq markets, (ii) is a qualified collective investment vehicle (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.
A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a “United States real property holding corporation” if it were a domestic corporation, or (iii) is designated as such by the Secretary of the U.S. Treasury and is either (a) fiscally transparent within the meaning of section 894 of the Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.
Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA and thus will not be subject to special withholding rules under FIRPTA. REIT distributions received by a “qualified foreign pension fund” that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax.

In addition, a sale of shares of our capital stock by a “qualified foreign pension fund” that holds such capital stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA.
A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established by such country or an employer to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information reporting about its beneficiaries is provided or otherwise available to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.
Conversion of Preferred Stock
The conversion of our preferred stock into our common stock may be a taxable exchange for a non-U.S. holder if our preferred stock constitutes a “United States real property interest.” Even if our preferred stock constitutes a “United States real property interest,” if our common stock also constitutes a “United States real property interest,” a non-U.S. holder generally would not recognize gain or loss upon a conversion of preferred stock into our common stock so long as certain FIRPTA-related reporting requirements are satisfied. If our preferred stock constitutes a “United States real property interest” and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of preferred stock for our common stock. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. holder of the same type (e.g., a corporate or a non-corporate stockholder, as the case may be) on the excess, if any, of the fair market value of such non-U.S. holder’s common stock received over such non-U.S. holder’s adjusted basis in its preferred stock. Collection of such tax will be enforced by a refundable withholding tax at a rate of 15% of the value of the common stock.
Any common shares received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred shares will be treated as a distribution that is potentially taxable as a dividend as described under "—Taxation of Non-U.S. Holders" above. Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional share as described under "—Taxation of Non-U.S. Holders" above.
Non-U.S. holders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such non-U.S. holder exchanges shares of our common stock received on a conversion of preferred stock for cash or other property.
Redemption of Preferred Stock
As described under "—Taxation of U.S. Holders on a Redemption of Preferred Stock" above, a redemption that satisfies certain tests set forth in Section 302(b) of the Code will be treated as a taxable exchange and a redemption that does not satisfy certain tests under Section 302(b) of the Code will be treated as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits). For a more detailed discussion of the treatment of a redemption of preferred stock, see "—Taxation of U.S. Holders on a Redemption of Preferred Stock."
Legislative or Other Actions Affecting REITs
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial, or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury which may result in statutory changes as well as revisions to regulations and interpretations. In addition, several proposals have been made that would make substantial changes to the federal income tax laws generally. We cannot predict whether any of these changes will become law. We cannot predict the long-term effect of any future tax law changes on REITs and their stockholders. Prospective investors are urged to consult with their tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our capital stock.
State, Local and Foreign Taxes
We and/or our subsidiaries and stockholders may be subject to taxation by various states, localities or foreign jurisdictions, including those in which we, our subsidiaries, or our stockholders transact business, own property or reside. We or our subsidiaries may derive income or own properties located in numerous jurisdictions and may be required to file tax returns in some or all of those jurisdictions. The state, local and foreign tax treatment of us and our stockholders may differ from the U.S. federal income tax treatment of us and our stockholders described above. Consequently, stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws upon an investment in our securities.

SELLING SECURITY HOLDERS
Information about selling security holders and the terms of the securities offered for resale, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC that are incorporated into this prospectus by reference. Selling security holders may be deemed to be underwriters in connection with the securities they resell, and any profits on the resale may be deemed to be underwriting discounts and commissions under the Securities Act. The selling security holders will receive all the proceeds from the resale of our securities. We will not receive any proceeds from resales by selling security holders.

LEGAL MATTERS
Certain legal matters in connection with offerings of securities hereunder will be passed upon for us by Vinson & Elkins L.L.P., and with respect to U.S. federal income tax matters, Hunton Andrews Kurth LLP.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Longbridge Financial, LLC and LendSure Mortgage Corp. incorporated in this Prospectus by reference to Exhibits 99.1 and 99.2 of the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of Richey May & Co., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is only part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act and therefore omits some of the information contained in the registration statement. We have also filed exhibits and schedules to the registration statement which are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits and schedules, as described in the next paragraph.
Our SEC filings, including our registration statement, are available to you on the SEC’s website at www.sec.gov. In addition, copies of our SEC filings are available free of charge through our website (www.ellingtonfinancial.com) as soon as reasonably practicable after filing with the SEC. The information contained on, or otherwise accessible through our website is not part of, or incorporated by reference into, this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE
We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. These documents contain important information about us, our business and our finances. Any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this prospectus or in any applicable prospectus supplement modifies or supersedes the original statement. The following documents previously filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” are incorporated by reference into this prospectus and registration statement of which this prospectus is a part except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021;
•Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022;
•Our Current Reports on Form 8-K filed on January 7, 2022, January 21, 2022, February 7, 2022, March 7, 2022, March 31, 2022, April 7, 2022, May 2, 2022, May 17, 2022, June 7, 2022, July 8, 2022, August 5, 2022, September 8, 2022, October 6, 2022, November 7, 2022 (with respect to Item 8.01 and the associated Exhibit 99.1 only), December 7, 2022, January 5, 2023, and January 10, 2023;
•Our Current Report on Form 8-K/A filed on November 17, 2022;
•The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 29, 2022;
•The description of our common stock incorporated by reference in our registration statement on Form 8‑A/A filed on March 4, 2019 under the Exchange Act, including any amendment or report filed for the purpose of updating such description;
•The description of our Series A Preferred Stock in our Registration Statement on Form 8-A filed on October 21, 2019 under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and
•The description of our Series B Preferred Stock in our Registration Statement on Form 8-A filed on December 10, 2021 under the Exchange Act, including any amendment or report filed for the purpose of updating such description
If any statement in this prospectus is inconsistent with a statement in one of the incorporated documents referred to above, then the statement in the incorporated document will be deemed to have been superseded by the statement in this prospectus.
We also incorporate by reference any of the following documents that we file with the SEC after the date of the initial registration statement through the date the offering of securities under this registration statement is terminated (other than any portion of these documents that is furnished or otherwise deemed not to be filed):
•Reports filed under Section 13(a) and (c) of the Exchange Act;
•Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders’ meeting; and
•Any reports filed under Section 15(d) of the Exchange Act.
You may obtain copies of any of these filings at no cost by contacting us as described below, or through contacting the SEC or accessing its website as described under the heading "Where You Can Find More Information." To obtain a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) please contact us in writing or by phone at:
Ellington Financial Inc.
53 Forest Avenue
Old Greenwich, CT 06870
(203) 409-3575

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Ellington Financial Inc.
% Series C Fixed-Rate Reset Cumulative
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Prospectus Supplement
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Sole Book-Running Manager

Piper Sandler

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February , 2023